                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12


                              ALLSTAR SYSTEMS, INC.
                -------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                -------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box)

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:________________

         2) Aggregate number of securities to which transaction applies:________________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The underlying value of the transaction is being computed based on a bona fide estimate of the cash purchase price to be received by the Registrant for the assets being sold in the transaction to which this Proxy Statement relates.

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)                Amount Previously Paid:
                                                  ---------

         2)                Form, Schedule or Registration Statement No.:
                                                                        --------

         3)                Filing Party:
                                         ------------------------

         4)                Date Filed:
                                       -------------------

                              ALLSTAR SYSTEMS, INC.
                             6401 SOUTHWEST FREEWAY
                              HOUSTON, TEXAS 77074

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                  MAY 19, 2000

         A special meeting (the "Special Meeting") of the stockholders of Allstar Systems, Inc. ("Allstar" or the "Company"), will be held on May 19, 2000 at 10:00 a.m., at our corporate office located at 6401 Southwest Freeway, Houston, Texas for the following purposes:

                  1. To consider and approve the sale of certain of our assets consisting of the Computer Products Division and specified assets of our Information Technology ("IT Services") Division related to our El Paso, Texas office, pursuant to Asset Purchase Agreement among Allstar, Amherst Computer Products Southwest, L.P. ("Amherst Southwest") and Amherst Technologies, L.L.C. ("Amherst Technologies"), dated as of March 16, 2000 (the "Asset Purchase Agreement").

                  2. To consider and approve the 2000 Stock Incentive Plan (the "2000 Stock Incentive Plan"); and

                  3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The Special Meeting may be adjourned from time to time without notice other than the announcement of the adjournment at the Special Meeting or at any adjournment or adjournments of the Special Meeting. Any business for which notice is given may be transacted at any adjourned Special Meeting.

         The accompanying Proxy Statement describes the Asset Purchase Agreement and 2000 Stock Incentive Plan. You are encouraged to read the accompanying Proxy Statement carefully for further information concerning the Asset Purchase Agreement and 2000 Stock Incentive Plan.

         Only stockholders of record at the close of business on April 24, 2000 will be entitled to notice of and to vote at the meeting and any adjournments or postponement thereof.

         IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. ACCORDINGLY, YOU ARE ENCOURAGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE REPLY ENVELOPE PROVIDED AS SOON AS POSSIBLE. THANK YOU FOR ACTING PROMPTLY.


                                            BY ORDER OF THE BOARD OF DIRECTORS,


                                            Donald R. Chadwick
                                            Secretary

Houston, Texas
April 26, 2000

                                 PROXY STATEMENT
                         SPECIAL MEETING OF STOCKHOLDERS
                            OF ALLSTAR SYSTEMS, INC.
                           TO BE HELD ON MAY 19, 2000


                               GENERAL INFORMATION

         We are first mailing this Proxy Statement and accompanying notice and the enclosed proxy card to stockholders beginning on April 27, 2000. Our board of directors is soliciting your proxy to vote your shares at the Special Meeting of stockholders to be held on May 19, 2000, or at any adjournment or postponement of the Special Meeting. We will bear all expenses incurred in connection with this solicitation, which is expected to be primarily by mail. In addition to solicitation by mail, our directors, officers and regular employees may solicit your proxy by telephone, by facsimile transmission or in person, for which they will not be compensated. If your shares are held through a broker, bank or other nominee (i.e., in "street name"), we have requested that they forward this Proxy Statement to you and obtain your voting instructions, for which we will reimburse them for their reasonable out-of-pocket expenses.

         If your shares were held in street name on the record date, the broker or other nominee that was the record holder of your shares may have the authority to vote them at the Special Meeting. If your shares are held in street name and you want to vote your shares in person at the Special Meeting or change your vote, you must obtain a legal proxy from your broker or nominee. If you vote by signing and returning the enclosed proxy card, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a stockholder vote that comes before the meeting.

         You will receive more than one Proxy Statement and proxy card or voting instruction form if your shares are held through more than one account (i.e., through different names or different brokers or nominees). Each proxy card or voting instruction form only covers those shares of common stock held in the applicable account. If you hold shares in more than one account, you have to provide voting instructions as to all your accounts to vote all of your shares of common stock.

                                                 TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----

GENERAL INFORMATION ..............................................................................................1


SUMMARY ..........................................................................................................1


         Purpose of the Special Meeting ..........................................................................1

         Proposal 1:    Approval of the Asset Sale ...............................................................1
                  The Asset Sale .................................................................................1
                  Background .....................................................................................2
                  Purposes of the Asset Sale .....................................................................2
                  Sale Price .....................................................................................3
                  Our Planned Use of Proceeds ....................................................................3
                  Conditions to Closing ..........................................................................4
                  Interest of Management in the Asset Sale .......................................................4
                  Estimated Closing Date .........................................................................5
                  Vote Required for Approval of the Asset Sale ...................................................5
                  No Fairness Opinion ............................................................................5
                  No Dissenters' Rights ..........................................................................5
                  Material Federal Income Tax Consequences .......................................................5
                  Accounting Treatment ...........................................................................5
                  Recommendation of the Board of Directors .......................................................5

         Proposal 2:    Approval of 2000 Incentive Stock Plan ....................................................6
                  Shares Subject to Plan .........................................................................6
                  Administration .................................................................................6
                  Eligibility ....................................................................................6
                  Types of Incentive Awards ......................................................................6
                  Amendment and Termination ......................................................................7
                  Vote Required for Approval of the 2000 Stock Incentive Plan ....................................7
                  Recommendation of the Board of Directors .......................................................7

         Summary Selected Historical Financial Information .......................................................8

         Summary Selected Unaudited Pro Forma Financial Data .....................................................9

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS .......................................................................10


PROPOSAL 1: APPROVAL OF THE ASSET SALE ..........................................................................12

         Background of Asset Sale ...............................................................................12
                  Changes in the Industry .......................................................................12
                  The Effects on our Common Stock ...............................................................13
                  The Amherst Technologies Transaction ..........................................................14
         Reasons for Asset Sale; Recommendation of the Board of Directors .......................................16
         Accounting Treatment of the Asset Sale .................................................................17
         Material Federal Income Tax Consequences ...............................................................18
         Government and Regulatory Approvals ....................................................................18
         Arm's Length Transaction ...............................................................................18
         No Dissenters Rights ...................................................................................18
         Required Vote ..........................................................................................18
         Interests of Certain Members of Management in the Transactions .........................................18
         Our Business After the Asset Sale ......................................................................19

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

         Business Plan ..........................................................................................20

THE ASSET PURCHASE AGREEMENT ....................................................................................21

         Sale of Assets .........................................................................................21
         Liabilities Assumed ....................................................................................21
         The Purchase Price .....................................................................................21
                  Inventory Purchase Price ......................................................................22
                  Tangible Asset Purchase Price .................................................................22
                  Earn Out Payment ..............................................................................22
         Representations and Warranties .........................................................................22
         Conduct Pending Closing ................................................................................23
         Prohibition Against Solicitation .......................................................................23
         Conditions to Closing ..................................................................................23
         Covenant Not to Compete ................................................................................24
         Termination ............................................................................................25
         Effect of Termination ..................................................................................25
         Indemnification ........................................................................................27

PROPOSAL 2:    APPROVAL OF 2000 STOCK INCENTIVE PLAN ............................................................28

         Summary Description of the Incentive Plan ..............................................................28
                  Shares Subject to Plan ........................................................................28
                  Administration ................................................................................28
                  Eligibility ...................................................................................28
                  Types of Incentive Awards .....................................................................29
                           Options ..............................................................................29
                           SARs .................................................................................29
                           Restricted Stock .....................................................................30
                           Performance Units and Performance Shares .............................................30
                           Other Stock-Based Awards .............................................................30
                           Other Tax Considerations .............................................................30
                           Termination of Employment and Change in Control ......................................30
                  Incentive Awards Transferable .................................................................31
                  Amendment and Termination .....................................................................31
         Required Vote ..........................................................................................31
         Recommendation of the Board of Directors ...............................................................31

MARKET INFORMATION ..............................................................................................32

         Historical Market Price ................................................................................32
         Recent Market Price ....................................................................................32
         Number of Holders ......................................................................................32

FORWARD-LOOKING STATEMENTS ......................................................................................33


WHERE YOU CAN FIND MORE INFORMATION .............................................................................34


OTHER BUSINESS ..................................................................................................35


SELECTED FINANCIAL DATA .........................................................................................36


INDEX TO FINANCIAL STATEMENTS ..................................................................................F-1


                                       ii
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

APPENDIX A .....................................................................................................A-1
         Asset Purchase Agreement ..............................................................................A-1
         Amendment No. 1 to Asset Purchase Agreement ..........................................................A-46

APPENDIX B .....................................................................................................B-1
         Consulting and Noncompetition Agreement ...............................................................B-1

APPENDIX C .....................................................................................................C-1
         Voting and Support Agreement ..........................................................................C-1
         Amendment No. 1 to Voting and Support Agreement .......................................................C-6
         Irrevocable Proxy and Limited Power of Attorney .......................................................C-9

APPENDIX D .....................................................................................................D-1
         2000 Stock Incentive Plan .............................................................................D-1


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




                                     SUMMARY

         This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the transactions to be acted upon at the special meeting and for a more complete description of the legal terms of the transaction, you should read this entire document, including the information incorporated herein by reference and the Appendices to this proxy statement. Unless otherwise defined in this proxy statement, capitalized terms used in this summary have the meanings assigned to them elsewhere in this proxy statement.

                         PURPOSE OF THE SPECIAL MEETING

         We are holding a special meeting of stockholders at our principal executive offices located at 6401 Southwest Freeway, Houston, Texas at 10:00 a.m. local time, on May 19, 2000. At the special meeting, you will be asked to vote to approve the following:

         o the sale of our Computer Products Division and specified assets of our IT Services Division associated with our El Paso, Texas office for which we will receive a cash purchase price at closing of the sale and, possibly, additional contingent payments in the future; and

         o a new incentive compensation plan we call the "2000 Incentive Stock Plan" under which we will be able to issue stock options and other forms of compensatory incentive awards to our officers, directors and employees.

         Our board of directors recommends that you vote "FOR" each of the proposals at the special meeting.

         James H. Long, our Chairman of the Board, Chief Executive Officer and President, owns approximately 50.5% of the common stock. Mr. Long executed a voting and support agreement with the proposed buyer which unconditionally requires him to vote his shares in favor of the proposed asset sale if it is presented to a vote of our stockholders and against any other transaction involving a sale of our Computer Products Division or the assets of our IT Services Division associated with our El Paso, Texas office. Mr. Long also executed a proxy that allows two designees of Amherst Southwest to vote his shares for the proposed asset sale and against such other transactions. Mr. Long has also advised us that he plans to vote his stock in favor of the 2000 Incentive Stock Plan. If Mr. Long votes his stock in favor of these two proposals at the special meeting, approval of the asset sale and the 2000 Incentive Stock Plan is assured. If one or both of Amherst Southwest's designees votes Mr. Long's stock in favor of the proposed asset sale at the special meeting, the asset sale is assured.

                     PROPOSAL 1: APPROVAL OF THE ASSET SALE

THE ASSET SALE

         We propose to sell our Computer Products Division and most of the assets of our IT Services Division located in El Paso, Texas on the terms described in this Proxy Statement. The Computer Products Division and the El Paso IT Services business accounted for 90.5% of revenues in our last fiscal year. Because of the importance of these operations to our business, we are required by Delaware law to submit the proposed asset sale to our stockholders for their approval.

         We have signed an Asset Purchase Agreement with two affiliated entities, Amherst Computer Products Southwest, L.P. and Amherst Technologies, L.L.C., pursuant to which we will sell our entire Computer Products Division and the part of our IT Services Division that is associated with our El Paso,

Texas office. The buyer, Amherst Southwest, is a newly-formed Texas limited partnership with no prior operations. Amherst Technologies is an established business and has guaranteed the obligations of Amherst Southwest under the Asset Purchase Agreement. The terms of the Asset Purchase Agreement are discussed further under the caption "The Asset Purchase Agreement."

BACKGROUND

         After several months of discussion and analysis, in July of 1999 our board of directors authorized our executive management to research and evaluate the potential sale of our Computer Products Division. Over the next five months, we evaluated the strategic alternatives relating to the sale of the Computer Products Division and solicited indications of interest from various parties. After reviewing the information obtained from this process, we determined that the sale of our Computer Products Division and the El Paso IT Services business was in the best interest of our stockholders.

         Of the potential buyers we considered, we regarded Amherst Technologies as the most promising based on our belief that Amherst Technologies would be willing to offer the highest price and that it had the financial ability to conclude the asset sale using financing available to it under an existing line of credit. We had preliminary discussions with representatives of Amherst Technologies beginning in August 1999 and permitted Amherst Technologies to conduct due diligence investigations under a confidentiality agreement we executed with an affiliate of Amherst Technologies. After an extended period of negotiations with Amherst Technologies, during which we also considered several alternate transactions, we entered into the Asset Purchase Agreement with Amherst Southwest and Amherst Technologies on March 16, 2000. After execution of that agreement, we received a higher offer from another potential buyer. Following receipt of that offer, we entered into additional negotiations with Amherst Technology which resulted in an amendment to the Asset Purchase Agreement in lieu of pursuing negotiations with the new potential buyer. Additional background information may be found under the caption "Proposal 1:
Approval of the Asset Sale --Background of the Asset Sale."

PURPOSES OF THE ASSET SALE

         We believe that it is in our best interest to exit the computer products resale business and seek new lines of business which we believe offer better potential for increasing stockholder value. Although we have not identified any specific businesses we propose to acquire or start, we believe that the substantial proceeds from the asset sale will place us in a better position to:

         o explore acquisition opportunities in other computer-related and internet-based businesses;

         o move quickly to acquire a desirable business or businesses once we identify them; and

         o commit financial resources to our remaining IT Services business and to our Stratasoft computer/telephone integration software business which we will retain after the asset sale.

         We can offer you no assurance that we will be able to locate suitable new lines of business in which to invest the proceeds of the asset sale or that if we do, that any such business will prove successful. We do not expect that you will have an opportunity to vote separately to approve the new lines of business we may choose to enter following the asset sale. The purposes of the asset sale are discussed further under the caption "Proposal 1: Approval of the Asset Sale -- Reasons for Asset Sale; Recommendation of the Board of Directors.

SALE PRICE

         If the asset sale is closed, we will receive at the closing a cash purchase price consisting of the total of the following amounts:

         o        $14.25 million;

         o the fair market value of our tangible assets used in the Computer Products Division and El Paso IT Services business based on Amherst Southwest's selection of tangible assets and a third-party appraisal to be performed near the closing date;

         o        actual cost of inventory purchased from us by Amherst
                  Southwest; and

         o 50% of cooperative advertising credits available from one of our vendors.

         Additionally, Amherst Southwest has paid us $250,000 as a non-accountable expense reimbursement. Those funds are not refundable if the transaction does not close unless the Asset Purchase Agreement is terminated due to our acceptance of a better offer.

         In addition, we will be entitled to receive contingent future payments consisting of up to $500,000 from the proceeds of an escrow fund established at closing which will be held in escrow for a period of at least one year following closing from which Amherst Southwest can seek indemnity for any breaches of our representations and warranties and covenants in the Asset Purchase Agreement. Any amounts not paid to Amherst Southwest from the escrow fund will be paid to us.

         We also may become entitled to receive other contingent future payments based upon the margin Amherst Southwest receives on its sales, if any, to a specific customer during the two year period following the closing of the asset sale.

         Amherst Southwest will assume certain liabilities relating to the Computer Products Division and El Paso IT Services business.

         Amherst Southwest has placed $500,000 in escrow pending closing of the transaction. If the transaction closes, the escrow funds will be applied to the purchase price. If the transaction does not close, the escrow funds will be paid to us or Amherst Southwest entirely or may be split equally between us and Amherst Southwest depending upon the reason for the transaction not closing. The terms of the consideration to be received are discussed further under the caption "The Asset Purchase Agreement -- Purchase Price."

OUR PLANNED USE OF PROCEEDS

         We do not plan to distribute any of the proceeds from the asset sale to our stockholders. Rather, we expect to reinvest the proceeds in our business by:

         o repaying all indebtedness to our secured lenders at the closing of the sale;

         o        providing working capital for our retained businesses;

         o acquiring or starting up new lines of business to be identified in the future; and

         o        paying taxes that will be owed as a result of the asset sale.

         Our cash and equity position will be substantially improved after completion of the asset sale. We estimate that our total liabilities will be reduced by $11.8 million from approximately $41.9 million as of December 31,1999 to $30.1 million. Our stockholders equity is expected to increase by $5.6 million from approximately $11.8 million as of December 31, 1999 to $17.4 million after giving pro forma effect to the asset sale as of December 31, 1999.

         The proposed sale of the Computer Products Division and El Paso IT Services business is subject to many contingencies. We cannot assure you that the transactions will be successfully concluded or that, if they are, that the asset sale will have the intended beneficial effects on our financial condition and operations. For additional description on the use of proceeds see the discussion under the captions "Proposal 1: Approval of the Asset Sale - Our Business after the Asset Sale" and "Proposal 1: Approval of the Asset Sale - Business Plan."

CONDITIONS TO CLOSING

         Closing the transactions contemplated by the Asset Purchase Agreement, including the asset sale, is subject to customary closing conditions, including approval of the asset sale by our stockholders and the truth of the representations and warranties in the Asset Purchase Agreement. For a detailed description of conditions to closing, see the discussion under the heading "Asset Purchase Agreement -- Conditions to Closing."

INTEREST OF MANAGEMENT IN THE ASSET SALE

         Our Chairman, Chief Executive Officer and President, James H. Long, and one of our directors, Richard Darrel, will benefit from the asset sale in a manner that will not be shared with other stockholders.

         In connection with the Asset Purchase Agreement, James H. Long has also agreed to enter into a Consulting and Non-Competition Agreement. The Consulting and Non-Competition Agreement provides that Mr. Long will provide certain consulting services to Amherst Southwest, including services pertaining to the transition of the Computer Products Division and El Paso IT Services business, the management information systems of the Computer Products Division and El Paso IT Services business, relations with customers and former employees and methods to improve business resulting from the Asset Sale. The term of such consulting services is for a period of two years. Mr. Long will receive $20,000 per year for his services under the agreement.

         Under the terms of the Consulting and Non-Competition Agreement, Mr. Long has also agreed not to compete with Amherst Southwest for a period of three years, including solicitation of certain employees or customers. In consideration of his personal covenant not to compete, Mr. Long will receive additional payments of $230,000 per year from Amherst Southwest during the term of the Agreement.

         Mr. Long also executed a Voting and Support Agreement. Under the Voting and Support Agreement, he unconditionally agreed to vote in favor of the asset sale and against any other transaction involving a sale of Computer Products Division or the assets of our IT Services Division associated with our El Paso, Texas office. Mr. Long also executed an Irrevocable Proxy and Limited Power of Attorney granting a proxy to two designees of Amherst Southwest to vote his shares for the asset sale and against any such other transaction. In the Voting and Support Agreement, Amherst Southwest agreed to indemnify Mr. Long for half of any costs incurred by him in defending any lawsuit relating to his execution of the proxy. Amherst Southwest is not required to pay more than $100,000 under that indemnity obligation.

         Mr. Richard Darrell who is a member of our board of directors, will receive approximately $350,000 from us as a fee for introducing us to Amherst Technologies. Additionally, Mr. Darrell also will receive a fee of $250,000 from Amherst Technologies in connection with the Asset Purchase Agreement. For further discussions pertaining to interests of management, see the discussion under the caption "Proposal 1: Approval of the Asset Sale - Interests of Certain Members of Management in the Transaction."

ESTIMATED CLOSING DATE

         If our stockholders approve the Asset Sale, we expect that the closing of the asset sale will take place on or about May 31, 2000 or at such other time we and Amherst Southwest may agree upon.

VOTE REQUIRED FOR APPROVAL OF THE ASSET SALE

         You may vote "FOR" or "AGAINST" or abstain from voting on the Asset Purchase Agreement. The affirmative vote of a majority of the outstanding shares of common stock at the close of business on the record date for the special meeting is required to approve the asset sale. Abstentions and broker non-votes will have the same effect as a vote "Against" the Asset Purchase Agreement.

NO FAIRNESS OPINION

         Our board of directors chose not to obtain a "fairness" opinion from an investment banking firm in making its recommendation "FOR" the approval of the Asset Purchase Agreement.

NO DISSENTERS' RIGHTS

         Under the Delaware General Corporation Law, stockholders do not have dissenters' or appraisal rights in connection with the asset sale.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         We will recognize taxable gain on the asset sale, which will result in corporate income tax. Our taxable gain will be equal to the amount realized by us in the transaction, including certain non cash and deferred payments, less the adjusted tax basis of the assets sold. Consummation of the transaction will not result in any federal income tax consequences to stockholders. If the asset sale had occurred at December 31, 1999, the federal income tax on the asset sale would have been approximately $2.9 million. For further description, see the discussion under the caption "Proposal 1: Approval of the Asset Sale - Material Federal Income Tax Consequences."

ACCOUNTING TREATMENT

         The asset sale will be accounted for as a sale of assets in accordance with generally accepted accounting principles. We will recognize a gain from the asset sale based upon the excess net proceeds we receive over the net book value of the assets sold. If the asset sale had occurred at December 31, 1999, the gain on the asset sale, net of taxes, for financial accounting purposes would have been approximately $5.6 million.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         Our board of directors has approved the asset sale and the Asset Purchase Agreement and has determined that the asset sale and the Asset Purchase Agreement are fair to, and in the best interests of our stockholders. Accordingly, our board of directors unanimously recommends that you vote "FOR" approval of this proposal.

                PROPOSAL 2: APPROVAL OF 2000 INCENTIVE STOCK PLAN

         Our board of directors does not believe that the number of shares of common stock that remain available for grant under our existing plan is sufficient to carry out our compensation policy. Accordingly as part of our overall effort to increase stockholder value, the board of directors unanimously adopted the 2000 Stock Incentive Plan, subject to stockholder approval, in order to provide us with an effective means of attracting and retaining key employees, consultants and outside directors, encouraging their commitment, motivating their performance, facilitating their ownership interest in the company and enabling them to share in our long term growth and success. For further discussion of the 2000 Stock Incentive Plan, see the details set forth under the caption "Proposal 2: 2000 Stock Incentive Plan."

SHARES SUBJECT TO PLAN

         Under the 2000 Stock Incentive Plan, we may issue Incentive Awards covering at any one time the greater of 400,000 shares of common stock or 10% of the number shares of common stock issued and outstanding on the first day of the then preceding calendar quarter.

ADMINISTRATION

         The 2000 Stock Incentive Plan will be administered by the Compensation Committee of our board of directors. Subject to the express provisions of the 2000 Stock Incentive Plan, the Compensation Committee is authorized to, among other things, select grantees under the 2000 Stock Incentive Plan and determine the size, duration and type, as well as the other terms and conditions (which need not be identical), of each Incentive Award.

ELIGIBILITY

         Our employees, including officers (whether or not they are directors), consultants and non-employee directors are eligible to participate in the 2000 Stock Incentive Plan.

TYPES OF INCENTIVE AWARDS

         Under the 2000 Stock Incentive Plan, the Compensation Committee may grant "Incentive Awards," which can be:

         o        stock options;

         o        stock appreciation rights;

         o        shares of restricted stock;

         o        performance units and performance shares;

         o        other stock-based awards; and

         o        cash bonuses.



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

         For further discussion of the Incentive Awards available under the 2000 Stock Incentive Plan, see the discussion under the heading "Proposal 2: Approval of the 2000 Stock Incentive Plan-Summary Description of the Plan."

AMENDMENT AND TERMINATION

         The board of directors may amend or terminate the 2000 Stock Incentive Plan at any time. However, the 2000 Stock Incentive Plan may not be amended, without stockholder approval, if the amendment would have the following effects:

         o increase the number of shares of common stock which may be issued under the 2000 Stock Incentive Plan, except in connection with a recapitalization of the common stock;

         o amend the eligibility requirements for employees to purchase common stock under the 2000 Stock Incentive Plan; or

         o        extend the term of the 2000 Stock Incentive Plan.

Without a participant's written consent, no termination or amendment of the 2000 Stock Incentive Plan shall adversely affect in any material way any outstanding Incentive Award granted to him. For further description of the power of the board of directors to amend or terminate the 2000 Stock Incentive Plan, see the discussion under the heading "Proposal 2: Approval of the 2000 Stock Incentive Plan - Summary Description of the Plan".

VOTE REQUIRED FOR APPROVAL OF THE 2000 STOCK INCENTIVE PLAN

         You may vote "FOR" or "AGAINST" or abstain from voting on the 2000 Stock Incentive Plan. The affirmative vote of a majority of the votes cast at the special meeting, if a quorum is present, is required to approve the 2000 Stock Incentive Plan. Abstentions will have the same effect as a vote "Against" the Incentive Plan. Broker non-votes will have no effect on the approval of the 2000 Stock Incentive Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         Our board of directors has approved the Incentive Plan and has determined that the 2000 Stock Incentive Plan is fair to, and in the best interests of, our company and our stockholders. Accordingly, our board of directors unanimously recommends that the stockholders vote "FOR" the 2000 Stock Incentive Plan.

                SUMMARY SELECTED HISTORICAL FINANCIAL INFORMATION

         We are providing the following information to aid you in your analysis of the financial aspects of the Asset Sale. The summary selected consolidated financial data for each of the three years in the period ended December 31, 1999 have been derived from our audited consolidated financial statements. The table should be read in conjunction with those statements and related notes. The data presented below also should be read in conjunction with our Audited Consolidated Financial Statements as of December 31, 1998 and 1999 and for each of the three years in the period ended December 31, 1999, which are incorporated by reference into this proxy statement. See "Where You Can Find More Information" on page 34.


                                           YEAR ENDED DECEMBER 31,
                                     ---------------------------------------
                                       1997           1998           1999
                                     ---------      ---------      ---------
                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:

Revenue ........................     $ 123,764      $ 159,674      $ 201,817
Gross profit ...................        16,629         19,808         22,791
Operating income (loss) from
   continuing operations .......         4,102           (851)         2,608
Net income (loss) from
   continuing operations .......         2,167           (788)         1,274
Net loss from
   discontinued operations, net
   of taxes ....................          (323)          (310)          (981)
Loss on disposal, net of taxes .                                      (1,138)
                                     ---------      ---------      ---------
Net income (loss) ..............     $  (1,844)     $  (1,098)     $    (845)
                                     =========      =========      =========

DILUTED EARNINGS PER SHARE DATA:

Net income (loss) from
   continuing operations .......     $    0.61      $   (0.18)     $    0.30
Net loss from
   discontinued operations .....         (0.09)         (0.07)         (0.23)
Loss disposal ..................                                       (0.27)
                                     ---------      ---------      ---------
Net income (loss) ..............     $    0.52      $   (0.25)     $   (0.20)
                                     =========      =========      =========


                                           AS OF DECEMBER 31,
                                 ----------------------------------------
                                    1997           1998           1999
                                 ----------     ----------     ----------
                                             (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital ............     $   12,738     $    9,800     $    9,567
Total assets ...............         34,855         51,028         53,916
Short-term borrowings ......          1,572         15,958         15,869
Long-term debt .............             -0-            -0-            -0-
Stockholders' equity .......         14,637         12,705         11,830

               SUMMARY SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

         The following selected pro forma financial information is derived from our unaudited pro forma consolidated financial statements appearing under the caption "Pro Forma Financial Information" on pages F-1 to F-8. The table should be read in conjunction with those statements and related notes.

         The following selected unaudited pro forma financial data gives effect to the asset sale. The unaudited pro forma financial data assumes the asset sale took place on December 31, 1999 and January 1, 1998, 1997 and 1996, respectively. The pro forma adjustments are based on available information and assumptions that we believe are reasonable at the time made. The pro forma financial data is presented for illustrative purposes only and is not necessarily indicative of any future results of operations or the results that might have occurred if the asset sale had actually occurred on the indicated dates.


                                                            YEAR ENDED DECEMBER 31,
                                                ------------------------------------------------
                                                    1997             1998               1999
                                                ------------      ------------      ------------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Revenue ...................................     $     12,385      $     15,127      $     17,163
Gross profit ..............................            4,951             5,560             6,019
Operating loss from continuing
   operations .............................           (1,549)           (3,624)           (1,994)
Net loss from continuing operations .......             (971)           (2,333)           (1,180)
Discontinued operations:
     Net loss from discontinued operations,
         net of income taxes ..............             (323)             (310)             (981)
     Loss on disposal, net of income taxes                                                (1,138)
                                                ------------      ------------      ------------
Net loss ..................................     $     (1,294)     $     (2,643)     $     (3,299)
                                                ============      ============      ============
INCOME (LOSS) PER SHARE:
     Basic:
         Net loss from continuing
              operations ..................     $      (0.28)     $      (0.54)     $      (0.28)
         Net loss from discontinued
              operations ..................            (0.09)            (0.07)            (0.24)
         Net loss on disposal .............                                                (0.27)
                                                ------------      ------------      ------------
         Net loss per share ...............     $      (0.37)     $      (0.61)     $      (0.79)
                                                ============      ============      ============
     Diluted:
         Net loss from continuing
              operations ..................     $      (0.28)     $      (0.54)     $      (0.28)
         Net loss from discontinued
              operations ..................            (0.09)            (0.07)            (0.24)
         Net loss on disposal .............                                                (0.27)
                                                ------------      ------------      ------------
         Net loss per share ...............     $      (0.37)     $      (0.61)     $      (0.79)
                                                ============      ============      ============
BALANCE SHEET DATA (END OF PERIOD):
     Working capital ......................                                         $     16,256
     Total assets .........................                                         $     47,712
     Short-term borrowings ................                                                  -0-
     Long-term debt .......................                                                  -0-
     Stockholders' equity .................                                         $     17,440

                    QUESTIONS AND ANSWERS ABOUT THE PROPOSALS


Q:       WHY DID YOU SEND ME THIS PROXY STATEMENT?

A: We sent you this Proxy Statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the special meeting. However, you do not need to attend the special meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

Q:       WHAT WILL I BE VOTING ON AT THE SPECIAL MEETING?

A:       You will be asked to consider a proposal to approve:

         o the Asset Purchase Agreement, under which we will sell our Computer Products Division and El Paso IT Services business; and

         o        the 2000 Stock Incentive Plan.

Q:       WILL ANYTHING ELSE BE VOTED ON AT THE SPECIAL MEETING?

A: We do not know of any other matters to be presented or acted upon at the meeting. If you submit a signed proxy card without specifying your vote, your shares will be voted "FOR" the approval of the Asset Purchase Agreement for the sale of the Computer Products Division and our El Paso IT Services business and the 2000 Incentive Stock Plan.

Q:       WHO CAN VOTE?

A: Stockholders of record of common stock at the close of business on April 24, 2000 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting. On the Record Date, 4,060,525 shares of the common stock were outstanding. Each outstanding share of common stock entitles its holder to one vote on each matter that is considered at the meeting.

Q:       WHAT DETERMINES A QUORUM?

A: The presence at the meeting, in person or by proxy, of holders of a majority of the outstanding common stock as of the Record Date will constitute a quorum. If you attend the meeting or vote your shares using the enclosed proxy card, your shares will be counted toward a quorum, even if you abstain from voting. Broker non-votes will count for quorum purposes.

Q:       WHAT HAPPENS IF A QUORUM IS NOT PRESENT?

A: If a quorum is not present, the Special Meeting may be adjourned from time to time until a quorum is present.

Q:       HOW DO I VOTE?

A: You can vote your shares in person at the Special Meeting or vote now by giving us your proxy. By giving us your proxy, you will be directing us on how to vote your shares at the meeting. If you do attend the meeting, you can change your vote at that time. You can vote by completing the enclosed proxy card or voting instruction form and returning it in the enclosed U.S. postage prepaid envelope.

Q:       CAN I CHANGE MY VOTE?

A: You may change your proxy voting instructions at any time prior to the vote at the Special Meeting. For shares held of record, you may change your vote by any of the following:

         o        providing written notice to the Corporate Secretary;

         o        granting a new proxy; or

         o        voting in person at the Special Meeting.

         Unless you attend the meeting and vote your shares in person, you should change your vote using the same method that you first used to vote your shares.

Q:       WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

A: The board of directors recommends that you vote "FOR" the Asset Purchase Agreement and the 2000 Stock Incentive Plan.

Q:       WILL I HAVE DISSENTERS' RIGHTS?

A: Under Delaware law, you do not have dissenters' or appraisal rights in connection with the sale of our Computer Products Division and our El Paso IT Services business.

Q:       WHAT WILL HAPPEN TO ALLSTAR IF THE ASSET PURCHASE AGREEMENT IS
         APPROVED?

A: As a result of the approval of the Asset Purchase Agreement, our Computer Products Division and the El Paso IT Services business, which together represent approximately 90% of our revenues, will be sold to Amherst Southwest. After the sale of the Computer Products Division and El Paso IT Services business, our objective will be refocused to the growth of our remaining IT Services business, Stratasoft, and pursuing other opportunities in the Internet and e-commerce industry. We may at any time cease to pursue this business objective, and may consider other alternatives.

Q:       WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this Proxy Statement, please complete and mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting. In addition, you may attend and vote at the special meeting in person, whether or not you have completed, signed and mailed your proxy card.

Q:       WHOM SHOULD I CALL WITH QUESTIONS?

A: If you have any questions about the Asset Purchase Agreement or this Proxy Statement, please call James H. Long, President and Chief Executive Officer, at (713) 795-2000.

                     PROPOSAL 1: APPROVAL OF THE ASSET SALE

BACKGROUND OF ASSET SALE

         Historically, we have engaged in the business of reselling computer hardware, business telephone systems and software products and providing related services. We have marketed our products and services primarily in Texas from five locations in the Houston, Dallas-Fort Worth, El Paso, Austin and San Antonio metropolitan areas.

         We conducted our business through three primary segments:

         o Information Technology, which includes the Computer Products Division and IT Services division and sells computer hardware and software products, along with networking and data communications products, including related integration and support services;

         o Telecom Systems which sells and supports telephone systems, including smaller "key" telephone systems, larger private branch exchange telephone systems, video conferencing systems and voice mail systems; and

         o CTI Software, which consists of our wholly-owned subsidiary Stratasoft, Inc. and through which we market our software products for computer-telephone integration, including products for call center and other high volume calling applications.

Changes in the Industry

         The market for information and communications technology products and services has experienced tremendous growth over the past decade and the industry has changed significantly as the market has grown and evolved. The reselling of popular computing hardware and software products, and the support and maintenance of such products, have now become a mature industry. Consulting and project management computer oriented businesses related to Internet and Intranet network infrastructure are at the relatively early stages of development. Yet other industries such as consulting and project management related to Web-enabled Supply Chain Management and Customer Resource Management systems are in their infancy. As the information technology market has evolved, both obstacles and opportunities have been created for industry participants.

         Our Computer Products business, which has evolved from a business model created in the early 1980's, has been struggling with numerous obstacles created by the evolution of our industry as major product manufacturers changed their business models and their relationship with the computer reseller community. Web-based product reselling and direct selling by the major manufacturers created rapid change in our industry. The proliferation of new products created an increasingly complex environment in which we and other computer resellers were forced to operate. Many companies engaged in computer reselling experienced difficulty adjusting to these changes and many of these companies have experienced financial difficulty.

         At the same time, the market for information technology services has grown increasingly larger, and increasingly more complex and varied. Only a few short years ago, it was normal for a mid-sized corporation to have a single-source provider for all of its information technology services, but that has changed. The increasing number of software and hardware providers, combined with the increasing diversity of, and complexity of, computing technology used by corporate America today demands that information technology service providers specialize. We believe that focus and specialization create improved productivity and operational effectiveness. We also believe that corporate America today realizes this and increasingly looks to specialized service providers for their needs.

         The proliferation of network computing, using standardized operating systems and application software, combined with the continuing evolution of the Internet, we believe continue to create new specialized industries. We believe that the implementation of Web-enabled extended enterprise applications such as supply chain management systems, customer relationship management systems, and systems used for e-Business and e-Commerce, are changing the shape of the information technology services industry.

         In addition, business opportunities are currently being created by the manner in which the Internet is destined to change commerce and communications. Web commerce, both business-to-consumer and business-to-business, is expected to create very extensive change in the buying patterns and habits of both consumer and business buyers. We believe this is creating unprecedented changes and opportunity for businesses that offer products and services that can be marketed via the Internet. The Internet is also expected to radically change the method by which we communicate. Voice-over-IP communications also are expected to significantly change the market for long-distance communications over the next three-to-five years.

The Effects on our Common Stock

         Since our initial public offering in July of 1997, we have seen the price of our common stock steadily decline in spite of increases in our revenues. We believe this decline can be attributed to our inability to produce and maintain a level of profits that was sufficient to maintain investor interest. Changes in industry conditions have, in part, contributed to our inability to maintain investor interest. These changes include:

         o An increase in the number of computer manufacturers using a "direct" marketing model to sell directly to consumers;

         o The major manufacturers implementing new inventory policies which caused resellers to hold lower levels of inventory;

         o        Decreasing gross margins caused by several factors including:
                  o        increases in the number of Internet-based resellers,
                  o        increases in shipping and delivering costs,
                  o        inventory valuation losses; and

         o Declines in the profitability of computer resellers causing the entire industry sector to be affected.

         Because of the ongoing unfavorable trends our industry, we questioned the viability of staying in the computer reseller industry. We believed that for the company to be profitable, our revenues, like those of other successful companies in the industry, would have to increase while our expenses decreased or remained constant. We determined that for the company to increase its revenues, we would have to pursue an aggressive growth strategy and focus our resources on opportunities to enter into a compatible emerging industry with higher margins.

         To implement this strategy we would require a significant amount of additional capital. We believed that several alternatives existed that would allow us to pursue an aggressive growth strategy, including:

         o        raising additional capital; and
         o disposition of nonperforming and/or underperforming business units.

Given the weakening price of our common stock and negative trends in the computer products reseller industry, we believed that we would not be able to raise the funds necessary to finance our entrance into an emerging industry through the public or private capital markets. Based on the negative trends in and evolution of the computer products reseller industry, our board of directors authorized management to evaluate the sale of the Computer Products Division.

         We initially considered the possibility of seeking a cash merger or disposition of the company as a whole, however, we rejected these possibilities due to:

         o our low stock price that would prevent a return to stockholders;

         o        lack of significant interest in the company as a whole; and

         o our belief in the core competency of our management to redeploy any funds received from such sale into higher growth potential areas.

         In July 1999, we engaged two unaffiliated brokers with experience in the computer reseller industry to assist management in evaluating our ability to sell the Computer Products Division and identifying prospective purchasers. Each broker prepared and distributed information packages abut the Computer Products Division. These information packages were sent to more than 30 potential purchasers. We received indications of interest from several prospective purchasers. Management had preliminary discussions with representatives of the companies that indicated an interest and determined that:

         o there was not a sufficient level of interest by the prospective purchaser to warrant further discussions, or

         o the terms of the proposed transaction were not fair or in our best interest or the best interest of our stockholders.

         In July 1999, we also engaged Richard Darrell, one of the members of our board of directors who operates ATAC, Inc., a business that specializes in acquisitions in the technology area, to assist management in evaluating our ability to sell the Computer Products Division and identifying prospective purchasers. Later in the summer of 1999 Mr. Darrell again introduced Amherst Technologies to our management. Mr. Darrell had previously introduced Amherst Technologies in the summer of 1998 and we had held discussions regarding a possible sale, but such discussions were inconclusive. See "Interests of Certain Members of Management in the Transactions."

The Amherst Technologies Transaction

         In August 1999, our representatives and representatives of Amherst Technologies held preliminary discussions regarding the sale of the Computer Products Division to Amherst Technologies and we entered into a confidentiality agreement with Knightsbridge, Inc., an affiliate of Amherst Technologies to conduct preliminary due diligence . The confidentiality agreement provided for a two-year period of confidentiality and non-solicitation of employees by either company. On September 10, 1999, we received a letter of interest from Knightsbridge in pursuing an acquisition of our Computer Products Division.

         In November 1999, we entered into an agreement with Amherst Technologies and agreed not to solicit any other offers to purchase the Computer Products Division. Several deal structures for the acquisition of the Computer Products Division by Amherst Technologies were discussed and reviewed by each of our respective management teams. In the first structure proposed, we would be acquired by Amherst Technologies. In this transaction all assets other than the Computer Products Division and El Paso IT Services business would be distributed to a new company and stockholders would receive cash and stock in the new company in exchange for their shares of our common stock. The structure of the second transaction was an asset sale. In this proposed transactions we would sell the Computer Products Division and El Paso IT Services business to Amherst Technologies. Amherst Technologies had rejected the prospect of a spin-off as too complicated and time consuming. We were also unwilling to take the transaction risks that would have been encountered in the first proposal.

         On December 3, 1999, a special meeting of the board of directors was convened to consider the proposed transactions. The board of directors determined that the asset sale was the most viable of the alternatives and authorized management to proceed with the negotiation for the sale of the Computer Products Division.

         Amherst Technologies determined that the Computer Products Division and the IT Services division were so intertwined in the El Paso branch office, that it made economic and logistic sense to sell the El Paso IT Services business with the Computer Products Division. The characteristics of the El Paso IT Services business are such that the El Paso IT Services business does not have the same focus as our IT Services as a collective unit.

         We continued negotiations with Amherst Technologies throughout 1999 and into 2000 to determine if an adequate purchase price on reasonable terms for the Computer Products Division and El Paso IT Services business could be reached.

         On March 15, 2000, a special meeting of the board of directors was convened to consider the terms of the Asset Purchase Agreement. The board of directors determined that the consideration and terms of the Asset Purchase Agreement to be fair and in the best interests of the stockholders and approved the execution and delivery of the Asset Purchase Agreement.

         Following execution of the Asset Purchase Agreement, a potential buyer that previously had expressed an interest in acquiring the Computer Products Division again expressed an interest in pursuing a transaction. On March 29, 2000, we received a letter of intent from the potential buyer proposing an acquisition by it of the assets of the Computer Products Division and the El Paso IT business. The proposed purchase price was $2,000,000 more than the price provided in the Asset Purchase Agreement. In addition, the potential buyer agreed to pay the $500,000 termination fee provided in the Asset Purchase Agreement. The offer was conditioned on negotiation of a definitive agreement that would be substantially similar to the Asset Purchase Agreement. The new agreement would contain conditions to the buyer's obligation to close the transaction similar to the conditions in the Asset Purchase Agreement plus two significant additional conditions. First, the buyer must have completed its due diligence investigation of our company and the results of the investigation must have been satisfactory to the buyer in its sole discretion. Second, the buyer's board of directors must have approved the agreement. The offer was conditioned on it being accepted by us not later than March 31, 2000. We were unable to convene a meeting of the board of directors to discuss the offer prior to its expiration.

         As required by the Asset Purchase Agreement, we provided a copy of the letter of intent to Amherst Technologies on the day we received it. We subsequently held discussions with Amherst Technologies regarding amending the Asset Purchase Agreement to increase the purchase price and providing additional incentive for Amherst Technologies to close the transaction. Based on those discussions, subject to our board of directors' approval, we agreed that Amherst Technologies would pay to us an additional $250,000 as a non-accountable expense allowance. In addition, Amherst Southwest agreed to place $500,000 into an escrow account to be credited to the purchase price at the closing. If the closing did not occur, the escrowed funds would be paid to us or Amherst Southwest entirely, or split equally, depending upon the reason for the transaction not closing. On April 6, 2000, a telephonic meeting of the board of directors was held to discuss the offer and the agreement reached between us and Amherst Technologies. The board of directors agreed that the additional purchase price offered by the potential buyer was not sufficient to justify abandoning the Amherst Southwest transaction given the potential for litigation if the Asset Purchase Agreement was terminated, the uncertainty of negotiating a definitive agreement with the new buyer that was agreeable to us and its board of directors and the uncertainty of the new buyer being satisfied with the results of its due diligence investigation. In addition, the two additional conditions to the buyer's obligation to close would have had the effect of giving the buyer an unrestricted option not to close the transaction. The board of directors believed that the proposal agreed upon by us and Amherst Technologies provided additional consideration for the transaction and additional incentive for Amherst Technologies to close the transaction sufficient to offset the possible additional consideration that may be received if the new offer was accepted. As result, the board of directors approved an amendment of the Asset Purchase Agreement to incorporate the new terms. Additionally, the board of directors approved the Voting and Support Agreement, and Amendment No. 1 to Voting and Support Agreement, between James H. Long and Amherst Technologies. Following that approval, we and Amherst Technologies executed Amendment No. 1 to Asset Purchase Agreement incorporating the new terms into the Asset Purchase Agreement.

         Amherst Technologies is a company that is very similar to our Computer Products Division and which has insignificant customer and geographic market overlap. We believe that both our customers and our employees will find the transition to Amherst Technologies to be agreeable, which will result in a less painful transition than would occur in some other potentially less compatible organizations. This transition will be important not only for our customers and employees, but because we intend to do business with many of the same customers in other business endeavors, we must maintain a good business relationship.

REASONS FOR ASSET SALE; RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD HAS DETERMINED THAT THE TERMS OF THE PROPOSED SALE OF THE COMPUTER PRODUCTS DIVISION AND EL PASO IT SERVICES BUSINESS ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS, AND HAS APPROVED THE ASSET PURCHASE AGREEMENT. ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE AND ADOPT THE ASSET PURCHASE AGREEMENT. In reaching its conclusion, our board of directors considered a number of factors, including:

         o management negotiated the purchase price with representatives of Amherst Technologies.

         o        the amount and nature of the consideration to be received;

         o        the current and historical stock prices of the common stock;

         o that Amherst Technologies will pay cash for the assets purchased, eliminating the credit risk related to a promissory note and the investment risk associated with receiving stock or other securities as consideration;

         o the advantages of selling the Computer Products Division and El Paso IT Services business in a negotiated transaction without conducting an auction, such as avoiding instability among employees and customers and Amherst Technologies ability to consummate the purchase of the Computer Products Division and El Paso IT Services business without a financing contingency.

                  These advantages outweighed the possible advantages of an auction, which might have resulted in a higher price or more favorable terms.

         o our financial results and the prospects for the Computer Products Division;

         o that the terms and conditions of the Asset Purchase Agreement were favorable to us and our stockholders;

         o that, based on our efforts in seeking potential acquirors and management's assessment of the marketplace, a sale on better terms or a better price could not be structured with another buyer; and

         o the possibility that we may be able to generate returns for stockholders in the future through the implementation of a post-sale strategy.

         During the eight-month period prior to the execution of the Asset Purchase Agreement, we solicited indications of interest from numerous other companies regarding an investment in us or an acquisition of the Computer Products Division. These companies either did not respond to our overtures, or expressed no serious interest in moving forward with a transaction. Very late in the negotiations with Amherst Technologies, we received a solicitation of interest from another company, who conducted brief due diligence with respect to the Computer Products Division. We did not receive any offer from this company and due to the timing of their interest, we believed it was in our best interests and our stockholders best interests to move forward with the transaction with Amherst Technologies. The board of directors reviewed each of the proposals received by us, but, other than Amherst Technologies' proposal, no other proposals were approved by the board of directors.

         WE DID NOT OBTAIN, AND OUR BOARD OF DIRECTORS DID NOT RELY ON, ANY REPORT, OPINION OR APPRAISAL IN MAKINGS ITS RECOMMENDATION TO VOTE "FOR" THE ASSET PURCHASE AGREEMENT.

         The foregoing discussion of the factors considered by our board of directors is not intended to be complete, though it does include all material factors considered by our board of directors. The board of directors did conclude that each of these material factors supported its conclusion regarding the fairness of the transaction. The board of directors did not attempt to quantify or otherwise assign relative weights to the specific factors it considered or determine that any factor was of particular importance. In addition, individual members of the board of directors may have given different weight to different factors or may have concluded that some of the factors did not support the board of directors' position and recommendations. A determination of various weight would, in the view of the board of directors, be impractical. The board of directors viewed its position and recommendations as being based on the totality of the information presented to, and considered by, the board of directors.

ACCOUNTING TREATMENT OF THE ASSET SALE

         The asset sale will be accounted for as a sale of assets in accordance with generally accepted accounting principles. We will recognize a gain from the asset sale based upon the excess net proceeds we receive over the net book value of the assets sold. If the asset sale had occurred at December 31, 1999, the gain on the asset sale for financial accounting purposes would have been approximately $5.6 million.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         We will recognize taxable gain on the asset sale, which will result in corporate income tax. Our taxable gain will be equal to the amount realized by us in the transaction, including certain non cash and deferred payments, less the adjusted tax basis of the assets sold. Consummation of the transaction will not result in any federal income tax consequences to stockholders. If the asset sale had occurred at December 31, 1999, the federal income tax on the asset sale would have been approximately $2.9 million.

         The amount realized for income tax purposes is the sum of the liabilities assumed by the buyers, the cash paid, and the fair market value at closing of any future contingent payments in the asset sale. Due to recent tax legislation, we cannot use the installment sale method to defer recognition of gain until receipt of any deferred payment. Accordingly, we will owe income tax based on the value of the future contingent payments at the time of closing, even though such amounts have not been reduced to money.

         Consummation of the transaction will not result in any federal income tax consequences to stockholders.

GOVERNMENT AND REGULATORY APPROVALS

         The asset sale requires approval under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the regulations promulgated thereunder. We will request early termination of the waiting period.

ARM'S LENGTH TRANSACTION

         The terms of the Asset Purchase Agreement were the result of arm's length negotiations. Neither Amherst Technologies nor us nor any of our or their respective officers and directors holds an interest in the other.

NO DISSENTERS RIGHTS

         Under Delaware General Corporation, stockholders do not have dissenters' rights or appraisal rights in connection with the Asset Sale.

REQUIRED VOTE

         The asset sale and the Asset Purchase Agreement are required to be approved by the holders of a majority of the shares of common stock issued and outstanding as of the Record Date. James H. Long, in his capacity as a stockholder, has signed a Voting and Support Agreement agreeing to vote all of his shares held as of the Record Date, which represents approximately 50.5% of our outstanding common stock, in favor of the asset sale. In addition, Mr. Long has granted to two designees of Amherst Technologies a proxy to vote his shares in favor of the asset sale. If Mr. Long votes his stock, or if one or both of Amherst Technologies's designees votes the shares, in favor of the Asset Purchase Agreement, approval of the asset sale is assured. A copy of each of the Voting and Support Agreement, Amendment No. 1 to Voting and Support Agreement and the Irrevocable Proxy and Limited Power of Attorney is attached to this Proxy Statement as Appendix B and incorporated herein by reference.

INTERESTS OF CERTAIN MEMBERS OF MANAGEMENT IN THE TRANSACTIONS

         Our Chairman and Chief Executive Officer, James H. Long, and one of our directors, Richard Darrel, will benefit from the asset sale in a manner that will not be shared with other stockholders.

         In connection with the Asset Purchase Agreement, James H. Long has also agreed to enter into a Consulting and Non-Competition Agreement. The Consulting and Non-Competition Agreement provides that Mr. Long will provide certain consulting services to Amherst Technologies, including services pertaining to the transition of the Computer Products Division and El Paso IT Services business, the management information systems of the Computer Products Division and El Paso IT Services business, relations with customers and former employees and methods to improve business resulting from the Asset Sale. The term of such consulting services is for a period of two years. Mr. Long will receive $20,000 per year in consideration of such services.

         In addition, under the terms of the Consulting and Non-Competition Agreement, Mr. Long has agreed to keep certain information, including information pertaining to the Computer Products Division and El Paso IT Services business, confidential for a period of five years, however such limitation shall not apply to use of information for purposes relating to our retained businesses. Mr. Long has also agreed not to compete with Amherst Technologies for a period of three years, including solicitation of certain employees or customers. In consideration of such covenant not to compete, Mr. Long will receive additional consideration in the amount of $230,000 per year during the first two years of the three year period he is obligated not to compete with Amherst Technologies. A copy of the Consulting and Noncompetition Agreement is attached to this Proxy Statement as Appendix C and incorporated herein by reference.

         Mr. Long also executed a Voting and Support Agreement. Under the Voting and Support Agreement, he unconditionally agreed to vote in favor of the asset sale and against any other transaction involving a sale of the Computer Products Division or the assets of our IT Services Division associated with our El Paso, Texas office. Mr. Long also executed an Irrevocable Proxy and Limited Power of Attorney granting a proxy to two designees of Amherst Southwest to vote his shares for the asset sale and against any other transaction involving the Computer Products Division or the assets of our IT Services Division associated with our El Paso, Texas office. In the Voting and Support Agreement, Amherst Southwest agreed to indemnify Mr. Long for half of any costs incurred by him in defending any lawsuit relating to his execution of the proxy. Amherst Southwest is not required to pay more than $100,000 under that indemnity obligation.

         Mr. Richard Darrell who is a member of our board of directors, will receive approximately $350,000 from us as a fee for introducing us to Amherst Technologies. Additionally, Mr. Darrell will receive a fee of $250,000 from Amherst Technologies.

OUR BUSINESS AFTER THE ASSET SALE

         If the proposed sale of the Computer Products Division and El Paso IT Services business is approved, assets representing approximately 90% of our revenues will be sold to Amherst Technologies, and certain of our liabilities will be assigned to and assumed by Amherst Technologies, and we will retain the remaining components of our business to focus on emerging growth sectors of the economy.

         We determined that one of our strengths is in our ability to take advantage of and capitalize on entrepreneurial opportunities. We determined that the interests to our stockholders would be better served by changing our direction and investing our capital, financial and managerial, to work in a high growth industry sector rather than pursuing a growth strategy in a maturing market. We believe that we are well suited to enter into one or more of the following high growth areas:

         o        business-to-business e-commerce;

         o        e-business; or

         o        Internet related information technology services.

         We plan to reorganize our IT Services division by contributing the assets of our IT Services division into one or more wholly-owned subsidiaries, creating a corporate structure in which all revenue-producing operations are conducted in separately operated subsidiary corporations. We believe that this will allow us to better manage each business area and be more responsive to the rapidly changing industries in which we intend to operate. Each will pursue a specialized mission to produce focused and specialized companies. We also believe that it will allow us to clearly define and articulate the mission of each respective business. Each business will be lead by a separate executive officer and management team that has a vested financial interest in their business.

         We also may make strategic investments in companies we believe offer stockholder value, including minority interests in publicly traded companies. In furtherance of our plan, we are considering changing our name to reflect our new direction; that of building early stage, high growth companies that are expected to benefit from the manner in which the Internet is changing commerce and communications.

         In addition, we discontinued the operations of our Telecom Systems Division. We have entered into an agreement with Commworld Acquisition Corporation and Communication World International, Inc. to sell the remaining assets and ongoing business operations of our Telecom Systems. We have been unsuccessful in our attempts to operate this division at any level of profitability. We decided in the fourth quarter of 1999 to seek a divestiture of the Telecom Systems through a sale of the division to a third party or otherwise. Your vote on this transaction was not sought due to the size of the transaction.

BUSINESS PLAN

         Upon the consummation of the asset sale of the Computer Products Division and El Paso IT Services business, our business objective will be to focus our long-term attention for the future to improving the profitability of our two remaining business units, starting new businesses, and exploring strategic acquisition opportunities. We intend to:

         o Use our cash to acquire small companies in high growth industry sections on favorable terms or purchasing a significant stake in such companies. We will focus on companies whose area of business is in the Internet and related services, business-to-business e-commerce, e-business, and Internet related information technology services. Any such business combination would depend on the availability of attractive candidates and our ability to consummate any such business combination.

         o Attempt to hire management personnel to head our IT Services division and create growth and reasonable levels of profitability in that business.

         o Apply existing resources to improve the profitability of our business as conducted by our wholly-owned subsidiary Stratasoft.

         We believe that Stratasoft is an example of our successfully entering a new market with a start-up operation and rapidly creating a valuable vertical market software company producing high levels of revenue and profitability growth in a short time. Stratasoft is working to enable its call center systems to utilize voice-over-IP technology and as voice-over-IP becomes a viable voice communications methodology, we expect the Stratasoft call center product to be ready for the significant change that will be created in call center communications.

         We have not identified any acquisition candidates or the availability of financing arrangements, and there can be no assurance that any business combination will be accomplished or, if accomplished, that it will result in increased stockholder value. We may at any time cease to pursue these business objectives, and may consider other alternatives.

         We have not conducted any market studies with respect to any business, property or industry. Nothing contained herein is, nor shall it be deemed to be, a representation regarding our viability, or of the availability, viability or success of any subsequent line of business or any business combinations or our results of operations in connection with such subsequent business combinations or business ventures.

                          THE ASSET PURCHASE AGREEMENT

         The following is a summary of the material provisions of the Asset Purchase Agreement. The terms and conditions of the proposed sale of the Computer Products Division and El Paso IT Services business are contained in the Asset Purchase Agreement. THE DESCRIPTION OF THE ASSET PURCHASE AGREEMENT SET FORTH IN THIS PROXY STATEMENT DOES NOT PURPORT TO BE COMPLETE; HOWEVER, ALL MATERIAL TERMS OF THE AGREEMENT ARE SUMMARIZED BELOW. STOCKHOLDERS SHOULD REVIEW THE ASSET PURCHASE AGREEMENT AND AMENDMENT NO. 1 TO THE ASSET PURCHASE AGREEMENT, A COPY OF EACH OF WHICH IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX A AND IS INCORPORATED HEREIN BY REFERENCE. YOU ARE URGED TO CAREFULLY READ THE ASSET PURCHASE AGREEMENT IN ITS ENTIRETY.

SALE OF ASSETS

         Under the terms of the Asset Purchase Agreement, we will sell to Amherst Technologies substantially all of the assets associated with our Computer Products Division and El Paso IT Services business, including customer contracts and purchase orders, certain inventory held in stock (the "Inventory"), certain furniture, fixtures and equipment owned by us pertaining to the Computer Products Division and El Paso IT Services business (the "Tangible Assets"), supplier contracts, supplier warranties and operating records associated with the Computer Products Division or El Paso IT Services business (collectively, the "Acquired Assets"). Specifically excluded from the asset sale are cash or cash equivalents, certain inventory and contracts, software designed by us, certain of our books and records, and all accounts and notes receivables.

LIABILITIES ASSUMED

         Amherst Technologies will assume our executory obligations for continued performance under certain contracts related to the Computer Products Division or El Paso IT Services business that become performable or payable on or after the Closing of the transactions contemplated by the asset sale and that were incurred in the ordinary course of the business of the Computer Products Division or El Paso IT Services business. In addition, Amherst Technologies will assume our obligations and duties under certain real property leases associated with the Computer Products Division or El Paso IT Services business.

THE PURCHASE PRICE

         The purchase price consists of an aggregate cash payment equal to $14.25 million, plus the fair market value on the Closing Date of the Inventory, Tangible Assets and certain cooperative advertising credits and a $250,000 payment as a non-accountable expense reimbursement. An additional $500,000 will be held in escrow (the "Holdback") to satisfy certain of our indemnification and reimbursement obligations under the terms of the Asset Purchase Agreement.

Inventory Purchase Price

         The portion of the purchase price paid for the Inventory shall be determined based on the cost we paid for the Inventory at the time of purchase.

Tangible Asset Purchase Price

         The portion of the purchase price paid for the Tangible Assets will be determined based upon the fair market value of the Tangible Assets as determined by a dealer in used items, approved by us and Amherst Technologies.

Earn Out Payment

         We will also be entitled to receive from Amherst Technologies, for a period of two years after Closing, an Earn Out Payment calculated as 50% of the SBC Modified Gross Profit. "SBC Modified Gross Profit" means (x) (1) the difference between all sales by Amherst Technologies to SBC Communications, Inc. ("SBC"), if any, less customer returns, adjustments and cancellations, and (2) the cost of goods sold to SBC relating to such sales, minus (y) sales commissions and any amounts paid to Mintech, Inc., a Texas corporation ("Mintech"), resulting from such sales, not to exceed the sales commissions that would otherwise be payable under our sales commission programs with Mintech in effect at the closing. Amherst Technologies shall not be required to make any Earn Out Payments to us with respect to sales in excess of $240 million in the aggregate. There can be no assurances that Amherst Technologies will make any sales to SBC and that we will be entitled to any Earn Out Payment.

REPRESENTATIONS AND WARRANTIES

         The Asset Purchase Agreement contains various representations and warranties customary for transactions of this type, including representations and warranties related to, among other things:

         o the organization, valid existence and good standing of the parties and similar corporate matters;

         o the authorization, execution, delivery and enforceability of the Asset Purchase Agreement;

         o the lack of conflicts under charters or bylaws or violations of agreements or applicable laws;

         o the title to the Acquired Assets, the lack of encumbrances upon such assets;

         o the condition of the Acquired Assets and extent of manufacturers' warranties;

         o the functionality and operating condition of the software owned by us to operate our management information system, plus all records pertaining to the Computer Products Division and El Paso IT Services business maintained on our computer system;

         o the accuracy and completeness of each parties financial statements;

         o the conduct of the Computer Products Division and El Paso IT Services business since the most recent financial statements and the absence of certain changes;

         o        the absence of undisclosed liabilities;

         o contracts pertaining to the Computer Products Division or El Paso IT Services business;

         o lack of certain business relations by holders of 5% or more of our capital stock;

         o        lack of any bonus arrangements with SBC;

         o the terms and availability of financing by Amherst Technologies with respect to the Asset Sale; and

         o the accuracy and completeness of disclosures and disclaimer of other representations and warranties.

CONDUCT PENDING CLOSING

         We have agreed that prior to the closing of the asset sale, we will not engage in any practice or action outside the ordinary course of business of the Computer Products Division and El Paso IT Services business. This includes selling any of the assets to be acquired by Amherst Technologies, other than in the ordinary course of business. In addition, we have agreed to keep our Computer Products Division and El Paso IT Services business substantially intact, including our present operations, physical facilities and working conditions.

PROHIBITION AGAINST SOLICITATION

         The terms Asset Purchase Agreement prohibit us from soliciting, and we have agreed not to permit our officers or advisors to solicit, any offers, engage in negotiations or provide information to any other potential purchaser or the Computer Products Division or El Paso IT Services business. However, we may furnish information in response to requests that were not solicited by us and may negotiate with other potential purchasers if a potential purchaser submits a written proposal to our board of directors and the board of directors determines, in good faith, that such proposal, if consummated would result in a transaction more favorable to our stockholders from a financial point of view, and such action is necessary for the board of directors to comply with its fiduciary duties to its stockholders under applicable law. The Asset Purchase Agreement also requires that we immediately inform Amherst Technologies of any proposal and provide them with all documents and correspondence relating to the proposal.

CONDITIONS TO CLOSING

         The asset sale will be consummated only if approved by the affirmative vote of a majority of the votes cast at the Special Meeting. If the asset sale is approved by the stockholders at the Special Meeting, we anticipate consummating the transaction on or about May 31, 2000.

         The closing of the transactions contemplated by the Asset Purchase Agreement also is subject to the satisfaction or waiver of various conditions. The failure of any such condition to be satisfied, if not waived, would prevent consummation of the asset sale.

         The obligations of both parties to consummate the asset sale also is subject to:

         o there being no governmental orders or pending proceedings preventing the asset sale or generally imposing restrictions on Amherst Technology's use of the purchased assets or operation of its business after the closing date;

         o the parties having received all required governmental approvals to consummate the asset sale, including the applicable waiting periods under the Hart-Scott-Rodino Act.

         o each of our lessors consenting to the assumption or sublease to Amherst Technologies with respect to the assumed leases and the delivery of all assignments and sublease agreements; and

         o all third party consents required to transfer the supplier contracts except those that the failure to obtain would not cause a material adverse effect.

         In addition, the obligations of Amherst Technologies to consummate the transactions to be performed by it in connection with the closing include the satisfaction of the following conditions:

         o our representations and warranties contained in the Asset Purchase Agreement must be true and correct in all respects as of the closing date;

         o we must have performed and complied with all of our covenants under the Asset Purchase Agreement in all material respects;

         o we must have obtained all third party consents required to transfer our contracts with the top 10 customers of the Computer Products Division;

         o Amherst Technologies shall have received confirmation reasonably satisfactory to it that all of the employees identified as "key employees" and 90% of the employee identified as "other employees" have accepted employment with Amherst Technologies; and

         o James H. Long shall have executed and delivered the Consulting and Non-Competition Agreement.

         Our obligations to consummate the transactions to be performed by us in connection with the closing include the satisfaction of the following conditions:

         o the representations and warranties of Amherst Technologies contained in the Asset Purchase Agreement must be true and correct in all respects as of the closing date;

         o Amherst Technologies must have performed and complied with all of its covenants under the Asset Purchase Agreement in all material respects through the closing; and

         o Amherst Technologies shall have provided to us copies of all necessary permits and certificates issued by the State of Texas.

COVENANT NOT TO COMPETE

         We have agreed, for a period of three years, to not compete with Amherst Technologies and to not solicit certain customers and employees. These provisions provide, in part, that we may not, nor allow our affiliates to, engage anywhere in North America in the sale or distribution of computer hardware and software in substantially the manner conducted by the Computer Products Division or solicit any employees to leave Amherst Technologies. The Asset Purchase Agreement specifically states that we may not employ Frank Cano in any capacity. This covenant does not prohibit us from conducting our business associated with Stratasoft which is primarily engaged in the development and marketing of proprietary software for the integration of business telephone systems and networked computer systems, which are sometimes bundled with computer hardware sold through our Computer

Products Division. It also does not exclude any continuing business from contracts that could not be assigned under the terms of the Asset Purchase Agreement. In addition, we may not solicit any customer for IT Services that was a customer in the El Paso Business Area which is defined in the Asset Purchase Agreement to include, not only a 200 mile radius around El Paso, but also the State of New Mexico (the "El Paso Business Area"). This limitation to IT Services is only for the El Paso Business Area.

         Amherst Technologies has also agreed not to solicit certain customers for IT Services for a period of three years, except to provide IT Services in the El Paso Business Area, sell computer network and cabling equipment and providing warranty services on products sold by Amherst Technologies after consummation of the Asset Purchase Agreement. Amherst Technologies has also agreed not to solicit certain of our employees or to interfere with any of our relationships with vendors and customers.

TERMINATION

         The Asset Purchase Agreement provides that it may be terminated at any time before the closing date for any of the following:

         o by the mutual written agreement of Amherst Technologies, Amherst Southwest and us;

         o by either party, if any representation, warranty or covenant contained in the Asset Purchase Agreement made by the other party has been breached and the breach has continued without cure for a period of 10 days after notice of the breach;

         o by either party if the conditions to such party's obligations under the Asset Purchase Agreement have not been met by the nonfailing party on or prior to June 30, 2000, but only if the party terminating has not caused the condition giving rise to termination to be not satisfied through its own actions or inactions.

         o by either party if our board of directors shall have approved any acquisition proposal other than with Amherst Technologies;

         o by Amherst Technologies if notice is given 5 days after delivery of the 1999 year-end financial statements; or

         o by either party if notice is given by the other party with respect to a matter that could have a material adverse effect on the parties ability to consummate the transaction or that would result in a breach of any representation, warranty, or covenant made by the notifying party.

EFFECT OF TERMINATION

         Except as otherwise described in this paragraph, upon any termination of the Asset Purchase Agreement, the Asset Purchase Agreement will become void and neither party shall be liable to the other under the Asset Purchase Agreement. But, if the Asset Purchase Agreement is terminated as a result of our board of directors approving an acquisition proposal from anyone other than Amherst Technologies, we have agreed to take the following actions as liquidated damages.

         o        pay Amherst Technologies $500,000;

         o cause the previously escrowed $500,000 (plus any interest earned thereon) to be paid to Amherst Southwest;

         o refund to Amherst Southwest the $250,000 non-accountable expense reimbursement previously paid to us;

         o assume all of Amherst Southwest's rights and obligations under an office lease in Houston; and

         o assume all of Amherst Southwest's rights and obligations to indemnify James H. Long for half of any costs incurred by him in defending any lawsuit against him relating to his execution of the Irrevocable Proxy and Limited Power of Attorney.

         In addition, Amherst Technologies and Amherst Southwest have agreed that for a period of two years after termination of the Asset Purchase Agreement, they will be bound to certain confidentiality and non-solicitation provisions set forth in a Confidentiality Agreement dated August 27, 1999, between Allstar and Knightsbridge. See "Proposal 1: Approval of the Asset Sale--Background of the Asset Sale."

         If the closing does not occur by June 30, 2000, the $500,000 previously placed in escrow by Amherst Southwest, plus any interest thereon, will be paid to us, except Amherst Southwest will receive the entire amount if the closing does not occur due to one or more of the following:

         o we breach any of our following representations in the Asset Purchase Agreement:

                  o our organization, valid existence and good standing and similar corporate matters;

                  o the authorization, execution, delivery and enforceability of the Asset Purchase Agreement; and

                  o James H. Long's ownership of a majority of our outstanding voting shares;

                  o the functionality and operating condition of the software owned by us to operate our management information system, plus all records pertaining to the Computer Products Division and El Paso IT Services business maintained on our computer system;

         o we breach our obligations in the Asset Purchase Agreement regarding filing, clearing and mailing this proxy statement and including our board of directors' recommendation that the asset sale be approved;

         o any of the following conditions to Amherst Southwest's obligation to close in the Asset Purchase Agreement is not satisfied:

                  o the expiration or termination of all waiting periods under the Hart-Scott-Rodino Act and the receipt of all required consents and governmental approvals;

                  o Amherst Southwest's receipt of the legal opinion of our counsel;

                  o the execution by us and the escrow agent of the escrow agreement relating to the $500,000 to be placed in escrow on closing; and

                  o the execution by us of the assignment, bill of sale and assumption agreement conveying the purchased assets to Amherst Southwest; and

         o the Asset Purchase Agreement is terminated by mutual agreement of the parties.

INDEMNIFICATION

         Subject to certain limitations, pursuant to the terms of the Asset Purchase Agreement, each of the parties has agreed to indemnify the other party and its officers, directors, successors and assigns, from and against any and all damages, claims, liabilities, losses, costs and expenses (including reasonable legal fees) in connection with or resulting from the following:

         o with respect to our company, any of the liabilities and obligations expressly assumed by Amherst Technologies or the ownership of any assets or operations pertaining to the Computer Products Division or El Paso IT Services business after the closing;

         o with respect to Amherst Technologies, any of the liabilities and obligations not expressly assumed by Amherst Technologies under the terms of the Asset Purchase Agreement or the ownership of any assets or operations pertaining to the Computer Products Division or El Paso IT Services business before the closing;

         o any inaccuracy in any representation or breach of any warranty of the party contained in the Asset Purchase Agreement or any related agreement; or

         o any failure by the party to perform or observe in full any covenant or agreement required to be performed by the Asset Purchase Agreement or any related agreement.

                PROPOSAL 2: APPROVAL OF 2000 STOCK INCENTIVE PLAN

         As of March 16, 2000, no shares of common stock were available for grant pursuant to our existing incentive plan. The board of directors does not believe that such remaining amount under this plan is sufficient to carry out its compensation policy. Accordingly as part of our overall effort to increase stockholder value, on March 15, 2000, the board of directors adopted, subject to stockholder approval, the 2000 Stock Incentive Plan in order to provide us with an effective means of attracting and retaining key employees, consultants and outside directors, encouraging their commitment, motivating their performance, facilitating their ownership interest in the company and enabling them to share in our long term growth and success.

         The following summary of the material terms of the 2000 Stock Incentive Plan. The description of the 2000 Stock Incentive Plan set forth in this Proxy Statement does not purport to be complete. Stockholders should review the 2000 Stock Incentive Plan, a copy of which is attached to this Proxy Statement as Appendix D and is incorporated herein by reference. You are urged to carefully read the Incentive Plan in its entirety.

SUMMARY DESCRIPTION OF THE INCENTIVE PLAN

Shares Subject to Plan

         Under the 2000 Stock Incentive Plan, we may issue Incentive Awards covering at any one time the greater of 400,000 shares of common stock or 10% of the number of shares of common stock issued and outstanding on the first day of the then preceding calendar quarter. No more than 400,000 shares of common stock will be available for incentive stock options ("ISO's"). The number of securities available under the 2000 Stock Incentive Plan and outstanding Incentive Awards are subject to adjustments to prevent the dilution of rights of plan participants resulting from stock dividends, stock splits, recapitalization or similar transactions or resulting from a change in applicable laws or other circumstances.

Administration

         The 2000 Stock Incentive Plan will be administered by the Compensation Committee. The Compensation Committee may delegate its duties under the 2000 Stock Incentive Plan, except for the authority to grant Incentive Awards or take other action on persons who are subject to Section 16 of the Exchange Act or
Section 162(m) of the Code. In the case of an Incentive Award to an outside director, the board of directors acts as the Compensation Committee. Subject to the express provisions of the 2000 Stock Incentive Plan, the Compensation Committee is authorized to, among other things, select grantees under the Incentive Plan and determine the size, duration and type, as well as the other terms and conditions (which need not be identical), of each Incentive Award. The Compensation Committee also construes and interprets the 2000 Stock Incentive Plan and any related agreements. All determinations and decisions of the Compensation Committee are final, conclusive and binding on all parties. We will indemnify members of the Compensation Committee against any damage, loss, liability, cost or expenses in connection with any claim by reason of any act or failure to act under the 2000 Stock Incentive Plan, except for an act or omission constituting willful misconduct or gross negligence.

Eligibility

         Our employees, including officers (whether or not they are directors), and our consultants and non-employee directors are eligible to participate in the 2000 Stock Incentive Plan.

Types of Incentive Awards

         Under the 2000 Stock Incentive Plan, the Committee may grant "Incentive Awards," which can be:

         o        ISO's, as defined in Section 422 of the Code;

         o        "nonstatutory" stock options ("NSOs");

         o        stock appreciation rights ("SARs");

         o        shares of restricted stock;

         o        performance units and performance shares;

         o        other stock-based awards; and

         o        cash bonuses.

ISOs and NSOs together are called "Options." The terms of each Incentive Award will be reflected in an incentive agreement between us and the participant.

         Options. Generally, Options must be exercised within 10 years of the grant date, except ISO grants to a 10% or greater stockholder which shall be 5 years. The exercise price of each ISO may not be less than 100% of the fair market value of a share of common stock on the date of grant (110% in the case of a 10% or greater stockholder). The Compensation Committee has the discretion to determine the exercise price of each NSO granted under the 2000 Stock Incentive Plan. To the extent the aggregate fair market value of shares of common stock for which ISOs are exercisable for the first time by any employee during any calendar year exceeds $100,000, those Options must be treated as NSOs.

         The exercise price of each Option is payable in cash or, in the Compensation Committee's discretion, by the delivery of shares of common stock owned by the optionee, or the withholding of shares that would otherwise be acquired on the exercise of the Option, or by any combination of the three.

         An employee will not recognize income for federal income tax purposes, nor will we be entitled to a deduction, when an NSO is granted. However, when an NSO is exercised, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares received and the exercise price of the NSO. We will generally recognize a tax deduction in the same amount at the same time, or by a cashless exercise with a broker.

         This summary is not a complete statement of the relevant provisions of the Internal Revenue Code, and does not address the effect of any state, local or foreign taxes.

         SARs. Upon the exercise of an SAR, the holder will receive cash, the aggregate value of which equals the amount by which the fair market value per share of the common stock on the exercise date exceeds the exercise price of the SAR, multiplied by the number of shares underlying the exercised portion of the SAR. An SAR may be granted in tandem with or independently of an NSO. SARs will be subject to such conditions and will be exercisable at such times as determined by the Compensation Committee, but the exercise price per share must be at least the fair market value of a share of common stock on the date of grant.

         Restricted Stock. Restricted stock may be subject to a substantial risk of forfeiture, a restriction on transferability or our rights of repurchase or first refusal, as determined by the Compensation Committee. Unless the Compensation Committee determines otherwise, during the period of restriction, the grantee will have all other rights of a stockholder, including the right to vote and receive dividends on the shares.

         Performance Units and Performance Shares. For each performance period (to be determined by the Compensation Committee), the committee will establish specific financial or non-financial performance objectives, the number of performance units or performance shares and their contingent values. The values may vary depending on the degree to which such objectives are met.

         Other Stock-Based Awards. Other stock-based awards are denominated or payable in, valued in whole or in part by reference to, or otherwise related to, shares of common stock. Subject to the terms of the 2000 Stock Incentive Plan, the Compensation Committee may determine any terms and conditions of other stock-based awards, provided that, in general, the amount of consideration to be received by us shall be either (1) no consideration other than services actually rendered or to be rendered (in the case of the issuance of shares), or (2) in the case of an award in the nature of a purchase rights, consideration (other than services rendered) at least equal to 50% of the fair market value of the shares covered by such grant on the grant date.

         Other Tax Considerations. Upon accelerated exercisability of Options and accelerated lapsing of restrictions upon restricted stock or other Incentive Awards in connection with a Change in Control (as defined in the 2000 Stock Incentive Plan), certain amounts associated with such Incentive Awards could, depending upon the individual circumstances of the participant, constitute "excess parachute payments" under Section 280G of the Internal Revenue Code. Such a determination would subject the participant to a 20% excise tax on those payments and deny us a corresponding deduction. The limit on deductibility of compensation under Section 162(m) of the Code is also reduced by the amount of any excess parachute payments. Whether amounts constitute excess parachute payments depends upon, among other things, the value of the Incentive Awards accelerated and the past compensation of the participant.

         Taxable compensation earned by executive officers who are subject to
Section 162(m) of the Internal Revenue Code with respect to Incentive Awards is subject to certain limitations set forth in the 2000 Stock Incentive Plan. Those limitations are generally intended to satisfy the requirements for "qualified performance-based compensation," but we may not be able to satisfy these requirements in all cases, and may, in our sole discretion, determine in one or more cases that it is best not to satisfy these requirements even if it can.

         Termination of Employment and Change in Control. Except as otherwise provided in the applicable incentive agreement, if a participant's employment or other service with us (or our subsidiaries) is terminated other than due to his death, Disability, Retirement or for Cause (each capitalized term being defined in the 2000 Stock Incentive Plan), his then exercisable Options will remain exercisable until the earlier of (a) the expiration date of such Options and (b) three months after termination. If his termination is due to Disability or death, his then exercisable Options will remain exercisable until the earlier of
(a) the expiration date of such options and (b) one year following termination. On retirement, his then exercisable Options will remain exercisable for six months (except for ISOs, which will remain exercisable for three months). On a termination for Cause, all his Options will expire at the termination date.

         Upon a Change in Control effecting us, any restrictions on restricted stock and other stock-based awards will be deemed satisfied, all outstanding Options and SARs may become immediately exercisable and all the performance shares and units and any other stock-based awards may become fully vested and deemed earned in full, at the discretion of the Compensation Committee. These provisions could in some circumstances have the effect of an "anti-takeover" defense because, as a result of these provisions, a Change in Control effecting us could be more difficult or costly.

Incentive Awards Transferable.

         Incentive Awards generally may not be assigned, sold or otherwise transferred by a participant, other than by will or by the laws of descent and distribution, or be subject to any lien, assignment or charge, as determined by the Compensation Committee.

Amendment and Termination.

         Our board of directors may amend or terminate the 2000 Stock Incentive Plan at any time. However, the Incentive Plan may not be amended, without stockholder approval, if the amendment would have the following effects:

         o increase the number of shares of common stock which may be issued under the 2000 Stock Incentive Plan, except in connection with a recapitalization of the common stock;

         o amend the eligibility requirements for employees to purchase common stock under the 2000 Stock Incentive Plan; or

         o        extend the term of the 2000 Stock Incentive Plan.

         Without a participant's written consent, no termination or amendment of the 2000 Stock Incentive Plan shall adversely affect in any material way any outstanding Incentive Award granted to him.

REQUIRED VOTE

         Approval of the 2000 Stock Incentive Plan requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the special meeting, assuming a quorum is present.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         Our board of directors unanimously recommends that the stockholders vote "FOR" approval of the 2000 Stock Incentive Plan.

                               MARKET INFORMATION

HISTORICAL MARKET PRICE

         The following table sets forth the high and low sales price of the common stock, as reported on the NASDAQ National Market (prior to July 7, 1997) and on the NASDAQ Small Cap Market thereafter under the trading symbol "ALLS".


                                                                 HIGH                LOW
                                                           -----------------   -----------------
  1998
       First Quarter...................................   $       5.50        $       4.375
       Second Quarter..................................           5.125               3.625
       Third Quarter...................................           4.125               1.875
       Fourth Quarter..................................           3.25                1.25

  1999
       First Quarter...................................   $       2.1875      $       1.00
       Second Quarter..................................           2.875               1.0625
       Third Quarter...................................           1.75                1.0625
       Fourth Quarter..................................           1.875               1.00

RECENT MARKET PRICE

         The following table sets forth the closing price and the high and low sales price per share of the common stock on the NASDAQ Small Cap Market on March 15, 2000, the last trading day preceding the public announcement of the proposed sale of the Computer Products Division and El Paso IT Services business, and on April 25, 2000, the latest trading day before the date of this Proxy Statement.


                                                                 HIGH                LOW
                                                           -----------------   -----------------
  March 15, 2000.......................................   $       3.25        $      2.75
  April 25, 2000.......................................   $       2.6875      $      2.875

NUMBER OF HOLDERS

         As of the Record Date, there were approximately 47 holders of record of common stock.

                           FORWARD-LOOKING STATEMENTS

         Certain statements in this Proxy Statement constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Statements about the expected impact of the sale of the Computer Products Division and El Paso IT Services business on our business, financial performance and condition, statements regarding our future plans, and statements about the accounting and tax treatment of that transaction are forward-looking statements. Further, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.

         Without limiting the foregoing, the words "projects," believes," "anticipates," "plans," "expects," "intends" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause our results after the sale of the Computer Products Division and El Paso IT Services business to differ materially from those indicated by such forward-looking statements, including factors related to the impact of general economic conditions, such as the rate of employment, inflation, interest rates, and the condition of the capital markets and our ability to successfully integrate into a new line of business. This list of factors is not exclusive. We undertake no obligation to update any forward-looking statements.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, Proxy Statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

         We filed a Proxy Statement with the SEC for the Special Meeting. As allowed by SEC rules, this Proxy Statement does not contain all the information you may consider important.

         The SEC allows us to "incorporate by reference" information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information in, or incorporated by reference in, this Proxy Statement. This Proxy Statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our company and its finances. The following documents are incorporated by reference into this Proxy Statement:

         o Our Annual Report on Form 10-K, for the year ended December 31, 1999, a copy of which is being mailed to all stockholders with this proxy statement.

         If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits. Stockholders may obtain documents incorporated by reference in this Proxy Statement by requesting them in writing or by telephone from:

                      Allstar Systems, Inc.
                      6401 Southwest Freeway
                      Houston, Texas 77074
                      Attn: James H. Long, President and Chief Executive Officer

         If you would like to request documents from us, please do so by May 8, 2000 to receive them before the Special Meeting.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE ON EACH OF THE PROPOSALS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 26, 2000. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

                                 OTHER BUSINESS

         The board of directors does not intend to bring any matters before the special meeting other than those set forth in the accompanying notice. The board of directors knows of no other matters to be brought before the special meeting by others. However, if any other matters are brought before the meeting, the proxies named in the enclosed form of proxy will vote in accordance with their judgment on such matters.


                                           By Order of the Board of Directors,


                                           Donald R. Chadwick
                                           Secretary
                                           April 26, 2000

                             SELECTED FINANCIAL DATA

         The following table sets forth our consolidated financial and operating data as of and for each of the years in the five-year period ended December 31, 1999. Our selected financial data as of and for the five-year period ended December 31, 1999 has been derived from our audited consolidated financial statements. The following data should be read together with our historical consolidated financial statements and the notes thereto and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Proxy Statement or incorporated by reference in this Proxy Statement.


                                                            YEAR ENDED DECEMBER 31,
                                       ------------------------------------------------------------
                                            (In  Thousands  except share and per share amounts)

                                          1995        1996         1997        1998          1999
                                       ---------    ---------   ---------    ---------    ---------
OPERATING DATA:
Revenue                                $  89,627    $ 116,535   $ 123,764    $ 159,674    $ 201,817
Cost of sales and services                78,734      101,837     107,135      139,866      179,026
                                       ---------    ---------   ---------    ---------    ---------
   Gross profit                           10,893       14,698      16,629       19,808       22,791
Selling, general and
   Administrative expenses                 8,496       11,121      12,527       20,659       20,183
                                       ---------    ---------   ---------    ---------    ---------
   Operating income (loss)                 2,397        3,577       4,102         (851)       2,608
Interest expense (net of
  other income)                            1,212        1,145         642          319          648
                                       ---------    ---------   ---------    ---------    ---------
Income (loss) from continuing
  operations before provision
  (benefit) for income taxes               1,185        2,432       3,460       (1,170)       1,960
Provision (benefit) for income taxes         452          933       1,293         (382)         686
                                       ---------    ---------   ---------    ---------    ---------
     Net income (loss) from
       continuing operations                 733        1,499       2,167         (788)       1,274

Discontinued Operations:
  Net income (loss) from
   discontinued operations, net
   of taxes                                 (214)         104        (323)        (310)        (981)
  Loss on disposal, net of taxes                                                             (1,138)
                                       ---------    ---------   ---------    ---------    ---------
     Net income (loss)                 $     519    $   1,603   $   1,844    $  (1,098)   $    (845)
                                       =========    =========   =========    =========    =========

Net income (loss) per share:
  Basic:
   Net income (loss) from
     continuing operations             $    0.17    $    0.36   $    0.62    $   (0.18)   $    0.31
   Net income (loss) from
     discontinued operations               (0.05)        0.02       (0.10)       (0.07)       (0.24)
  Loss on disposal                                                                            (0.27)
                                       ---------    ---------   ---------    ---------    ---------
     Net income (loss) per share       $    0.12    $    0.38   $    0.52    $   (0.25)   $   (0.20)
                                       =========    =========   =========    =========    =========

  Diluted:
  Net income (loss) from
     continuing operations             $    0.17    $    0.36   $    0.61    $   (0.18)   $    0.30
  Net income (loss) from
     discontinued operations               (0.05)        0.02       (0.09)       (0.07)       (0.23)
  Loss on disposal                                                                            (0.27)
                                       ---------    ---------   ---------    ---------    ---------
     Net income (loss) per share       $    0.12    $    0.38   $    0.52    $   (0.25)   $   (0.20)
                                       =========    =========   =========    =========    =========


                                          AS OF DECEMBER 31,
                            -----------------------------------------------
                                            (In Thousands)
                             1995      1996      1997      1998      1999
                            -------   -------   -------   -------   -------
BALANCE SHEET DATA:
Working capital             $ 1,732   $ 2,291   $12,738   $ 9,800   $ 9,567
Total assets                 24,266    24,720    34,855    51,028    53,916
Short-term borrowings         9,912     9,975     1,572    15,958    15,869
Long-term debt                   -0-       -0-       -0-       -0-       -0-
Stockholders' equity          2,724     4,327    14,637    12,705    11,830

                          INDEX TO FINANCIAL STATEMENTS


Proforma Financial Information



                                                                                                       Page No.
                                                                                                       --------
1.       Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1999                           F-3
2.       Unaudited Consolidated Pro Forma Statement of Operations for the year                            F-4
         ended December 31, 1999
3.       Unaudited Consolidated Pro Forma Statement of Operations for the year                            F-5
         ended December 31, 1998
4.       Unaudited Consolidated Pro Forma Statement of Operations for the year                            F-6
         ended December 31, 1997
5.       Notes to Unaudited Pro Forma Consolidated Financial Statements                                   F-7

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

         The unaudited pro forma consolidated balance sheet as of December 31, 1999 and for each year in the periods ended December 31, 1999, 1998 and 1997 give effect to the proposed sale of the Computer Products business segment and certain assets of the El Paso, Texas office of the IT Services business segment as if it had occurred on December 31, 1999 and January 1, 1998, 1997 and 1996, respectively. The unaudited pro forma consolidated financial statements have been prepared from, and should be read in conjunction with, the historical consolidated financial statements of Allstar Systems, Inc. ("Allstar") as reported in its annual report on Form 10-K for the year ended December 31, 1999. Allstar's management evaluates the performance of its reportable segments based on operating income. As a result, the determination of operating income of the Computer Products business segment has been presented in the unaudited pro forma consolidated statements of operations for the years ended December 31, 1999, 1998 and 1997.

         The pro forma adjustments which give effect to the transaction described above are based upon currently available information and upon certain assumptions that management believes are reasonable. There can be no assurances that the actual adjustments will not vary from those reflected in the unaudited pro forma consolidated financial statements.

         The unaudited pro forma consolidated financial statements are provided for informational purposes only and are not necessarily indicative of the financial position or operating results that would have occurred or that may occur in the future if the transaction described had occurred as presented in such statements.

ALLSTAR SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 1999
(In thousands, except share and par value amounts)
--------------------------------------------------------------------------------


ASSETS                                                            Pro Forma
                                                    Historical   Adjustments                  Pro Forma
                                                   -----------   -----------                  -----------
Current Assets:
     Cash and cash equivalents ................    $     4,647   $     1,065            (a)   $     5,712
     Accounts receivable, net .................         37,726        (1,250)           (b)        36,476
     Accounts receivable - affiliates .........            423           (43)           (b)           380
     Inventory ................................          7,442        (4,179)           (b)         3,263
     Deferred taxes ...........................            836          (586)           (b)           250
     Other current assets .....................            384          (132)           (b)           252
                                                   -----------   -----------                  -----------
                  Total current assets ........         51,458        (5,125)                      46,333
Property and equipment, net ...................          2,280        (1,079)           (b)         1,201
Other assets ..................................            178                                        178
                                                   -----------   -----------                  -----------
                                                   $    53,916   $    (6,204)                 $    47,712
                                                   ===========   ===========                  ===========

LIABILITIES STOCKHOLDERS' EQUITY

Current Liabilities:
     Notes payable ............................    $    15,869   $   (15,869)           (a)   $
     Accounts payable .........................         21,687           602            (b)        22,289
     Accrued expenses .........................          3,896         3,453            (b)         7,349
     Net liabilities related to discontinued
         operations ...........................            199                                        199
     Deferred service revenues ................            240                                        240
                                                   -----------   -----------                  -----------
                  Total current liabilities ...         41,891       (11,814)                      30,077
Deferred credit - stock warrants ..............            195                                        195

Commitments and contingencies

Stockholders' Equity:
     Preferred stock, $.01 par value,
         5,000,000 authorized, no shares issued
     Common stock, $.01 par value, 15,000,000
         authorized, 4,442,325 shares issued ..             44                                         44
     Additional paid in capital ...............         10,037                                     10,037
     Unearned equity compensation .............             (1)                                        (1)
     Treasury stock, at cost, 381,800 shares ..           (972)                                      (972)
     Retained earnings ........................          2,722         5,610            (b)         8,332
                                                   -----------   -----------                  -----------
                  Total stockholders' equity ..         11,830         5,610                       17,440
                                                   -----------   -----------                  -----------
                                                   $    53,916   $    (6,204)                 $    47,712
                                                   ===========   ===========                  ===========

ALLSTAR SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1999
(In thousands, except share and per share amounts)
--------------------------------------------------------------------------------

                                                                    Computer
                                                    Historical      Products     Pro Forma
                                                     Allstar        Business     Adjustments             Pro Forma
                                                  ------------    ------------   ------------           ------------

Total revenue ................................... $    201,817    $   (182,642)        (2,012)    (b)   $     17,163
Cost of goods and services ......................      179,026        (166,428)        (1,454)    (b)         11,144
                                                  ------------    ------------   ------------           ------------
                      Gross profit ..............       22,791         (16,214)          (558)                 6,019
Selling, general and administrative expenses ....       20,183         (13,512)         1,342     (c)          8,013
                                                  ------------    ------------                          ------------
Operating income (loss) .........................        2,608    $     (2,702)                               (1,994)
                                                                  ============
Interest expense (income), net of other income ..          648                           (855)    (a)           (207)
                                                  ------------                                          ------------
Income (loss) from continuing operations before
     provision (benefit) for income taxes .......        1,960                                                (1,787)
Provision (benefit) for income taxes ............          686                         (1,293)    (d)           (607)
                                                  ------------                                          ------------
Net income (loss) from continuing operations ....        1,274                                                (1,180)
Discontinued operations:
     Net loss from discontinued operations,
         net of taxes ...........................         (981)                                                 (981)
     Loss on disposal, net of taxes .............       (1,138)                                               (1,138)
                                                  ------------                                          ------------
Net loss ........................................ $       (845)                                         $     (3,299)
                                                  ============                                          ============

Net income (loss) per share:
     Basic:
         Net income (loss) from
              continuing operations ............. $       0.31
                                                                                                        $      (0.28)
         Net loss from discontinued
              operations ........................        (0.24)                                                (0.24)
         Loss on disposal .......................        (0.27)                                                (0.27)
                                                  ------------                                          ------------
         Net loss per share ..................... $      (0.20)                                         $      (0.79)
                                                  ============                                          ============
     Diluted:
         Net income (loss) from
              continuing operations ............. $       0.30                                          $      (0.28)
         Net loss from discontinued
              operations ........................        (0.23)                                                (0.24)
         Loss on disposal .......................        (0.27)                                                (0.27)
                                                  ------------                                          ------------
         Net loss per share ..................... $      (0.20)                                         $      (0.79)
                                                  ============                                          ============

Weighted average number of shares outstanding:
     Basic ......................................    4,168,140                                             4,168,140
     Diluted ....................................    4,226,911                                             4,168,140

ALLSTAR SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1998
(In thousands, except share and per share amounts)
--------------------------------------------------------------------------------


                                                                   Computer
                                                  Historical       Products      Pro Forma
                                                    Allstar        Business     Adjustments           Pro Forma
                                                 ------------    ------------   ------------        ------------
Total revenue .................................. $    159,674    $   (143,396)        (1,151) (b)   $     15,127
Cost of goods and services .....................      139,866        (129,288)        (1,011) (b)          9,567
                                                 ------------    ------------   ------------        ------------
                      Gross profit .............       19,808         (14,108)          (140)              5,560
Selling, general and administrative expenses ...       20,659         (13,548)         2,073  (c)          9,184
                                                 ------------    ------------                       ------------
Operating loss .................................         (851)   $       (560)                            (3,624)
                                                                 ============
Interest expense (income), net of other income..          319                           (409) (a)            (90)
                                                 ------------                                       ------------
Loss from continuing operations before
     provision for income taxes ................       (1,170)                                            (3,534)
Benefit for income taxes .......................         (382)                          (819) (d)         (1,201)
                                                 ------------                                       ------------
Net loss from continuing operations ............         (788)                                            (2,333)
Discontinued operations:
     Net loss from discontinued operations,
         net of taxes ..........................         (310)                                              (310)
                                                 ------------                                       ------------
Net loss ....................................... $     (1,098)                                      $     (2,643)
                                                 ============                                       ============

Net loss per share:
     Basic:
         Net loss from
              continuing operations ............ $      (0.18)                                      $      (0.54)
         Net loss from discontinued
              operations .......................        (0.07)                                             (0.07)
                                                 ------------                                       ------------
         Net loss per share .................... $      (0.25)                                      $      (0.61)
                                                 ============                                       ============
     Diluted:
         Net loss from
              continuing operations ............ $      (0.18)                                      $      (0.54)
         Net loss from discontinued
              operations .......................        (0.07)                                             (0.07)
                                                 ------------                                       ------------
         Net loss per share .................... $      (0.25)                                      $      (0.61)
                                                 ============                                       ============

Weighted average number of shares outstanding:
     Basic .....................................    4,345,883                                          4,345,883
     Diluted ...................................    4,345,883                                          4,345,883

ALLSTAR SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1997
(In thousands, except share and per share amounts)
--------------------------------------------------------------------------------


                                                                    Computer
                                                   Historical       Products      Pro Forma
                                                    Allstar         Business      Adjustments    Pro Forma
                                                  ------------    ------------    -----------   ------------
Total revenue ................................... $    123,764    $   (111,379)                 $     12,385
Cost of goods and services ......................      107,135         (99,701)                        7,434
                                                  ------------    ------------                  ------------
                      Gross profit ..............       16,629         (11,678)                        4,951
Selling, general and administrative expenses ....       12,527          (7,426)     1,399 (c)          6,500
                                                  ------------    ------------                  ------------
Operating income (loss) .........................        4,102    $     (4,252)                       (1,549)
                                                                  ============
Interest expense (income), net of other income ..          642                       (720)(a)            (78)
                                                  ------------                                  ------------
Income (loss) from continuing operations before
     provision (benefit) for income taxes .......        3,460                                        (1,471)
Provision (benefit) for income taxes ............        1,293                     (1,793)(d)           (500)
                                                  ------------                                  ------------
Net income (loss) from continuing operations ....        2,167                                          (971)
Discontinued operations:
     Net loss from discontinued operations,
         net of taxes ...........................         (323)                                         (323)
                                                  ------------                                  ------------
Net income (loss) ............................... $      1,844                                  $     (1,294)
                                                  ============                                  ============

Net loss per share:
     Basic:
         Net income (loss) from
              continuing operations ............. $       0.62                                  $      (0.28)
         Net loss from discontinued
              operations ........................        (0.10)                                        (0.09)
                                                  ------------                                  ------------
         Net income (loss) per share ............ $       0.52                                  $      (0.37)
                                                  ============                                  ============
     Diluted:
         Net income (loss) from
              continuing operations ............. $       0.61                                  $      (0.28)
         Net loss from discontinued
              operations ........................        (0.09)                                        (0.09)
                                                  ------------                                  ------------
         Net income (loss) per share ............ $       0.52                                  $      (0.37)
                                                  ============                                  ============


Weighted average number of shares outstanding:
     Basic ......................................    3,519,821                                     3,519,821
     Diluted ....................................    3,526,787                                     3,519,821

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET:

(a) Expected proceeds from the transaction are calculated using the following assumptions:


     Cash to be received from purchaser at closing:
         Proceeds from the sale of Computer Products business                   $ 14,250
         Proceeds from the sale of property and equipment                            505
         Proceeds from the sale of inventory at cost                               2,179
                                                                                --------
                  Total cash  to be received                                      16,934
     Less cash assumed on the repayment of notes payable                         (15,869)
                                                                                --------
                  Expected net proceeds                                         $  1,065
                                                                                --------



(b) Represents the estimated gain on the proposed transaction calculated as follows:

     Net book value of Property and equipment                                   $  1,079
     Cost of inventory sold                                                        2,179
     Expenses attributable to the transaction                                      1,149     (3)
     Loss on accounts receivables retained                                         1,852     (1)
     Loss on inventory retained                                                    2,000     (1)
     Disposal of other  retained assets                                              175
                                                                                --------
                                                                                   8,434
         Cash to be received                                                      16,934
                                                                                --------
         Pre-tax gain                                                              8,500
         Estimated income tax at statutory rate (34%)                              2,890     (2)
                                                                                --------
                  Estimated gain on the proposed transaction                    $  5,610
                                                                                ========

     (1) In connection with the transaction Allstar will retain accounts receivable of the Computer Products business. Allstar believes that without the ongoing customer relationships it will experience an increase in account write-offs. In addition, Allstar will retain certain inventory that it plans to sell at auction.

     (2) Allstar expects to utilize its net operating loss carryforward in the determination of its tax liability.

     (3) Allstar expects to incur direct expenses as a result of the transaction, which include a finder's fee, professional expenses and employee costs. The purchaser has reimbursed Allstar $250 of such costs.


UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS:


(a) The application of cash expected to be received would be used to repay notes payable, thereby eliminating interest expense.

(b) Represents revenue and cost of goods and service relating to the disposition of El Paso service operations which operated only in 1998 and 1999.

(c) Reflects adjustment for internal overhead allocated to the Computer Products business segment for selling, general and administrative departments retained, net of selling, general and administrative expenses to be eliminated in connection with the sale of El Paso service operations

(d)  The adjustment to the tax provision (benefit) reflects pro forma income
     (loss) from continuing operations at Allstar's effective tax rate of approximately 34%.

                                                                      APPENDIX A









                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG


                    AMHERST COMPUTER PRODUCTS SOUTHWEST, LP,


                          AMHERST TECHNOLOGIES, L.L.C.


                                       AND


                              ALLSTAR SYSTEMS, INC.


                                 March 16, 2000

                            ASSET PURCHASE AGREEMENT

         This Agreement is entered as of March 16, 2000, by and among Amherst Computer Products Southwest, LP, a Texas limited partnership ("Amherst Southwest"), Amherst Technologies, L.L.C., a Nevada limited liability company ("AmTech"), and Allstar Systems, Inc., a Delaware corporation ("Allstar"). Each of Amherst Southwest and Allstar is referred to herein singularly as a "Party" and collectively as the "Parties," except that for purposes of Article XI, the terms "Party" and "Parties" shall include AmTech.

                                R E C I T A L S :

         A. Allstar conducts business through three divisions and one wholly-owned subsidiary. One of Allstar's divisions, the CP Division, is principally engaged in the business of reselling new computer hardware and software. Allstar's El Paso IT Business is principally engaged in IT Services.


         B. On the terms and conditions set forth in this Agreement, Allstar desires to sell and Amherst Southwest desires to purchase specified assets of the CP Division and El Paso IT Business.

         In consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, Allstar, Amherst Southwest and AmTech agree as follows.

                                   ARTICLE I

                                  Definitions.

         "Accounts Receivable" has the meaning set forth in Section 3.3(a) below.

         "Acquired Assets" has the meaning set forth in Section 2.1 below.

         "Acquired Customer Contracts" has the meaning set forth in Section 2.1(a) below.

         "Acquisition Proposal" has the meaning set forth in Section 6.9 below.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Allocated Inventory" has the meaning set forth in Section 2.1(b) below.

         "Allstar's Cost" means Allstar's direct cost of the Inventory in question, including shipping charges, as reflected in an invoice from the supplier or manufacturer of such Inventory.

         "Allstar Indemnitee" has the meaning set forth in Section 10.2 below.

         "Allstar's Stockholders" means any Person who or which holds any Allstar Shares.

         "Allstar Shares" means shares of capital stock of Allstar entitled to vote on the transactions contemplated by this Agreement.

         "Amherst Material Adverse Effect" has the meaning set forth in Section
5.3 below.

         "Amherst Southwest" has the meaning set forth in the preface above.

         "Amherst Southwest Indemnitee" has the meaning set forth in Section
10.1 below.

         "Amherst Southwest Orders" has the meaning set forth in Section 3.4(a) below.

         "AmTech" has the meaning set forth in the preface above.

         "AmTech Financial Statements" has the meaning set forth in Section 5.11 below.

         "Appraised Value" when used with respect to the Tangible Assets that become Acquired Assets, means the fair market value of such Tangible Assets as determined using the valuation criteria described in this paragraph by a dealer in used items of the sort appraised selected by Amherst Southwest and Allstar pursuant to Section 2.7. In determining the Appraised Value, the appraised price of each item of Tangible Assets shall: (a) be that which would be paid by a willing buyer to a willing seller regularly engaged as a dealer of used items of the sort appraised; (b) be based on the circumstance that neither the buyer or seller of the item were motivated by unusual needs or influences; (c) be for use of the item by the buyer in the same manner as the item is used by Allstar in its CP Division; and (d) reflect the price of the item, with payment in full for the item occurring thirty days after invoice date.

         "Arbitrating Accountant" has the meaning set forth in Section 11.13 below.

         "Assignment, Bill of Sale and Assumption Agreement" means an Assignment, Bill of Sale and Assumption Agreement substantially in the form of Exhibit A attached hereto, as appropriately completed at the Closing.

         "Assumed Leases" has the meaning set forth in Section 2.3(a)(3) below.

         "Assumed Liabilities" has the meaning set forth in Section 2.3 below.

         "Business Day" means a day other than a Saturday, Sunday or other day on which the commercial banks in Houston, Texas are authorized or required to close.

         "Capital Leases" has the meaning set forth in Section 2.1(j) below.

         "Closing" has the meaning set forth in Section 2.10 below.

         "Closing Date" has the meaning set forth in Section 2.10 below.

         "Code" has the meaning set forth in Section 2.12 below.

         "Cooperative Advertising Credits" has the meaning set forth in Section 2.1(h) below.

         "Cooperative Advertising Credit Purchase Price" has the meaning set forth in Section 2.1(h) below.

         "CP Division" means Allstar's business division (known as the Computer Products Division) which is engaged in the sale and distribution of computer hardware, software and related products, and does not include the Retained Businesses or the Excluded Assets.

         "Customer and Sales Records" means the identity of all customers of the CP Division and the El Paso IT Business and all books and records (whether in written or electronic form) of Allstar relating to such customers and sales to such customers, including customer lists, mailing lists, sales histories, pricing data, files and correspondence relating to sales to customers, billing and collection records, advertising materials, catalogues and price lists, including all records, correspondence, notes, bids, proposals and information of Allstar relating to the actual or proposed business relationship with SBC.

         "Customer Inventory" has the meaning set forth in Section 2.1(c) below.

         "Damages" has the meaning set forth in Article X below.

         "Daily Purchasing Report" has the meaning set forth in Section 3.4(d) below.

         "Disclosure Schedule" has the meaning set forth in Article IV below.

         "Dispute" has the meaning set forth in Section 11.13 below.

         "Earn Out" has the meaning set forth in Section 2.9 below.

         "Earn Out Calculation Period" with respect to the first Earn Out Payment Date shall mean the period from the Closing Date through the end of the calendar quarter in which the Closing Date occurs; with respect to each subsequent Earn Out Payment Date other than the final Earn Out Payment Date, the Earn Out Calculation Period shall be the calendar quarter immediately preceding the Earn Out Payment Date; and with respect to the final Earn Out Payment Date shall mean the period from the end of the immediately preceding calendar quarter through the second anniversary of the Closing Date. For purposes of computing the Earn Out, a calendar quarter shall mean the three month period ending on the last day of March, June, September and December.

         The "Earn Out Payment" due on each Earn Out Payment Date shall be calculated as fifty percent (50%) of the SBC Modified Gross Profit for the preceding Earn Out Calculation Period.

         "Earn Out Payment Date" shall mean the 45th day following the end of each calendar quarter, with the first Earn Out Payment Date being May 15, 2000 and the last Earn Out Payment Date being May 15, 2002, or if any Earn Out Payment Date falls on a date that is not a Business Day, the then Earn Out Payment date shall fall on the next Business Day.

         "Effective Time" means 12:01 a.m. Central Time on the Closing Date.

         "El Paso Business Area" means the area within a 200 mile radius of the El Paso, Texas city hall, and all of the State of New Mexico.

         "El Paso IT Business" means the business of Allstar's El Paso, Texas business office, which is engaged in IT Services, and does not include the Excluded Assets.

         "Encumbrance" means (a) any third party claim, restriction, preference, priority, right or other preferential arrangement of any kind or nature whatsoever, except for any of the foregoing arising in the

Ordinary Course of Business, or (b) any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (i) mechanic's, materialmen's, landlord's and similar liens, (ii) liens for taxes not yet due and payable,
(iii) purchase money liens and liens securing rental payments under capital lease arrangements, and (iv) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Escrow Agent" has the meaning set forth in Section 2.8 below.

         "Escrow Agreement" has the meaning set forth in Section 2.8 below.

         "Escrow Period" has the meaning set forth in Section 2.8 below.

         "Excluded Assets" has the meaning set forth in Section 2.2 below.

         "Excluded Liability" has the meaning set forth in Section 2.4 below.

         "Financial Statements" has the meaning set forth in Section 4.9 below.

         "Financing Letter" has the meaning set forth in Section 5.6 below.

         "Fulfillment Price" means the current lowest price at which a Party could obtain the specified goods from such Party's customary third party vendors without regard to manufacturer or dealer rebates based on future purchases by such Party or its Affiliates.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States for accrual basis accounting as applied on a consistent basis.

         "Governmental Approval" means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any federal, state or local government, or any political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any governmental authority, agency, department, board, commission or instrumentality of the United States, any state of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

         "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Holdback" has the meaning set forth in Section 2.8 below.

         "Inventory" means all goods held for resale by the CP Division, wherever located, but excluding any such goods related to Allstar's Retained Businesses.

         "Inventory in Transit" has the meaning set forth in Section 2.6(b) below.

         "Inventory Purchase Price" means Allstar's Cost of the Allocated Inventory and the Customer Inventory at the Effective Time, as determined pursuant to Section 2.6.

         "IT Services" means the following: (1) warranty and non-warranty repair and replacement of computer hardware and software, (2) diagnostic services and support for computer hardware and software, (3) outsourced network management,
(4) on-site service parts stocking and computer asset management and tracking,
(5) recommendation, sale and installation, on a turn-key basis, of voice and data networking solutions, including network hubs, routers, servers and cabling, but excluding, without limitation, the sale of desktop PCs and "off-the-shelf" office software, (6) long-term and short-term technical staffing and recruiting,
(7) computer system design and project management of major roll-outs, installations and networks, (8) programming services and website development, and (9) sale, licensing or sublicensing of software owned, licensed or developed by Allstar, its Affiliates or its Retained Businesses.

         "Key IT Customers" has the meaning set forth in Section 8.3 below.

         "Leased Premises" means those leased real properties of Allstar in the Assumed Leases listed on Schedule 2.3(a)(3) attached hereto.

         "Liability" means any liability, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due.

         "Majority Shares" has the meaning set forth in Section 4.4 below.

         "Material Adverse Effect" means any event, occurrence, fact, condition, change or effect that is materially adverse to the business, operations, results of operations or condition (financial or otherwise) of the CP Division, the El Paso IT Business or the Acquired Assets, taken as a whole.

         "Mintech" means Mintech, Inc., a Texas corporation.

         "MinTech Agreements" means (i) that certain Finance Agreement, dated as of September 30, 1998, between Allstar and Mintech, and (ii) that certain Revolving Loan Agreement, dated September 30, 1998, between Allstar and Mintech, true and correct copies of which have been provided to Amherst Southwest.

         "MIS Software" means that certain software package custom designed by Allstar to run its management information systems and which is referred to by Allstar as the "Universe System."

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party" has the meaning set forth in the preface above.

         "Person" means an individual, partnership, corporation, association, limited liability company, trust, joint venture, unincorporated organization or governmental entity, or any department, agency or political subdivision thereof.

         "Prohibited Business" means the sale or disposition of computer hardware and software in substantially the manner conducted by the CP Division; provided, however, that "Prohibited Business" shall not include (1) the Retained Businesses, (2) the sale, licensing or sublicensing of software owned, licensed or developed by Allstar, its Affiliates or the Retained Businesses, or (3) any activities of Allstar or any of its Affiliates relating to (i) the sale or other disposition and installation of Retained Inventory, as permitted by Section 3.4(e) hereof, (ii) the exercise of Allstar's rights and the performance by Allstar of any of its obligations under Sections 3.3 or 3.4, or (iii) the performance by Allstar of any arrangements made by Amherst Southwest and Allstar pursuant to
Section 2.13(d) hereof regarding non-assignable contracts.

         "Prohibited Persons" has the meaning set forth in Section 8.3 below.

         "Proxy Statement" has the meaning set forth in Section 6.3 below.

         "Purchase Price" has the meaning set forth in Section 2.5 below.

         "Retained Businesses" means the following businesses conducted currently by Allstar or its Affiliates: (a) the business of Allstar's Telecom Division, which consists of the sale and servicing of business telephone systems, including computer hardware and software for data and voice integration, wide area connectivity and telephone system networking, and wireless communications, where the sale of such computer hardware and software products is ancillary and is required as an integral part of the provision of a product or service by Allstar's Telecom Division and where such computer hardware is sold at a gross profit margin to Allstar in excess of 30%; (b) the business of Stratasoft, which is primarily engaged in the development and marketing of proprietary software for the integration of business telephone systems and networked computer systems, which are sometimes bundled with computer hardware supplied by Allstar or Stratasoft at the customer's request, but only where such computer hardware is sold at a gross profit margin to Allstar in excess of 30%; and (c) the business of Allstar's IT Services Division, which is engaged in providing IT Services, excluding the El Paso IT Business within the El Paso Business Area.

         "Retained Customer Contracts" has the meaning set forth in Section 2.2(a) below.

         "Retained Inventory" has the meaning set forth in Section 2.2(c) below.

         "SBC" means SBC Communications, Inc., its successors, assigns and Affiliates, or any leasing company or companies or other agents designated by SBC Communications, Inc., or its successors, assigns and Affiliates.

         "SBC Agreement" means any contract or agreement for the sale of computer hardware or software that may be entered into between Allstar, Mintech or any of their respective Affiliates, on the one hand, and SBC, on the other hand, at any time prior to the Closing Date, as such contract or agreement may be amended, restated or otherwise modified prior to the Closing Date.

         "SBC Gross Profit" means the difference between SBC Net Sales and the cost of goods sold to SBC relating to such SBC Net Sales. For these purposes, the cost of goods sold shall include (a) the direct cost to Amherst Southwest and its Affiliates for inventory purchased to fulfill such SBC Net Sales, together with the cost of shipping and freight, and (b) the direct costs to Amherst Southwest and its Affiliates of providing, or the costs to Amherst Southwest and its Affiliates of subcontracting to third parties to provide, the installation, configuration and other tasks required to fulfill such SBC Net Sales. The cost of goods sold shall not include any selling, general or administrative expenses of Amherst Southwest or its Affiliates.

         "SBC Gross Sales" means all sales to SBC by Amherst Southwest and its Affiliates.

         "SBC Modified Gross Profit" means SBC Gross Profit minus sales commissions and any amounts paid to MinTech on SBC Net Sales included in the calculation of SBC Gross Profit; provided, however, that sales commissions for purposes of calculating SBC Modified Gross Profit shall not exceed the sales commissions that would be payable under Allstar's sales commission programs and arrangements with MinTech in effect at the Closing.

         "SBC Net Sales" means SBC Gross Sales, less customer returns, adjustments and cancellations.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Server" has the meaning set forth in Section 3.1 below.

         "Stratasoft" means Stratasoft, Inc., a wholly-owned subsidiary of Allstar.

         "Supplier and Purchasing Records" shall mean the identity of all suppliers of the CP Division and the El Paso IT Business and all books and records of Allstar relating to such suppliers and purchases from such suppliers, including supplier lists, purchasing histories, supplier catalogues and price lists, correspondence with suppliers, invoicing and payment records, rebate and volume discount policies of suppliers, cooperative advertising files and records.

         "Supplier Contracts" has the meaning set forth in Section 2.1(f) below.

         "Supplier Warranties" has the meaning set forth in Section 2.1(g) below.

         "Tangible Asset Purchase Price" means the Appraised Value of the Tangible Assets.

         "Tangible Assets" shall mean all furniture, fixtures and equipment listed on Schedule 2.7 and owned by Allstar at the Effective Time, which Schedule shall be prepared pursuant to Section 2.7 after the execution and delivery of this Agreement, including any additional similar items of furniture, fixtures and equipment subsequently acquired by Allstar, but excluding any items subsequently disposed of prior to the Effective Time, in each case in the Ordinary Course of Business.

         "Tax" means any state, county, or local personal property tax.

         "Transferred Employees" has the meaning set forth in Section 3.2(a) below.

                                   ARTICLE II

                               Purchase and Sale.

2.1 Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, at the Closing, Amherst Southwest agrees to purchase from Allstar, and Allstar agrees to sell, transfer, convey, and deliver to Amherst Southwest, all right, title and interest of Allstar in and to the assets described below (other than Excluded Assets), whether now existing or hereafter acquired, as such assets may exist at the Effective Time (collectively, the "Acquired Assets"):

                  (a) each customer contract and purchase order of: (1) the CP Division at the Effective Time, including the SBC Agreement, if, and only to the extent that, shipment of goods to the customer (or in accordance with the customer's instructions) by Allstar or Allstar's supplier has not yet occurred at the Effective Time, and (2) the El Paso IT Business, if, and only to the extent that, the IT Services have not been provided at the Effective Time (collectively, the "Acquired Customer Contracts");

                  (b) all Inventory held in stock that has been allocated to fill (in whole or in part) an Acquired Customer Contract, whether or not in the configuration required by the Acquired Customer Contract, but excluding Inventory in Transit and Customer Inventory (the "Allocated Inventory");

                  (c) all Inventory held in stock and that has been ordered pursuant to a request from those customers of Allstar identified on
         Schedule 2.1(c), but excluding Allocated Inventory and Inventory in Transit ("Customer Inventory");

                  (d) the Tangible Assets;

                  (e) a duplicate copy of all Customer and Sales Records and a duplicate copy of all Supplier and Purchasing Records;

                  (f) each contract with, and certification from, manufacturers and suppliers of computer hardware and software products identified on
         Schedule 2.1(f) (collectively "Supplier Contracts");

                  (g) all guarantees, warranties, indemnities and similar rights in favor of Allstar with respect to any Acquired Asset (collectively, "Supplier Warranties");

                  (h) all rights or credits to receive funds for advertising expenses (or reimbursements of such expenses) at the Effective Time under cooperative advertising programs offered by Hewlett-Packard ("Cooperative Advertising Credits"), including such rights and credits listed on Schedule 2.1(h), and any additional Cooperative Advertising Credits subsequently acquired by Allstar, but excluding any Cooperative Advertising Credits subsequently used by Allstar prior to the Effective Time, or which expire prior to the Effective Time, in each case in the Ordinary Course of Business, at an aggregate purchase price (the "Cooperative Advertising Credit Purchase Price") equal to 50% of the amount of the Cooperative Advertising Credits, if, and only to the extent that, Hewlett-Packard consents to the sale of such Cooperative Advertising Credits to Amherst Southwest prior to the Closing Date;

                  (i) the intangible assets consisting of business ideas and information, know-how, copyrights and advertising and marketing concepts used by the CP Division in connection with the sale of computer hardware, software and related products and all goodwill associated therewith and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions; and

                  (j) all capital leases of equipment listed on Schedule 2.1(j) (the "Capital Leases").

At the Closing, Allstar shall assign the Acquired Assets to Amherst Southwest as of the Effective Time by the execution and delivery to Amherst Southwest of the Assignment, Bill of Sale and Assumption Agreement in the form of Exhibit A, appropriately completed as of the Closing.

2.2 Excluded Assets. Allstar will retain and Amherst Southwest will not acquire any right, title or interest in any assets not identified in
         Section 2.1, including the following assets (collectively, the "Excluded Assets"):

                  (a) each customer contract and purchase order of: (1) the CP Division at the Effective Time, including the SBC Agreement, if (and only to the extent that) shipment of goods to the customer (or in accordance with the customer's instructions) by Allstar or Allstar's suppliers occurs before the Effective Time, and (2) the El Paso IT Business, if, and only to the extent that, the IT Services have been provided at the Effective Time (collectively, the "Retained Customer Contracts"), it being agreed that with respect to each customer contract and purchase order under which (1) shipment of goods occurs in part before and in part after the Effective Time, such contract and purchase order shall be considered both an Acquired Customer Contract to the extent shipments thereunder occur after the Effective Time and a Retained Customer Contract to the extent that shipments thereunder occur before the Effective Time, and (2) IT Services are performed in part before and in part after the Effective Time, such contract and purchase order shall be considered both an Acquired Customer Contract to the extent the performance of IT Services thereunder occurs after the Effective Time and a Retained Customer Contract to the extent that performance of IT Services thereunder occurs before the Effective Time.

                  (b) all Inventory that is in transit from Allstar's suppliers to Allstar or is in transit from Allstar's suppliers directly to (or as ordered by) Allstar's customers, in each case at the Effective Time ("Inventory in Transit");

                  (c) Inventory at the Effective Time not constituting Allocated Inventory or Customer Inventory (all such items of Inventory, together with Inventory in Transit, are herein referred to as "Retained Inventory");

                  (d) rights and benefits under contracts included in the Acquired Assets but only to the extent that such rights and benefits accrue before the Effective Time, including Acquired Customer Contracts, Supplier Contracts, Supplier Warranties, and Assumed Leases; provided, however, that Cooperative Advertising Credits shall be included in the Acquired Assets even though they may have accrued before the Effective Time and only if, and to the extent that, Hewlett-Packard consents to the sale of such Cooperative Advertising Credits to Amherst Southwest prior to the Closing Date;

                  (e) the assets described in Schedule 2.2(e);

                  (f) assets not used by the CP Division or the El Paso IT Business in the Ordinary Course of Business, including assets used primarily by Allstar in its Retained Businesses;

                  (g) assets used by Allstar to perform corporate, general and administrative functions, including Allstar's accounting systems and computer hardware and software used to operate such systems;

                  (h) the MIS Software; provided, however, that Allstar shall license the MIS Software to Amherst Southwest as provided in Section 3.1;

                  (i) Allstar's name or any trade names or service marks used by Allstar or any of its subsidiaries, and any name or mark derived therefrom, including "Allstar Systems" and "Allstar Computer" or any other name containing "Allstar" or "All Star"; provided, however, that Amherst Southwest shall be entitled to use the name "Allstar Computer" under Section 8.1 to the extent therein provided;


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

                  (j) all Accounts Receivable; including receivables due from suppliers and rebates due from suppliers;

                  (k) all notes receivable;

                  (l) all cash and cash equivalents;

                  (m) all real property (except the Assumed Leases);

                  (n) the originals of all Customer and Sales Records, all Supplier and Purchasing Records, all Personnel Records and all other books and records, but excluding the duplicate copies of the foregoing which are sold to Amherst under Section 2.1;

                  (o) the Mintech Agreements; and

                  (p) all intangible assets consisting of business ideas and information, know-how, copyrights and advertising and marketing concepts by the El Paso IT Business in connection with the sale of computer hardware.

2.3      Assumption of Liabilities.

                  (a) At the Closing, upon the terms and conditions set forth in this Agreement, Amherst Southwest agrees to assume and thereafter to fully perform and pay in full when due, in accordance with their respective terms, the following (and only the following) (the "Assumed Liabilities"):

                           (1) all liabilities, obligations and commitments
                  under all contracts and purchase orders included in the Acquired Assets that arise from and after the Effective Time, including those under the Acquired Customer Contracts, Supplier Contracts and Capital Leases;

                           (2) liabilities, obligations and commitments set
                  forth on Schedule 2.3(a)(2);

                           (3) Allstar's obligations and duties under the real
                  property leases listed on Schedule 2.3(a)(3) (the "Assumed Leases"), either by direct assumption of each Assumed Lease or by sublease arrangements mutually acceptable to Amherst Southwest, Allstar and the landlord under the Assumed Leases.

                  (b) At the Closing, Amherst Southwest shall assume the Assumed Liabilities as of the Effective Time by the execution and delivery to Allstar of the Assignment, Bill of Sale and Assumption Agreement in the form of Exhibit A, appropriately completed as of the Closing.

2.4 Excluded Liabilities. Amherst Southwest will not assume or have any responsibility whatsoever, with respect to any other obligation or liability of Allstar, whether known or unknown, disclosed or undisclosed, matured or unmatured, contingent or otherwise (the "Excluded Liabilities"), except for the Assumed Liabilities.

2.5 Purchase Price. The purchase price payable by Amherst Southwest (the "Purchase Price") shall be (a) Fourteen Million Two Hundred Fifty Thousand Dollars ($14,250,000) payable at the Closing by delivery to Allstar by wire transfer of immediately available funds; plus (b) Five


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

         Hundred Thousand Dollars ($500,000) (the "Holdback") payable as set forth in Section 2.8 below; plus (c) the Earn Out; plus (d) the Inventory Purchase Price, payable at the Closing by delivery to Allstar by wire transfer of immediately available funds; plus (e) the Tangible Asset Purchase Price, payable at the Closing by delivery to Allstar by wire transfer of immediately available funds; plus (f) the Cooperative Advertising Credit Purchase Price, as payment in full for the Cooperative Advertising Credits, payable at the Closing by delivery to Allstar by wire transfer of immediately available funds; plus (g) the assumption and performance by Amherst Southwest of the Assumed Liabilities.

2.6      Inventory.

                  (a) Not more than one week before the Closing Date, Allstar, with representatives of Amherst Southwest present, shall conduct a physical inventory of all items of Inventory, which Inventory shall be adjusted for receipts, shipments and adjustments through the Closing Date, and shall then prepare the following two schedules therefrom:

                           (1) Schedule 2.6(a), which shall list all items of
                  Allocated Inventory, Allstar's Cost of each such item, the identity of the customer to which the item is allocated, Allstar's order number, the customer's purchase order number (if any), and the warehouse number for such item as carried on Allstar's books and records; and

                           (2) Schedule 2.6(b), which shall list all items of
                  Customer Inventory, Allstar's Cost of each such item, the identity of the customer that requested the inventory and the warehouse number for such item as carried on Allstar's books and records.

         At or prior to the Closing, Amherst Southwest and Allstar shall each signify in writing their respective approval of Schedules 2.6(a) and 2.6(b), which approval shall not be unreasonably withheld, conditioned or delayed, and which approval shall include the approval by Amherst Southwest and Allstar of the quantities of Allocated Inventory and Customer Inventory reflected on Schedules 2.6(a) and 2.6(b). Upon written approval by Amherst Southwest and Allstar of Schedules 2.6(a) and 2.6(b), such schedules shall become part of this Agreement for all purposes without further action of the Parties. The total of Allstar's Cost for such Allocated Inventory and Customer Inventory reflected on such schedules shall become the Inventory Purchase Price to be paid under this Agreement for the Allocated Inventory and the Customer Inventory.

                  (b) The Parties acknowledge and agree that there may be items of Allocated Inventory and Customer Inventory that were either erroneously omitted from, or erroneously included in, the calculation of the Inventory Purchase Price for those categories of Acquired Assets at the Closing. Accordingly, the Parties agree to exchange pertinent information concerning any such items and to confer in good faith to resolve the proper treatment of any items erroneously omitted or erroneously included in the calculation of the Inventory Purchase Price under this Agreement. Any amount owed by one Party to another as a result of such errors shall be paid to the Party to which it is due on or before the 90th day after the Closing Date.

2.7 Tangible Assets. Promptly after the execution and delivery of this Agreement, Allstar, with representatives of Amherst Southwest present, shall conduct an inventory of all Tangible Assets and shall prepare
         Schedule 2.7 which shall list all such items and their location. At or prior to the Closing, Amherst Southwest and Allstar shall each signify in writing their respective approval of Schedule 2.7, which approval shall not be unreasonably withheld, conditioned or


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

         delayed. Upon written approval by Amherst Southwest and Allstar of
         Schedule 2.7, such schedule shall become part of this Agreement for all purposes without further action of the Parties. The Parties further agree to jointly engage a dealer in used items of the sort included in the Tangible Assets to determine the Appraised Value of the Tangible Assets listed on Schedule 2.7, and that the aggregate Appraised Value of the items on Schedule 2.7 shall constitute the Tangible Asset Purchase Price to be paid under this Agreement for the Tangible Assets. The cost of such valuation, if any, shall be paid one-half by Allstar and one-half by Amherst Southwest, regardless of whether the Closing occurs.

2.8 Holdback. On the Closing Date, the Holdback shall be paid by wire transfer to Bank of America, N.A., Houston, Texas (the "Escrow Agent"), to be held by the Escrow Agent to satisfy any claims by Amherst Southwest against Allstar pursuant to Sections 10.1(a) and 10.1(b) of this Agreement for a period of one (1) year after the Closing Date (the "Escrow Period"), in accordance with the terms of the Escrow Agreement in the form attached to this Agreement as Exhibit B (the "Escrow Agreement"). Interest on the Holdback shall be paid in accordance with the terms of the Escrow Agreement. Following the expiration of the Escrow Period, the Parties shall cause the remaining balance of the Holdback together with interest or income thereon, if any, after the payment of all such claims and reservation of amounts reasonably deemed sufficient to satisfy unresolved claims, to be distributed by the Escrow Agent to Allstar within five (5) Business Days in accordance with the terms of the Escrow Agreement.

2.9      Earn Out.

                  (a) On each Earn Out Payment Date, Amherst Southwest shall pay to Allstar the Earn Out Payment, if any, for the immediately preceding Earn Out Calculation Period. Each Earn Out Payment shall be calculated as fifty percent (50%) of the SBC Modified Gross Profit for the appropriate Earn Out Period, but Amherst Southwest shall have no obligation to make any Earn Out Payments to Allstar with respect to SBC Modified Gross Profit on SBC Net Sales in excess of Two Hundred Forty Million Dollars ($240,000,000) in the aggregate.

                  (b) All Earn Out Payments shall be calculated in accordance with GAAP, but paid only for SBC Modified Gross Profit actually received by Amherst Southwest on a cash basis, and shall be made by Amherst Southwest by wire transfer of immediately available funds on or before the Earn Out Payment Date to such bank account as Allstar may specify from time to time in writing. Allstar's share of any SBC Modified Gross Profit that is accrued but not actually received by Amherst Southwest at the end of an Earn Out Calculation Period shall be included in the Earn Out Payment to Allstar for the Earn Out Calculation Period in which such payment was actually received by Amherst Southwest or, if such payment is received after the end of the last Earn Out Payment Date, within thirty (30) days after the date such payment was received by Amherst Southwest.

                  (c) All Earn Out Payments shall be accompanied by a written report of Amherst Southwest detailing the calculation of such Earn Out Payment, which report shall be prepared in accordance with GAAP and shall include invoice numbers, and for each invoice, the cost of goods sold, sales commissions, freight in, freight out and subcontracted costs. All Earn Out Payments shall also be accompanied by a written report of Amherst Southwest's independent auditor (which shall be a firm with national recognition) certifying that such auditors have reviewed Amherst Southwest's written report, compared the information contained in Amherst Southwest's report to a sampling of the original records of Amherst Southwest and vouched such sampling in accordance with generally accepted auditing standards, and verified that the calculations in the report are accurate.

                  (d) In the event that Allstar disagrees with, or has questions concerning, an Earn Out Payment, Allstar may, within 30 days after receipt of Amherst Southwest's written report, request a meeting with the Chief Financial Officer of Amherst Southwest for the purpose of discussing such written report. Amherst Southwest and Allstar shall cause such meeting to occur within a reasonable period of time not more than 30 days after the date of Allstar's request, at a mutually acceptable time and place. Amherst Southwest and Allstar shall cooperate in good faith and in a commercially reasonable manner to resolve any disputes concerning the calculation of any Earn Out Payment. If such disputes cannot be mutually resolved within 30 days after the date of the meeting, either Party may submit the dispute to resolution in accordance with Section 11.13 of this Agreement.

                  (e) Amherst Southwest agrees that it and its Affiliates will use good faith, commercially reasonable efforts to perform the SBC Agreement in accordance with its terms. Neither Amherst Southwest nor its Affiliates shall enter into any transaction or take any action with any Affiliate the effect of which is to decrease the Earn Out Payments payable to Allstar hereunder.

                  (f) The Earn Out Payments payable to Allstar hereunder are herein referred to collectively as the "Earn Out."

2.10 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Porter & Hedges, L.L.P. in Houston, Texas, commencing at 9:00 a.m. Central Time on the Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

2.11 Deliveries at the Closing. At the Closing, (a) Allstar will deliver to Amherst Southwest the various certificates, instruments, and documents referred to in Section 7.1 below; (b) Amherst Southwest will deliver to Allstar the various certificates, instruments, and documents referred to in Section 7.2 below; and (c) Allstar will execute, acknowledge (if appropriate), and deliver to Amherst Southwest such other instruments of sale, transfer, conveyance, and assignment as Amherst Southwest and its counsel reasonably may request.

2.12 Allocation of Purchase Price. The sale of the Acquired Assets may constitute an "applicable asset acquisition" as defined in section 1060(c) of the Internal Revenue Code ("Code"). The Parties have agreed, pursuant to section 1060(a) of the Code, to allocate the Purchase Price among the Acquired Assets under the "residual method" in section 1.1060-1T of the Treasury Regulations. The Parties agree to use good faith, commercially reasonable efforts to agree upon the allocation of the Purchase Price before the Closing Date, and to reflect this agreement by letter agreement which when executed by the Parties shall become part of this Agreement for all purposes. In accordance with section 1.1060-1T(h) of the Treasury Regulations, Allstar and Amherst Southwest will each file Form 8594 with their federal income tax returns for the taxable year that includes the Closing Date and such Forms 8594 shall reflect the allocation of the Purchase Price so agreed upon.


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

2.13     Consent of Third Parties.

         (a) Despite anything to the contrary in this Agreement, this Agreement shall not constitute an assignment or transfer of, or an agreement to assign or transfer, any Governmental Approval, contract, instrument, lease, permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom if an assignment or transfer or an attempt to make such an assignment or transfer without the consent of a third party would constitute a breach or violation thereof or would violate any applicable law or regulation, or would otherwise affect adversely the rights of Allstar or Amherst Southwest thereunder; and any transfer or assignment by Allstar of any interest under any such Governmental Approval, contract, instrument, lease, permit or other agreement or arrangement that requires the consent or approval of a third party shall be made subject to such consent or approval being first obtained.

         (b) Allstar will give any required notices, and the Parties agree to cooperate and use their respective commercially reasonable efforts, in order to obtain necessary third party consents to the sale and transfer of the Acquired Assets as contemplated by this Agreement; provided, however, that with respect to the Acquired Customer Contracts, Allstar shall only be required to notify and seek any necessary approvals from the customers listed on Schedule 7.1(h). Amherst Southwest agrees, if requested by any third party from whom Allstar is seeking such consent, to supply performance bonds in replacement of any current performance bonds supplied by Allstar with respect to any Acquired Customer Contracts. In the event any such consent or approval is not obtained on or before the Closing Date, Allstar and Amherst Southwest shall continue to cooperate and to use their respective commercially reasonable efforts to obtain such consent for a period of 90 days following the Closing. Neither Allstar nor Amherst Southwest shall be required to pay or incur more than nominal out-of-pocket expenses in obtaining any third party consent or approval, including for consent or processing fees requested by third parties.

         (c) Each of the Parties will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any Governmental Approval in connection with the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Parties will file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its reasonable commercial efforts to obtain (and Allstar and Amherst Southwest will cause each of their respective Affiliates and Subsidiaries to use their reasonable commercial efforts to obtain) an early termination of the applicable waiting period, and will make (and Allstar and Amherst Southwest will cause each of their respective Affiliates and Subsidiaries to make) any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith.

         (d) With respect to any consents or approvals that are not obtained on or before the Closing Date, Allstar and Amherst Southwest shall cooperate in any lawful arrangement that is reasonable for both Amherst Southwest and Allstar (considering all relevant factors including practicality, financial burden and risk) to provide that Amherst Southwest shall receive the interest of Allstar in the net benefits under any such Governmental Approval, contract, instrument, lease, permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom. Such arrangements may include (if lawful and reasonable considering all relevant factors) the performance by Allstar as agent for the benefit of Amherst Southwest and the payment by Amherst Southwest (in advance if so requested by Allstar) of all corresponding liabilities for the enjoyment of such benefit to the extent that Amherst Southwest would have been responsible therefor under this Agreement if the necessary third


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

party consent or approval had been obtained. Allstar and Amherst Southwest agree to use their respective good faith, commercially reasonable efforts to negotiate and document any such arrangements.

         (e) Nothing in this Section 2.13 shall be deemed a waiver by Amherst Southwest or Allstar of their respective rights to have received all necessary consents and approvals required to be obtained under Sections 7.1 and 7.2 of this Agreement as a condition to their respective obligations to proceed with the Closing, except that if Allstar is unable to obtain any such consent due to the refusal of Amherst Southwest to provide the party from whom consent is being sought with copies of its financial statements, then Amherst Southwest shall be deemed to have waived its right to receive the consent of such party as a condition to Closing under Section 7.1.

                                  ARTICLE III

                                Other Agreements

3.1 Licensing of MIS Software. On the Closing Date, Allstar shall assign, transfer, convey and deliver to Amherst Southwest a Compaq computer server (the "Server"). The Server shall be loaded with the MIS Software and all other compiled software used by the CP Division; provided, however, that the source code for the MIS Software and such other software shall not be provided to Amherst Southwest. In addition, the Server shall be loaded with any Customer and Sales Records and Supplier and Purchasing Records maintained by Allstar on its computer system. Effective as of the Closing, Allstar hereby grants to Amherst Southwest a limited, royalty-free, worldwide license and right to use the MIS Software solely for the management of its information systems in connection with the operations of the CP Division and the El Paso IT Business for a period of twelve (12) months following the Closing Date. Amherst Southwest may not copy the MIS Software or use it for any other purpose. Within 10 Business Days after the first anniversary of the Closing Date, Amherst Southwest will cease using the MIS Software for all purposes except to the extent necessary to retrieve historical data relating to the twelve (12) month period following the Closing Date, and will provide a sworn affidavit, reasonably acceptable to Allstar and Amherst Southwest and executed by an executive officer of Amherst Southwest, certifying that Amherst Southwest is no longer using the MIS Software except for such historical purposes. For a period of one (1) year after the Closing Date, Allstar agrees to use its commercially reasonable efforts to provide technical support reasonably requested by Amherst Southwest with respect to the MIS Software at a cost of $45 per hour for normal support including training, answering questions and normal MIS Software maintenance, and at a cost of $85 per hour services by Allstar's Senior Systems Analyst or its Vice President of MIS Systems.

3.2      Employment of CP Division Employees.

                  (a) Schedule 3.2(a) lists the employees of Allstar who will be offered employment by Amherst Southwest from and after the Closing Date, and categorizes each such employee as either a "Key Employee" or "Other Employee." Allstar shall use its reasonable efforts to encourage employees listed on Schedule 3.2(a) to make available their employment services to Amherst Southwest. At least 30 days prior to the Closing Date, Amherst Southwest shall offer employment to those employees listed on Schedule 3.2(a) on terms and conditions acceptable to Amherst Southwest in its sole discretion; provided that Amherst Southwest shall offer employment to such employees at wage and salary levels at least equal to their wage and salary levels from Allstar in effect immediately prior to the Closing. Those employees who accept such offers of employment effective as of the Closing Date are hereinafter referred to as the "Transferred Employees."

                  (b) Amherst Southwest shall provide the Transferred Employees and their dependents and beneficiaries coverage under any welfare and fringe benefits plans, programs, policies or arrangements established by Amherst Southwest in its sole discretion for such Persons.

3.3      Accounts Receivable.

                  (a) Allstar and Amherst Southwest acknowledge and agree that all customer accounts receivable of the CP Division and the El Paso IT Business which arise prior to the Effective Time (including those arising from Retained Customer Contracts, from the sale by Allstar of Retained Inventory and under the Mintech Agreements), and all trade accounts receivable of Allstar and all rebates receivable from vendors (other than the Cooperative Advertising Credits) arising at any time (the "Accounts Receivable") are and shall remain the assets of Allstar. Subject to the rights of Amherst Southwest contained in the last sentence of this Section 3.3(a), Allstar shall have sole and exclusive authority to invoice and collect Accounts Receivable and to issue correction invoices and credit memos with respect to such accounts, and nothing in this Agreement shall prevent Allstar from retaining all rights of a creditor under applicable law, including, without limitation, the right to take legal action against its account debtors seeking to collect amounts owed. Allstar shall use its commercially reasonable efforts to keep Amherst Southwest reasonably informed of any disputes with any customers relating to Accounts Receivable and Allstar's denial of any customer request for a credit or correction in respect of an Account Receivable. Notwithstanding the foregoing, in the event that Allstar proposes to take collection action in respect of an Account Receivable, Allstar shall first give Amherst Southwest written notice at least five (5) Business Days in advance of taking any such collection action.

                  (b) Amherst Southwest and Allstar shall cooperate with each other and use commercially reasonable efforts to maximize the collection by Allstar of all Accounts Receivable. Amherst Southwest shall allow Allstar reasonable access to Transferred Employees for that purpose, but Allstar shall not unreasonably disrupt the duties of Transferred Employees in so exercising its rights of access to Transferred Employees.

                  (c) Any payment received by one Party after the Closing Date that properly belongs to another Party shall be held in trust for the benefit of the Party properly entitled to the payment and shall be paid over by the receiving Party to the proper Party as herein provided.

                  (d) In the event that Amherst Southwest receives a payment on an Account Receivable that is identified by Allstar's invoice number, or that is otherwise accompanied by information identifying it as a payment belonging to Allstar (an "Allstar Payment"), Amherst Southwest shall turn such Allstar Payment over to Allstar. Such Allstar Payments shall be turned over to Allstar without representation, warranty, or guaranty by, or recourse against, Amherst Southwest.

                  (e) Allstar acknowledges that after the Closing, Amherst Southwest will generate accounts receivable from former customers of the CP Division and the El Paso IT Business. In the event that Allstar receives a payment that is identified by Amherst Southwest's invoice number, or that is otherwise accompanied by information identifying it as a payment belonging to Amherst Southwest (an "Amherst Southwest Payment"), Allstar shall turn such Amherst Southwest Payment over to Amherst Southwest. Such Amherst Southwest Payments shall be turned over to Amherst Southwest without representation, warranty, or guaranty by, or recourse against, Allstar.

                  (f) In the event that either Party receives a payment from a former customer of Allstar on or after the Closing Date as to which the owner is not clearly indicated on or with the payment (an "Unidentified Payment"), the Party receiving the payment shall, within five (5) Business Days after its receipt, notify the other of the amount of the Unidentified Payment and the customer from which it was received, and the Parties shall exchange pertinent records and otherwise cooperate in good faith to determine the Party to which the Unidentified Payment belongs. If the Parties are unable to resolve ownership of the Unidentified Payment from their records, the Party who received the payment shall promptly contact the customer from whom the payment was received to obtain instructions as to which invoice(s) the customer intended its payment to be applied, and the instructions of the customer shall be binding on the Parties.

                  (g) Each Allstar Payment and each Amherst Southwest Payment shall be paid over by the Party to which it belongs within five (5) Business Days after receipt. Each Unidentified Payment shall be paid to the Party to which it belongs within five (5) Business Days after ownership of the payment is resolved. All payments belonging to another Party but not timely paid over to the proper Party shall bear interest from and after the next Business Day after the payment was due until paid at the rate of 15% per annum.

3.4      Post-Closing Inventory Matters.

                  (a) Fulfillment of Amherst Southwest Orders. Prior to the shipment of each order shipped after the Effective Time by Amherst Southwest, without regard to whether such order was received before or after the Effective Time (each an "Amherst Southwest Order"), Amherst Southwest shall communicate such order to Allstar via a mutually agreed upon method, and shall indicate in such communication the Fulfillment Price for each of the goods needed to fill the Amherst Southwest Order. If Allstar has any of the goods specified in the communication in its Retained Inventory, and is willing to sell such goods to Amherst Southwest, then Allstar shall so notify Amherst Southwest within thirty
         (30) minutes if the order is communicated before 7:30 p.m. Central Time on a Business Day, or otherwise by 9:00 a.m. Central Time on the next Business Day, and Amherst Southwest shall purchase, and Allstar shall sell to Amherst Southwest, such goods at the Fulfillment Price. Payment for such purchases shall be made in full within 30 days after the invoice date. If, and to the extent that, Amherst Southwest is unable to obtain the specified goods from Allstar as described in this Section, or if Allstar fails to notify Amherst Southwest within the time periods set forth in this Section, Amherst Southwest may fulfill the Amherst Southwest Order from its own inventory or from such other source as Amherst Southwest may determine. Amherst Southwest's obligations under this Section 3.4(a) shall expire six (6) months after the Closing Date.

                  (b) Fulfillment of Retained Customer Contracts. Despite anything in this Agreement to the contrary, Allstar shall be entitled to fulfill after the Closing Date each Retained Customer Contract. Allstar shall first satisfy a Retained Customer Contract from its Retained Inventory. If, and to the extent that, Allstar does not have sufficient quantities or types of

         Retained Inventory on hand to fulfill a Retained Customer Contract, then Allstar shall, prior to filling the order from any other source, communicate such order to Amherst Southwest by a mutually agreed upon method, and shall indicate in such communication the Fulfillment Price for each of the goods needed to fill the Retained Customer Contract. If Amherst Southwest has any of the goods specified in the communication in its inventory, and is willing to sell such goods to Allstar at the Fulfillment Price, then Amherst Southwest shall so notify Allstar within thirty (30) minutes if the order is communicated before 7:30 p.m. Central Time on a Business Day, or otherwise by 9:00 a.m. Central Time on the next Business Day, and Allstar shall purchase and Amherst Southwest shall sell the goods at the Fulfillment Price. Payment for such purchases shall be made in full within 30 days after the invoice date. If, and to the extent that, Allstar is unable to obtain goods to fulfill Retained Customer Contracts from its Retained Inventory or from Amherst Southwest as described in this Section, or if Amherst Southwest fails to notify Allstar within the time periods set forth in this Section, Allstar may fulfill the Retained Customer Contracts from any other source as Allstar may determine.

                  (c) Defective Goods, Shortages, Returns and Cancellations.

                           (1) Defective Goods and Shortages. Amherst Southwest
                  shall have the right and obligation to satisfy delivery requirements with respect to defective goods and shortages of goods delivered with respect to all Acquired Customer Contracts and, likewise, Allstar shall have the right and obligation to satisfy delivery requirements with respect to defective goods and shortages of goods delivered with respect to all Retained Customer Contracts. Redeliveries to replace defective goods and shipments of goods shorted from earlier shipments shall be made in accordance with Section 3.4(a).

                           (2) Returns. Goods returned by customers after the
                  Closing Date with respect to Acquired Customer Contracts and Amherst Southwest Orders fulfilled out of Allstar's Retained Inventory shall be handled by Amherst Southwest. Allstar shall within two (2) Business Days after notice by Amherst Southwest of a return of defective goods, credit Amherst Southwest for the amount paid by Amherst Southwest on any returned defective goods that were purchased by Amherst Southwest out of Allstar's Retained Inventory, other than returns arising under Acquired Customer Contracts, which returns shall be the sole responsibility of Amherst Southwest. Goods returned to Allstar and goods returned to Amherst Southwest that were purchased out of Allstar's Retained Inventory (other than returns arising under Acquired Customer Contracts) shall be considered Retained Inventory for all purposes. If any Party receives delivery of returned goods which are to be handled by another Party under this Agreement, the receiving Party shall within five (5) Business Days after such receipt so notify the other Party and redeliver the goods to the proper recipient at the cost and expense of the Party to which the goods should be properly returned.

                           (3) Cancellations. Cancellations of customer orders
                  for goods to be fulfilled by Amherst Southwest from Allocated Inventory shall be handled by Amherst Southwest, at its sole cost and expense.

                           (4) Segregation of Retained Inventory. Amherst
                  Southwest and Allstar acknowledge and agree that inventory of both Amherst Southwest and Allstar shall be stored in the same Dallas, Texas warehouse which is the subject of one of the Assumed Leases. For a period of six months after the Closing Date, Amherst Southwest shall


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                  sublease to Allstar, at a monthly rental based upon the cost of the square footage used, and pursuant to a sublease agreement mutually acceptable to the Parties and the landlord, a portion of such warehouse for the storage of all Retained Inventory. Such subleased space shall be separated by means of a chain-link fence erected by and at the expense of Allstar. Allstar shall have unlimited access to such subleased space and Retained Inventory during Amherst Southwest's normal business hours and may station employees of Allstar in such subleased space.

                  (d) Verification. During the six (6) month period following the Closing Date, Amherst Southwest shall provide to Allstar for each Business Day, by 9:00 a.m. Central Time on the following Business Day, a copy of a Daily Purchasing Report for the purpose of enabling Allstar to verify Amherst Southwest's compliance with its obligations under this Section. Any such information received shall be considered confidential and subject to Section 8.4. In the event that Allstar believes that Amherst Southwest is not in compliance with its obligations under this Section, Allstar must give Amherst Southwest written notice thereof on the Business Day immediately following the Business Day on which such Daily Purchasing Report was received by Allstar. Failure to give such timely notice shall constitute a waiver by Allstar of Amherst Southwest's noncompliance with its obligations under this Section with respect to the Daily Purchasing Report in question. In the event of such notice, the Parties shall cooperate in good faith to resolve the dispute. If such dispute is not mutually resolved within 30 days after the date of written notice of the dispute to Amherst Southwest, either party may submit the dispute for resolution in accordance with Section 11.13 of this Agreement.

                  (e) Disposition of Retained Inventory. Notwithstanding anything to the contrary in this Agreement, at any time and from time to time after the Closing Date, Allstar may dispose of any of the Retained Inventory through warehouse sales, bulk disposition, returns to vendors, public advertisement, retail sales or sales to resellers, or by any other means, all in addition to the sales transactions contemplated by this Agreement; provided, however, that Allstar shall not sell Retained Inventory to those Persons who were customers of the CP Division or El Paso IT Business prior to the Effective Time.



                                   ARTICLE IV

                    Representations and Warranties of Allstar

         Allstar represents and warrants to Amherst Southwest that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule").

4.1 Organization of Allstar. On the date hereof Allstar is, and on the Closing Date Allstar will be: (a) a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware; and (b) duly qualified or licensed to do business and in good standing as a foreign corporation authorized to do business in all jurisdictions in which the ownership, use and operation of the CP Division, the El Paso IT Business and the Acquired Assets would make such

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         qualification or licensing necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect.

4.2 Authorization of Transaction. Allstar has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, subject only on the date hereof (but not on the Closing Date) to the approval of Allstar's Stockholders of the execution, delivery and performance of this Agreement by Allstar. Without limiting the generality of the foregoing, the board of directors of Allstar has, and as of the Closing Date Allstar's Stockholders holding a majority of outstanding Allstar Shares have, duly authorized the execution, delivery and performance of this Agreement by Allstar. This Agreement constitutes the valid and legally binding obligation of Allstar, enforceable in accordance with its terms and conditions, except as such enforcement may be limited by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principles of equity, and except that Allstar makes no representation or warranty with respect to the enforceability against Allstar and its Affiliates of Section 8.2(a) to the extent it purports to restrict activities outside of the states of Texas, New Mexico, Oklahoma, Louisiana, Arkansas, Florida and California.

4.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including, without limitation, the assignments and assumptions referred to in Article II above), will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Allstar is subject, the violation of which would have a Material Adverse Effect, or any provision of the charter or bylaws of Allstar or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or, except for required by third party consents and approvals, require any notice under, any agreement, contract, lease, license, instrument, or other arrangement constituting or relating to an Acquired Asset to which Allstar is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Encumbrance upon any of its assets), except where said failure to give notice, file or obtain authorization, consent or approval could not have a Material Adverse Effect. Except for filings and approvals required by the Securities Exchange Act and Hart-Scott-Rodino Act, Allstar does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement and to convey title to the Acquired Assets to Amherst Southwest free and clear of all Encumbrances.

4.4 Majority Status. James H. Long owns legally and beneficially a majority of the issued and outstanding shares of Allstar having voting rights (the "Majority Shares"), and has all rights to vote such Majority Shares, free of any proxies and other agreements or arrangements with respect to the ownership or voting of the Majority Shares, except for that certain Voting and Support Agreement dated as of the date hereof between James H. Long and Amherst Southwest pursuant to which Mr. Long has agreed, among other things, to vote his Majority Shares in favor of the transactions contemplated by this Agreement, subject to the terms and conditions set forth therein.

4.5 Brokers' Fees. Allstar has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Amherst Southwest could become liable or obligated. Other than the fee payable by Allstar to Richard Darrell, which fee shall remain Allstar's Liability, Allstar has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement. Allstar acknowledges that Richard Darrell, a member of Allstar's Board of Directors, has also acted as broker for Amherst Southwest in connection with the transactions contemplated by this Agreement and that Amherst Southwest has agreed to pay a fee to Mr. Darrell. Allstar has complied with Section 144 of the Delaware General Corporate Law and any applicable provisions of Allstar's governing corporate documents, and the transactions contemplated hereby are not void or voidable by reason of such relationships and fee.

4.6 Title to and Condition of Acquired Assets. Allstar has, and, subject to the receipt of any required third party consents and approvals to the assignment thereof to Amherst Southwest, on the Closing Date will transfer and assign to Amherst Southwest, good and marketable title to the Acquired Assets owned by Allstar and good and valid leasehold interests in the Acquired Assets leased by Allstar, free and clear of all Encumbrances. Each of the Tangible Assets is in good and operating condition, reasonable wear and tear excepted.

4.7 Inventory. All Allocated Inventory and Customer Inventory consists of products which are currently available for shipping in the computer distribution channel, are not discontinued or announced as discontinued (other than end-of-life products held at the request of and for sale to existing customers of Allstar), are salable to the customer to whom such products were allocated or for whom such products are held in the ordinary course of business, and, when sold by Amherst Southwest or Allstar to the initial customer, will carry the full extent of any applicable manufacturer's warranties. Schedule 4.7(a) sets forth all items of Allocated Inventory as of September 30, 1999; Schedule 4.7(b) sets forth all items of Allocated Inventory as of December 31, 1999;
         Schedule 4.7(c) sets forth all items of Customer Inventory as of September 30, 1999; and Schedule 4.7(d) sets forth all items of Customer Inventory as of December 31, 1999 (the foregoing schedules are collectively referred to as "Schedule 4.7"). Schedule 4.7 sets forth Allstar's Cost with respect to each item listed thereon. All information included in Schedules 2.6(a), 2.6(b), 2.7 and 4.7 shall be true and correct in all material respects, except that Allstar makes no representation and warranty as to the quantity of items on Schedules 2.6(a) and 2.6(b), except to the extent that Amherst Southwest has paid for such quantity of items at the Closing in the Inventory Purchase Price.

4.8 MIS Software; Server; Daily Purchasing Reports. The MIS Software contained on the Server delivered to Amherst Southwest at the Closing, on a "plug-and-play" basis without modification or customization, will be fully able to generate daily purchasing reports ("Daily Purchasing Reports") containing the information with respect to purchasing and sales listed on Schedule 4.8. The Server, when delivered to Amherst Southwest pursuant to this Agreement, will be fully functional and in good operating condition, and will contain fully functional copies of the MIS Software and all other compiled software used by the CP Division and El Paso IT Business, plus all Customer and Sales Records and Supplier and Purchasing Records maintained by Allstar on its computer system.

4.9 Financial Statements. Attached hereto as Exhibit C are the following financial statements (collectively the "Financial Statements"): (a) pro forma income statement as of and for the fiscal years ended December 31, 1997 and December 31, 1998 of the CP Division; (b) separate, unconsolidated pro forma income statements and balance sheets as of and for the 9 months ended September 30, 1999 of the CP Division and the El Paso IT Business; (c) audited consolidated statements of income and cash flow and balance sheets for the fiscal years ended December 31,

         1997 and 1998 of Allstar; and (d) consolidated statements of income and cash flow and balance sheets for the 9 months ended September 30, 1999 of Allstar. The Financial Statements (including any notes thereto) present fairly the financial condition of Allstar, the CP Division or the El Paso IT Business, as the case may be, as of such dates and the results of operations of Allstar, the CP Division or the El Paso IT Business, as the case may be, for such periods, all in conformity with GAAP, except as otherwise set forth in the notes thereto and provided, however, that the Financial Statements set forth in (a), (b) and (d) above lack footnotes, schedules and other presentation items and are subject to normal year-end and other adjustments. The Financial Statements are correct and complete in all material respects, and are consistent with the books and records of Allstar (which books and records are correct and complete in all material respects).

4.10 Events Subsequent to December 31, 1998. Except as set forth on the Disclosure Schedule, since December 31, 1998, (a) there has not been any material adverse change in the business, operations, or future prospects of the CP Division, the El Paso IT Business and the Acquired Assets, taken as a whole (provided, however, that the failure to enter into the SBC Agreement shall not be deemed to be a material adverse change), and (b) there has not been any material adverse occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the CP Division, the El Paso IT Business and the Acquired Assets, except as contemplated by this Agreement.

4.11 Undisclosed Liabilities. Since the date of the most recent balance sheet for the CP Division, the El Paso IT Business or Allstar, as applicable, included in the Financial Statements, Allstar has not incurred any Liabilities relating to the CP Division, the El Paso IT Business or the Acquired Assets that remain unpaid and which would have been required to be reflected in such most recent balance sheet had such liabilities been in existence on the date of such most recent balance sheet, other than (a) Liabilities incurred in the Ordinary Course of Business since the date of such most recent balance sheet, or that individually or in the aggregate would not have a Material Adverse Effect, (b) broker's fees payable to Richard Darrell as contemplated by
         Section 4.5, or (c) costs and expenses incurred in connection with the transactions contemplated by this Agreement, which costs and expenses shall remain the obligations of Allstar.

4.12 Contracts. Schedule 4.12 lists the following contracts and other agreements to which Allstar is a party and that are included in the Acquired Assets (subject only to the receipt of all necessary consents to the assignment of such contracts and agreements to Amherst Southwest):

                  (a) any agreement (or group of related agreements) for the lease of real or personal property to or from any Person providing for lease payments, other than the Assumed Leases and Capital Leases;

                  (b) all Customer Contracts as of the date of this Agreement (the Parties acknowledge that purchase orders included on Schedule 4.12 are subject to change in the Ordinary Course of Business);

                  (c) any agreement (or group of related agreements) not included in Schedule 4.12 pursuant to Section 4.12(b) or in other Schedules delivered pursuant to this Agreement for the purchase or sale of supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year;

                  (d) any agreement concerning a partnership or joint venture;

                  (e) any agreement or group of related agreements, other than Capital Leases, under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which it has imposed an Encumbrance on any of the Acquired Assets, tangible or intangible;

                  (f) any agreement concerning confidentiality or non-competition with respect to the business of the CP Division;

                  (g) any agreement under which the consequences of a default or termination could have a Material Adverse Effect.

         Allstar has delivered to Amherst Southwest a correct and complete copy of each written agreement required to be listed in the Disclosure Schedule (as amended to date) pursuant to Section 4.12 and a written summary setting forth the terms and conditions of each oral agreement referred to in the Disclosure Schedule. With respect to each such agreement and each Supplier Contract, Capital Lease and Assumed Lease:
         (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, subject to the receipt of all necessary consents to the assignment of such agreements to Amherst Southwest) and, with respect to enforcement, except as such enforcement may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity, (C) Allstar is not in breach or default, and to Allstar's knowledge, no other party is in breach or default, under the agreement, and, to Allstar's knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) Allstar has not repudiated, and to Allstar's knowledge, no other party has repudiated, any provision of the agreement.

4.13 Certain Business Relationships With Allstar. None of Allstar's officers, directors or stockholders owning more than 5% of the outstanding Allstar Shares or their Affiliates has been involved in any business arrangement or relationship with Allstar relating to its CP Division or El Paso IT Business within the past 12 months. Neither Allstar nor any of its Affiliates is a party to any contract or agreement with Mintech or its Affiliates other than the Mintech Agreements.

4.14 No SBC Bonus Arrangements. Allstar does not now have or contribute to, and will not create or contribute to, any program or arrangement for the payment of bonuses on sales to SBC.

4.15 Disclosure; Disclaimer of Other Representations and Warranties. The representations and warranties contained in this Article V do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article IV not misleading when taken in the context of other Schedules and documents required to be delivered by Allstar pursuant to this Agreement. EXCEPT AS EXPRESSLY SET FORTH IN THIS
         ARTICLE IV, ALLSTAR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF ANY OF ITS ASSETS (INCLUDING, WITHOUT LIMITATION, THE ACQUIRED ASSETS), LIABILITIES OR OPERATIONS, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY

         PARTICULAR PURPOSE, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

                                   ARTICLE V

         Representations and Warranties of Amherst Southwest and AmTech.

         Amherst Southwest represents and warrants to Allstar that the statements contained in Sections 5.1 through 5.6 of this Article V, and AmTech represents and warrants to Allstar that the statements contained in Sections 5.7 through 5.12 of this Article V, are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V), except as set forth in the Disclosure Schedule.

5.1 Organization of Amherst Southwest. Amherst Southwest is a limited partnership duly formed, validly existing, and in good standing under the laws of the State of Texas. AmTech is the 99% limited partner of Amherst Southwest, and ACP Sales SE, LLC is the 1% general partner of Amherst Southwest. At the Closing, Amherst Southwest will have a valid Texas Sales and Use Tax Resale Certificate and a Texas Sales and Use Tax Permit, true and correct copies of which will be delivered to Allstar at Closing. Amherst Southwest is a newly formed limited partnership, and has not conducted any business, incurred any liabilities or acquired any assets other than in connection with the transactions contemplated by this Agreement.

5.2 Authorization of Transaction. Amherst Southwest has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Amherst Southwest, enforceable in accordance with its terms and conditions, except as such enforcement may be limited by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

5.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Article II above), will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Amherst Southwest is subject, the violation of which would have a material adverse effect on the operations, results of operations or condition (financial or otherwise) of Amherst Southwest (an "Amherst Material Adverse Effect"), or any provision of its certificate of limited partnership or agreement of limited partnership or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Amherst Southwest is a party or by which it is bound or to which any of its assets is subject. Except for filings and approvals required by the Hart-Scott-Rodino Act, Amherst Southwest does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Article II above).


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5.4      Brokers' Fees. Except and to extent set forth in Section 4.5 above,
         Amherst Southwest has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Allstar could become liable or obligated.

5.5 Financing Commitment. AmTech has delivered to Allstar a true and correct copy of a letter from IBM Credit Corp. (the "Lender") to Allstar, pursuant to which Lender has advised Allstar that AmTech has acquisition financing available under its credit facility with Lender sufficient to finance the Purchase Price for the Acquired Assets, subject to the terms and conditions of such credit facility (the "Financing Letter"). Since the date of such Financing Letter, no event or condition has occurred, or has failed to occur, that could reasonably be expected to have a material adverse effect on Amherst Southwest's or AmTech's ability to finance the Purchase Price as set forth in the Financing Letter.

5.6 Amherst Southwest Information. All information and data provided by Amherst Southwest for inclusion in the Proxy Statement will not contain any untrue statement of a material fact or admit to state a material fact necessary in order to make the statements contained therein not misleading.

5.7 Organization of AmTech. AmTech is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of Nevada.

5.8 Authorization of Transaction. AmTech has full limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of AmTech, enforceable in accordance with its terms and conditions, except as such enforcement may be limited by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

5.9 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which AmTech is subject, the violation of which would have a material adverse effect on the operations, results of operations or condition (financial or otherwise) of AmTech, or any provision of its articles of organization, agreement of limited liability company and other organizational documents, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which AmTech is a party or by which it is bound or to which any of its assets is subject. Except for filings and approvals required by the Hart-Scott-Rodino Act, AmTech does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

5.10 Brokers' Fees. Except and to the extent set forth in Section 4.5 above, AmTech has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Allstar could become liable or obligated.

5.11 AmTech Financial Statements. AmTech has provided Allstar with true and correct copies of the following financial statements of AmTech (collectively the "AmTech Financial Statements"): (a) balance sheet and income statement as of and for the fiscal year ended December 31, 1998; and (b) balance sheet and income statement as of and for the nine months ended September 30, 1999. The AmTech Financial Statements (including the Notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as noted therein, present fairly the financial condition of AmTech as of such dates and the results of operations of AmTech for such periods, are correct and complete, and are consistent with the books and records of AmTech (which books and records are correct and complete in all material respects); provided, however, that the AmTech Financial Statements as of, and for the period ended September 30, 1999 lack footnotes, schedules and other presentation items and are subject to normal year-end and other adjustments.

5.12 AmTech Information. All information and data provided by AmTech for inclusion in the Proxy Statement will not contain any untrue statement of a material fact or admit to state a material fact necessary in order to make the statements contained therein no misleading.



                                   ARTICLE VI

                             Pre-Closing Covenants.

         The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

6.1 General. Each of the Parties will use its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VII below).

6.2 Notices and Consents. Allstar will give any notices to third parties, and Allstar will use its commercially reasonable efforts to obtain any third party consents, that Amherst Southwest reasonably may request in connection with the transactions contemplated by this Agreement; provided that, with respect to the Acquired Customer Contracts, Allstar shall only be required to take such actions with respect to the customers listed on Schedule 7.1(h). Without limiting the generality of the foregoing, the Parties shall cooperate in good faith using commercially reasonable efforts to obtain the consent of SBC to the performance by Amherst Southwest of the obligations of Allstar under the SBC Agreement. Each of the Parties will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any Governmental Approvals that the other Party reasonably may request in connection with the transactions contemplated by this Agreement.

6.3 Compliance with Securities Laws; Stockholder Approval. As promptly as practicable after the execution of this Agreement, Allstar shall prepare and file with the SEC a proxy statement (the "Proxy Statement") to solicit the proxies of the stockholders of Allstar with respect to the transactions contemplated by this Agreement. Allstar shall use its commercially reasonable efforts to cause such Proxy Statement to be cleared by the SEC for mailing to the Allstar Stockholders as promptly as practicable, shall mail such Proxy Statement and related proxy solicitation materials to the Allstar Stockholders as promptly as practicable thereafter, and shall as promptly as practicable hold a special meeting of the Allstar Stockholders to act upon resolutions approving the transactions contemplated by this Agreement. The Proxy Statement and related proxy solicitation materials shall include the recommendation of Allstar's board of directors in favor of approval of this Agreement and the transactions contemplated hereby, unless Allstar's board of directors has approved an Acquisition Proposal other than Amherst Southwest's under the circumstances and subject to the limitations contained in Section 6.9 below. Amherst Southwest and AmTech shall promptly provide to Allstar and its counsel such information concerning Amherst Southwest or AmTech as applicable and their respective Affiliates as is required in the determination of counsel for Amherst Southwest to be included in the Proxy Statement under the Securities Exchange Act and the rules and regulations promulgated thereunder; provided, however, that Allstar shall not be required to file a Proxy Statement which, in the determination of counsel to Allstar, omits to include information believed in good faith by counsel to Allstar to be required in the Proxy Statement under the Securities Exchange Act and the rules and regulations promulgated thereunder. Allstar shall concurrently with their preparation and/or receipt provide Amherst Southwest with complete copies of each draft of the Proxy Statement and related proxy materials and all other filings and communications with and from the SEC in connection therewith.

6.4 Operation of Business. With respect to the operation of the CP Division and the El Paso IT Business, Allstar will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business of the CP Division or the El Paso IT Business. Without limiting the generality of the foregoing, Allstar will not sell, transfer or otherwise dispose of, or agree to sell, transfer, or otherwise dispose of, any of the Acquired Assets, other than in the Ordinary Course of Business, or subject any of the Acquired Assets to any Encumbrance.

6.5 Preservation of Business. Allstar will keep its CP Division and El Paso IT Business substantially intact, including its present operations, physical facilities and working conditions, and will use reasonable commercial efforts to keep its relationships with lessors, licensors, suppliers, customers, and employees substantially intact.

6.6 Access. Allstar will permit representatives of Amherst Southwest to have full access at all reasonable times, upon reasonable prior notice to Allstar, and in a manner so as not to interfere with the normal business operations of Allstar, to all premises, properties, books, records (including tax records), contracts, and documents of or pertaining to the CP Division, the El Paso IT Business, the Acquired Assets and Assumed Liabilities. Any such Amherst Southwest representatives shall be escorted at all times by an Allstar representative specified by the Chief Executive Officer of Allstar.

6.7 Training of Personnel; Access to Server. Beginning two weeks before the estimated Closing Date:

                  (a) Allstar will allow Amherst Southwest reasonable access to the sales management and sales representatives of the CP Division and El Paso IT Business who are listed on Schedule 3.2(a) for training sessions with Amherst Southwest. A representative of Allstar designated by the Chief Executive Officer of Allstar shall be present at all times for such training sessions. All training sessions will be scheduled so as to cause minimal disruption to the business of the CP Division and the El Paso IT Business. Except in and for the purposes of such training sessions, without the prior consent of the Chief Executive Officer, neither Amherst

         Southwest nor its Affiliates shall make any contact with any employees of Allstar other than James H. Long, Donald R. Chadwick and Frank Cano, and Amherst Southwest shall promptly report to Allstar any contact with Ron Dupler or Gerald Birin initiated by any such employee of Allstar and the substance of the contact in reasonable detail; and

                  (b) Allstar will provide Amherst Southwest with access to the MIS Software and the Server hosting the MIS Software for purposes of verifying the functionality of the MIS Software and the Server and facilitating Amherst Southwest's transitional use of the MIS Software after the Closing pursuant to Section 3.1.

6.8 Exclusivity. From the date of this Agreement through the Closing Date, Allstar will not, and will cause its directors, officers, stockholders, accountants, financial advisors, attorneys and agents not to: (a) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of Allstar or the CP Division or El Paso IT Business (including any acquisition structured as a merger, consolidation, or share exchange, but excluding from the prohibitions of this subsection (a) any sale or other disposition of the assets of Allstar's Telecom Division); or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Allstar will notify Amherst Southwest in writing on the next Business Day if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing. Notwithstanding the foregoing, nothing in this Agreement shall prohibit Allstar or its board of directors from furnishing information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written proposal to acquire the Acquired Assets or all or substantially all of the capital stock or assets of Allstar, whether by means of merger, consolidation or other business combination (an "Acquisition Proposal"), by such person or entity or recommending an Acquisition Proposal to the stockholders of Allstar if, and only to the extent that, the board of directors of Allstar believes in good faith that such Acquisition Proposal would, if consummated, result in a transaction more favorable to Allstar's stockholders from a financial point of view than the transactions contemplated under this Agreement and the board of directors of Allstar determines in good faith that such action is necessary for the board of directors to comply with its fiduciary duties to stockholders under applicable law. Allstar shall immediately notify Amherst Southwest in writing of the receipt of any Acquisition Proposal, and shall immediately provide Amherst Southwest with copies of all documents, correspondence and information constituting and/or relating to such Acquisition Proposal.

6.9 Updating Information. Prior to the Closing Date, if Allstar, Amherst Southwest or AmTech discovers that any representation or warranty made by it in this Agreement or in any Schedule was false or misleading in any material respect when made, or that any event has occurred such that any such representation, warranty or Schedule would, if made or delivered as of the time of the occurrence of such event, or after giving effect thereto, be incomplete or incorrect in any material respect, such party shall notify the other party in reasonable detail of the facts with respect thereto. If the subject matter of any such notification would have a Material Adverse Effect, or would materially and adversely affect the ability of the Parties to consummate the transactions contemplated by this Agreement, or would result in a material breach of any representation, warranty or covenant of the notifying party contained in this Agreement, the receipt of such notification shall give Amherst Southwest or Allstar, as applicable, the right to terminate this Agreement pursuant to Section 9.1(b)(4) or
         Section 9.1(c)(4), as applicable.

6.10 1999 Financial Statements. On or before March 31, 2000, Allstar shall deliver to Amherst Southwest audited consolidated statements of income and cash flow and balance sheets for the fiscal year ended December 31, 1999, of Allstar, prepared in accordance with GAAP and that present fairly the financial condition of Allstar as of such date and the results of operations of Allstar for such period, except as otherwise set forth in the notes thereto. Such financial statements shall be correct and complete in all material respects, and consistent with the books and records of Allstar (which books and records shall be correct and complete in all material respects). Within five (5) Business Days after delivery to Amherst Southwest of such financial statements, Amherst Southwest may terminate this Agreement if such financial statements indicate a Material Adverse Effect (other than as a result of any matter disclosed on the Disclosure Schedule to Section 4.10) has occurred when compared to the audited consolidated statements of income and cash flow and balance sheets for the fiscal year ended December 31, 1998 of Allstar included in the Financial Statements.


                                  ARTICLE VII

                       Conditions to Obligation to Close.

7.1 Conditions to Obligation of Amherst Southwest. The obligation of Amherst Southwest to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) Amherst Southwest shall have received confirmations reasonably satisfactory to it that all of the employees identified on
         Schedule 3.2(a) as "Key Employees" (including Frank Cano) and at least 90% of the employees identified on Schedule 3.2(a) as "Other Employees" will become employed by Amherst Southwest from and after the Closing Date;

                  (b) the representations and warranties set forth in Article IV above shall be true and correct in all material respects at and as of the Closing Date;

                  (c) Allstar shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (d) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (1) prevent consummation of any of the transactions contemplated by this Agreement, (2) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (3) affect adversely the right of Amherst Southwest to acquire or own any material portion of the Acquired Assets, or (4) result in the imposition on or against Amherst Southwest of any material Damages;

                  (e) Allstar shall have delivered a certificate to the effect that each of the conditions specified in Sections 7.1(b), (c) and (d) has been satisfied in all respects;

                  (f) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals and Governmental Approvals necessary to consummate the transactions contemplated hereby (except those relating to Acquired Customer Contracts and Supplier Contracts, which are covered by Sections 7.1(g) and (h));

                  (g) all other third party consents and Governmental Approvals for the assignment of the Supplier Contracts to Amherst Southwest shall have been obtained, except where the failure to obtain such consent would not have a Material Adverse Effect;

                  (h) all other third party consents and Governmental Approvals for the assignment to Amherst Southwest of those Acquired Customer Contracts relating to the top ten (10) customers of the CP Division based on 1999 invoiced revenue, as reflected on Schedule 7.1(h), and except as provided in Section 2.13(e), shall have been obtained;

                  (i) each lessor shall have consented to the assumption by or sublease to Amherst Southwest of the applicable Assumed Lease, and Amherst Southwest, Allstar and such lessor, as applicable, shall have entered into an assignment or sublease agreement in form and substance reasonably satisfactory to such parties with respect to each Assumed Lease;

                  (j) James H. Long shall have executed and delivered to Amherst Southwest a Consulting and Non-Competition Agreement substantially in the form attached hereto as Exhibit D;

                  (k) Amherst Southwest shall have received from counsel to Allstar an opinion substantially in form and substance as set forth in Exhibit E attached hereto, addressed to Amherst Southwest, and dated as of the Closing Date;

                  (l) Allstar and the Escrow Agent shall have executed and delivered the Escrow Agreement;

                  (m) Allstar shall have executed and delivered the Assignment, Bill of Sale and Assumption Agreement;

                  (n) Allstar shall have executed and delivered to Amherst Southwest the purchase price allocation letter referred to in Section 2.12;

                  (o) Allstar shall have caused to be completed and delivered to Amherst Southwest a customer satisfaction survey of the customers of the CP Division, conducted at the expense of Amherst Southwest by an independent market research firm reasonably acceptable to Amherst Southwest;

                  (p) Mintech shall have entered into contracts with Amherst Southwest with substantially similar terms and provisions as the Mintech Agreements; and

                  (q) all actions to be taken by Allstar in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Amherst Southwest.

Amherst Southwest may waive any condition specified in this Section 7.1; provided such waiver is in writing.

7.2 Conditions to Obligation of Allstar. The obligation of Allstar to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) the representations and warranties set forth in Article V above shall be true and correct in all material respects at and as of the Closing Date;

                  (b) Amherst Southwest shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (c) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (1) prevent consummation of any of the transactions contemplated by this Agreement,
         (2) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect), or (3) result in the imposition on or against Allstar of any material Damages;

                  (d) Amherst Southwest shall have delivered to Allstar a certificate to the effect that each of the conditions specified above in Sections 7.2(a)-(c) is satisfied in all respects;

                  (e) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents and approvals and Governmental Approvals necessary to consummate the transactions contemplated hereby (except those relating to Supplier Contracts and Acquired Customer Contracts, which are covered by Sections 7.2(g) and (h));

                  (f) each lessor shall have consented to the assumption by or sublease to Amherst Southwest of the applicable Assumed Lease, and Amherst Southwest, Allstar and such lessor, as applicable, shall have entered into an assignment or sublease agreement in form and substance reasonably satisfactory to such parties with respect to each Assumed Lease;

                  (g) all third party consents and Governmental Approvals for the assignment of the Supplier Contracts to Amherst Southwest shall have been obtained, except where the failure to obtain such consent would not have a Material Adverse Effect;

                  (h) all other third party consents and Governmental Approvals for the assignment to Amherst Southwest of those Acquired Customer Contracts relating to the top ten (10) customers of the CP Division based on 1999 invoiced revenue, as reflected on Schedule 7.1(h) and except as provided in Section 2.13(e), shall have been obtained;

                  (i) Amherst Southwest and the Escrow Agent shall have executed and delivered the Escrow Agreement;

                  (j) Amherst Southwest shall have executed and delivered the Assignment, Bill of Sale and Assumption Agreement;

                  (k) Allstar shall have received from counsel to Amherst Southwest an opinion substantially in form and substance as set forth in Exhibit F attached hereto, addressed to Allstar and dated as of the Closing Date;

                  (l) Amherst Southwest shall have obtained and provided to Allstar true and correct copies of a valid Texas Sales and Use Tax Certificate and a Texas Sales and Use Tax Permit;

                  (m) Amherst Southwest shall have executed and tendered to Allstar the purchase price allocation letter contemplated by Section 2.12; and

                  (n) all actions to be taken by Amherst Southwest in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Allstar.

Allstar may waive any condition specified in this Section 7.2; provided such waiver is in writing.


                                  ARTICLE VIII

                             Post-Closing Covenants.

8.1 Transitional Use of Name. Effective as of the Closing Date, Allstar hereby grants to Amherst Southwest the limited, royalty-free right and license to use the trade name "Allstar Computer," but only in connection with Amherst Southwest's continuation of the business of the CP Division and El Paso IT Business, for a period of six (6) months after the Closing Date. Amherst Southwest agrees that neither Amherst Southwest nor its Affiliates shall use the name "Allstar Systems" or any other name incorporating the name "Allstar" or "All Star," unless agreed to in writing by Allstar. Following the expiration of said six
         (6) month period, such license shall terminate automatically, and Amherst Southwest shall have no further right to use the trade names "Allstar Computer," "Allstar," or "All Star" or any derivations thereof or names substantially similar thereto.

8.2 Covenant Not to Compete; Non-Solicitation. As an inducement for Amherst Southwest to enter into this Agreement, Allstar agrees that from and after the Closing and continuing for three (3) years from the Closing Date, neither Allstar nor any Affiliate of Allstar, shall do any one or more of the following, directly or indirectly, including through its officers or directors:

                  (a) engage or participate, anywhere in North America, as an owner, member, stockholder, officer, director, partner, employee, consultant or otherwise in a Prohibited Business; provided, however, that this Section shall not prohibit any such person from owning up to 5% of any class of securities registered under the Securities Exchange Act;

                  (b) solicit any Person that is or was a customer of the CP Division for or on behalf of any Prohibited Business, or solicit any Person that is or was a customer of the El Paso IT Business for any IT Services to be provided in the El Paso Business Area;

                  (c) induce or attempt to induce any employee of Amherst Southwest or its Affiliates to leave the employ of Amherst Southwest or its Affiliates, or in any way interfere with the relationship between Amherst Southwest or its Affiliates and any employee, vendor, supplier or other business relation of Amherst Southwest; or

                  (d) employ Frank Cano in any capacity.

In the event of any breach of this Section 8.2, the time period of the breached covenant shall be extended for the period of such breach. Allstar recognizes that the territorial, time and scope limitations set forth in this Section 8.2 are included herein for the protection of Amherst Southwest and in the event that any such territorial, time or scope limitation is deemed to be unreasonable by a court or other tribunal of competent jurisdiction, Amherst Southwest and Allstar agree to the reduction of either or any of said territorial, time or scope limitations to such an area, period or scope as said tribunal shall deem reasonable under the circumstances. Allstar shall not contest as unreasonable or unenforceable the territorial coverage, duration or scope of this Section 8.2 in any suit, action or other proceeding before a court, arbitrator or other tribunal or governmental authority.

8.3 Non-Solicitation by Amherst Southwest and AmTech. As an inducement for Allstar to enter into this Agreement, each of Amherst Southwest and AmTech agrees that from and after the Closing and continuing for the lesser of (a) three (3) years from the Closing Date, or (b) the date on which Allstar and its Affiliates cease to provide IT Services due to a cessation of business, other than a cessation due to a sale of its IT Services business to a third party primarily engaged in a Prohibited Business (whether such sale is by merger, consolidation, sale of substantially all of the assets of its IT Services business or otherwise), neither Amherst Southwest, AmTech nor any Affiliate of Amherst Southwest or AmTech, nor any officer or director of Amherst Southwest, AmTech or their respective Affiliates ("Prohibited Persons"), shall, directly or indirectly:

                           (1) solicit any of the customers of Allstar listed on
                  Schedule 8.3 (which schedule shall be delivered at or prior to the Closing) (the "Key IT Customers") for IT Services; provided, however, that this Section shall not prohibit any Prohibited Person, from (i) providing to SBC or any customer of the El Paso IT Business, or soliciting SBC or any customer of the El Paso IT Business for, IT Services to be provided solely within the El Paso Business Area, (ii) selling computer networking equipment and cabling, and (iii) providing warranty service on any product sold by Amherst Southwest, AmTech or any of their respective Affiliates, even if such warranty service is provided to a Key IT Customer of Allstar; or

                           (2) induce or attempt to induce any employee of
                  Allstar or its Affiliates who is not listed on Schedule 3.2(a) to leave the employ of Allstar or its Affiliates or in any way interfere with the relationship between Allstar or any of its Affiliates, on the one hand, and any employee, vendor or customer of Allstar or any of its Affiliates, on the other hand.

In the event of any breach of this Section, the time period of the breached covenant shall be extended for the period of such breach. Each of Amherst Southwest and AmTech recognizes that the territorial, time and scope limitations set forth in this Section are reasonable and are required for the protection of Allstar and in the event that any such territorial, time or scope limitation is deemed to be unreasonable by a court or other tribunal of competent jurisdiction, Allstar and Amherst Southwest and AmTech agree to the reduction of either or any of said territorial, time or scope limitations to such an area, period or scope as said tribunal shall deem reasonable under the circumstances.

8.4 Disclosure of Confidential Information. As a further inducement for Amherst Southwest to enter into this Agreement, Allstar agrees that for a period of five (5) years after the Closing Date, Allstar shall, and shall cause its Affiliates to, hold in strictest confidence, and not, without the prior written approval of Amherst Southwest, use or disclose to any person, firm or corporation other than Amherst Southwest (other than as required by law) any information of any kind relating to (a) the Acquired Assets, (b) the AmTech Financial Statements, or (c) the business, financial condition, results of operations or ownership of Amherst Southwest or AmTech (including in each case, without limitation, all such information that is in written, computerized, machine readable, model, sample, or other form capable of physical delivery), except that the confidentiality obligations of this Section shall not apply to: (a) such information as was generally available to the public prior to the Closing Date or thereafter becomes available to the public other than as a result of the breach of this Agreement by Allstar; (b) the use or disclosure by Allstar or its Affiliates of information to the extent required to enforce its rights under this Agreement or in connection with the transactions contemplated hereby; or (c) any disclosure of information to the extent disclosure of such information is required by law, including post-closing reporting obligations of Allstar under the Securities Exchange Act; provided that Allstar may use information which relates to the Customer and Sales Records and Supplier and Purchasing Records in any manner not related to any Prohibited Business or the provision of IT Services in the El Paso Business Area, and provided further that in no event shall Allstar disclose the AmTech Financial Statements or any financial information of AmTech or Amherst Southwest without the prior written consent of Amherst Southwest, unless (y) such information is required to be disclosed pursuant to a valid order of a court or regulatory agency or other governmental body, in which case Allstar shall immediately provide Amherst Southwest with written notice and a copy of such order so that Amherst Southwest may seek a protective order or other relief prior to such disclosure by Allstar; or (z) Allstar reasonably believes, based upon the advice of its counsel, that disclosure by Allstar of such information to a court or arbitrator is necessary in connection with the enforcement by Allstar of its rights under this Agreement or any document or agreement executed in connection herewith, in which case Allstar shall provide Amherst Southwest with written notice of Allstar's intent to disclose such information to such court or arbitrator so that Amherst Southwest may seek any available assurances of confidentiality from such court or arbitrator. Any breach by Allstar of its obligations contained in the immediately preceding sentence shall be deemed a material breach of this Agreement and shall, if such breach occurs prior to the Closing, entitle Amherst Southwest to terminate this Agreement without opportunity for Allstar to cure, or, if such breach occurs after the Closing, entitle Amherst Southwest to refer such alleged breach to arbitration in accordance in Section 11.13, in each case in addition to seeking such other remedies to which Amherst Southwest may be entitled under this Agreement, at law or in equity. The award of the arbitrator for such breach may include the right of Amherst Southwest to set off any Damages found by such arbitrator to have been suffered by Amherst Southwest as a result of such breach against any amounts payable to Allstar under this Agreement.

8.5 Maintenance and Use of Original Documents. If at any time from the Closing Date through the fifth anniversary of the Closing Date, Amherst Southwest shall require access to or use of any of the originals of Customer and Sales Records, Supplier and Purchasing Records and other original books and records of Allstar relating to the CP Division or the El Paso IT Business, Allstar shall provide such access and use to Amherst Southwest upon reasonable advance notice. Allstar shall not destroy or otherwise dispose of any such original documents prior to the fifth anniversary of the Closing Date without the prior written approval of Amherst Southwest.

8.6 Taxes. Within two (2) Business Days after Allstar's receipt of a bill for Taxes and determination of Taxes payable by it with respect to the Acquired Assets for any period occurring in 2000, which Taxes are payable by Allstar in arrears in 2001, Allstar shall provide to Amherst Southwest a copy of the bill and all other materials and filings with respect to such Taxes, a written report detailing Allstar's calculation of the Taxes due, and all information and supporting documentation concerning such calculations. Within fifteen (15) Business Days of receipt of all such information, Amherst Southwest shall pay to Allstar its pro rata share of such Taxes determined by multiplying the total amount of Taxes paid by Allstar with respect to the Acquired Assets by a fraction, the numerator of which is the number of days elapsed from the Closing Date through December 31, 2000, and the denominator of which is 365. Notwithstanding the foregoing, if the Taxes payable by Amherst Southwest pursuant to the preceding formula with respect to any Tax on the Tangible Assets or Inventory is greater than the Taxes that would be payable for such period by Amherst Southwest if such Taxes were calculated using the Appraised Value of the Tangible Assets as determined in Section 2.7 or the Inventory Purchase Price, as appropriate, then Amherst Southwest shall only be obligated to pay such lesser amount of Taxes to Allstar based upon the lower value of Inventory and Acquired Assets used by the Parties under this Agreement.

8.7 IT Services and Certifications. The Parties agree as follows with respect to IT Services:

                  (a) To the extent that Allstar and its Affiliates provide IT Services to customers that are also customers of the CP Division or Amherst Southwest post-Closing, such IT Services shall be provided in a commercially reasonable manner consistent with Allstar's past practices.

                  (b) For a period of one year after the Closing Date, Allstar will take no action to reduce its IT Services personnel from commercially reasonable levels.

8.8 Employee Loans. After the Closing, Amherst Southwest shall observe all written wage assignments delivered to Amherst Southwest and signed by Transferred Employees instructing Amherst Southwest to withhold from such employees and pay over to Allstar amounts previously advanced by Allstar to such employees. Allstar shall indemnify and hold harmless Amherst Southwest, its Affiliates and their respective directors, officers, employees and agents, from and against all Damages any of them may incur arising out of or relating to the observance of such wage assignments or the performance by Amherst Southwest of its obligations contained in this Section.

8.9 Mintech Business. On and after the Effective Time, Allstar shall cease selling computer hardware and software to Mintech and shall not make any additional loans or advances to Mintech pursuant to the Mintech Agreements or otherwise. The Parties agree that during a period of 120 days after the Closing Date, as between the Parties: (a) Allstar shall continue for such period to be a first position secured party with respect to the obligations of Mintech arising prior to the Effective Time under the Mintech Agreements, and (b) Amherst Southwest shall be for such period a junior secured party with respect to the obligations of Mintech to Amherst Southwest arising after the Effective Time. Upon termination of such 120 day period: (x) Allstar shall execute and deliver to Amherst Southwest such assignment documents and instruments as Amherst Southwest reasonably may request in order to assign to Amherst Southwest all first position Encumbrances in favor of Allstar under the Mintech Agreements, and (y) Amherst Southwest shall execute and deliver to Allstar such assignment documents as Allstar reasonably may request in order to assign to Allstar all junior Encumbrances in favor of Amherst Southwest with respect to the obligations of Mintech to Amherst Southwest.

8.10 Intangible Asset License. Effective as of the Closing Date, Allstar hereby grants to Amherst Southwest a limited, royalty free and irrevocable right and license to use, solely in the El Paso Business Area, the intangible assets consisting of the business ideas and information, know-how, copyrights and advertising and marketing concepts used by the El Paso IT Business in connection with the sale of computer hardware, software and related products in the El Paso Business Area.

                                   ARTICLE IX

                                  Termination.

9.1 Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

                  (a) Amherst Southwest, AmTech and Allstar may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (b) Amherst Southwest may terminate this Agreement by giving written notice to Allstar pursuant to Section 6.10 or, at any time prior to the Closing, (1) in the event that Allstar has breached any representation, warranty, or covenant contained in this Agreement, Amherst Southwest has notified Allstar of the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach, (2) if the Closing shall not have occurred on or before June 30, 2000, by reason of the failure of any condition precedent under Section 7.1 hereof (unless the failure results primarily from Amherst Southwest or AmTech breaching any representation, warranty, or covenant contained in this Agreement) and other than by reason of the occurrence of the event specified in 9.1(b)(3), (3) in the event that the board of directors of Allstar shall have approved any Acquisition Proposal other than that of Amherst Southwest, or (4) if any notification delivered by Allstar pursuant to
         Section 6.9 gives rise to Amherst Southwest's right of termination pursuant to Section 6.9; and

                  (c) Allstar may terminate this Agreement by giving written notice to Amherst Southwest and AmTech at any time prior to the Closing
         (1) in the event Amherst Southwest or AmTech has breached any representation, warranty, or covenant contained in this Agreement, Allstar has notified Amherst Southwest or AmTech (as the case may be) of the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach, (2) if the Closing shall not have occurred on or before June 30, 2000, by reason of the failure of any condition precedent under Section 7.2 hereof (unless the failure results primarily from Allstar itself breaching any representation, warranty, or covenant contained in this Agreement), and other than by reason of the occurrence of the event specified in 9.1(c)(3), (3) in the event that the board of directors of Allstar shall have approved any Acquisition Proposal other than that of Amherst Southwest or (4) if any notification delivered by Amherst Southwest or AmTech pursuant to
         Section 6.9 gives rise to Allstar's right of termination pursuant to
         Section 6.9.

9.2 Termination Fee. In the event that this Agreement is terminated by Amherst Southwest pursuant to Section 9.1(b)(3) or by Allstar pursuant to Section 9.1(c)(3), Allstar shall within two Business Days after such termination pay to Amherst Southwest Five Hundred Thousand Dollars ($500,000) as compensation for lost opportunities and reimbursement of out-of-pocket expenses, and AmTech and Amherst Southwest agree that upon payment of such amount to Amherst Southwest, Allstar shall have no further liability to either of them arising under this Agreement.

9.3 Effect of Termination. Except as provided in Section 9.2 and except for the provisions of Sections 9.4 and 11.13, if any Party terminates this Agreement pursuant to Section 9.1 above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

9.4 Certain Covenants Upon Termination. If this Agreement is terminated pursuant to this Article IX, each of Amherst Southwest and AmTech agrees (a) to be bound by the terms and provisions of that certain Confidentiality Agreement dated August 27, 1999, between Allstar and Knightsbridge, Inc., a Nevada corporation ("Knightsbridge"), which is incorporated into this Section 9.4 as if set forth herein in its entirety, as if they were each substituted for Knightsbridge as parties thereto, (b) that the non-solicitation covenants contained in Section 4 of such Confidentiality Agreement shall extend for a period of two (2) years from and after the date of termination of this Agreement, and (c) that for a period of one (1) year after the date of termination of this Agreement, no Prohibited Person shall, directly or indirectly, solicit any of the top ten (10) customers of the CP Division listed on Schedule 7.1(h) for the sale or disposition of computer hardware and software in substantially the manner conducted by the CP Division; provided, however, that this Section shall not prohibit any Prohibited Person from soliciting or selling to any of such customers to which any of the Prohibited Persons have sold computer hardware or software at any time within the twelve (12) month period ending on the date of this Agreement.


                                   ARTICLE X

                                Indemnification.

         The Parties shall be entitled to indemnification as provided in this
Article X. As used herein, the term "Damages" shall mean all liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including, without limitation, reasonable attorneys', accountants', investigators', and experts' fees and expenses, sustained or incurred in connection with the defense or investigation of any such claim.

10.1 Indemnification by Allstar. Subject to the limitations contained in this Article X, Allstar shall indemnify and hold harmless Amherst Southwest, its Affiliates and its and their respective partners, members, managers, officers, directors, shareholder, agents and employees, and their successors and assigns (each an "Amherst Southwest Indemnitee" and collectively the "Amherst Southwest Indemnitees") against and from all Damages sustained or incurred by any Amherst Southwest Indemnitee, as a result of or arising out of or by virtue of:

                  (a) any breach of any representation and warranty made by Allstar to Amherst Southwest herein or in any closing document delivered to Amherst Southwest in connection herewith;

                  (b) the breach by Allstar or failure of Allstar, directly or indirectly, including by virtue of action taken by its directors or officers acting in their capacity as such, to comply with any of the covenants or obligations of Allstar under this Agreement, or the failure of Allstar to comply with any applicable bulk transfer laws or regulations;

                  (c) any Excluded Liability; or

                  (d) the ownership, use or operation by Allstar of the Acquired Assets, the CP Division or the El Paso IT Business prior to the Effective Time (other than with respect to the Assumed Liabilities).

10.2 Indemnification by Amherst Southwest. Subject to the limitations contained in this Article X, Amherst Southwest shall indemnify and hold harmless Allstar, its Affiliates and its and their respective officers, directors, shareholders, agents and employees and their successors and assigns (each an "Allstar Indemnitee" and collectively the "Allstar Indemnitees") against and from all Damages sustained or incurred by any Allstar Indemnitee, as a result of or arising out of or by virtue of:

                  (a) any breach of any representation and warranty made by Amherst Southwest or AmTech to Allstar herein or in any closing document delivered to Allstar in connection herewith;

                  (b) the breach by Amherst Southwest or AmTech or failure of Amherst Southwest or AmTech, directly or indirectly, including by virtue of any action taken by their respective partners, members, managers or officers in their capacity as such, to comply with any of the covenants or obligations of Amherst Southwest or AmTech under this Agreement, or the failure of Amherst Southwest or AmTech to comply with any applicable bulk transfer laws or regulations;

                  (c) any Assumed Liability; or

                  (d) the ownership, use or operation of the Acquired Assets, the CP Division or the El Paso IT Business from and after the Effective Time, the use by Amherst Southwest of the names licensed to it under
         Section 8.1 of this Agreements or the use of the intangible assets licensed to Amherst Southwest pursuant to Section 8.10.

10.3 Indemnification Thresholds and Limits. Neither the Allstar Indemnitees nor the Amherst Southwest Indemnitees shall be entitled to indemnification pursuant to the terms of this Article X until the aggregate amount of all claims for indemnification by such indemnitees exceeds $100,000, but once such claims exceed $100,000, the Allstar Indemnitees, on the one hand, or the Amherst Southwest Indemnitees, on the other hand, shall be entitled to indemnification for all indemnification claims up to a maximum of $500,000 plus interest earned on such amount while it is held in the Escrow, as provided in Section
         10.4 below. Notwithstanding the foregoing, there shall be no threshold or time or dollar limit on (a) claims for indemnification pursuant to Sections 10.1(c) or (d) or Sections 10.2(c) or (d); and (b) breach by a Party of its obligations to make payments to the other Party pursuant to Sections 2.3, 2.5, 2.7, 2.9, 3.3, 3.4, 8.6, 8.7 or 9.2.

10.4     Holdback; Claims.

                  (a) On the Closing Date, the Holdback will be deposited into the Escrow with the Escrow Agent pursuant to the terms of the Escrow Agreement. Amherst Southwest agrees that it shall have recourse solely to the Escrow and solely during the Escrow Period for claims against Allstar for indemnification under Section 10.1(a) and 10.1(b).

                  (b) Amherst Southwest Indemnitees shall be entitled to make claims for indemnification from the Holdback which arise during the Escrow Period, provided such claims are asserted by Amherst Southwest within the Escrow Period. Within ten (10) days following the end of the Escrow Period, if no such claims for indemnification are asserted prior to the expiration of the Escrow Period, or if any such claims were asserted prior to the Expiration of the Escrow Period, no such claims remain pending, the Escrow Agent shall disburse the remaining funds, after payment of prior claims by Amherst Southwest that are undisputed by Allstar or that have been fully and finally resolved in accordance with Section 11.13 of this Agreement. If any such claims asserted prior to the expiration of the Escrow Period are pending, then the Escrow Agent shall make reasonable provision for such pending claims and disburse the balance, if any, of the Holdback within ten (10) days following the end of the Escrow Period, pursuant to the terms of the Escrow Agreement.

                  (c) In the event an indemnified party seeks or expects to seek indemnity for any Damage arising out of or in connection with a claim, demand, cause of action or proceeding by a third party, the indemnifying shall promptly notify the indemnified party in writing of the nature of the Damage. The indemnifying party shall have the right to assume the defense thereof and the indemnifying party shall not be liable to any indemnified parties for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified parties in connection with the defense thereof, except that if the indemnifying party elects not to assume such defense or counsel for the indemnifying parties advise that because of conflicts of interest between the indemnifying party and the indemnified parties such counsel cannot, as a matter of professional responsibility, represent both the indemnified parties and the indemnifying parties (it being agreed by the Parties that the indemnified party shall not be obligated to waive any conflict of interest of such counsel), then the indemnified parties may retain counsel satisfactory to them, and the indemnifying party shall pay all reasonable fees and expenses of such counsel for the indemnified parties promptly as statements therefor are received. In no event shall an indemnifying party be liable for the fees and expenses of more than one separate law firm for all indemnified parties. So long as the indemnifying party is defending in good faith such third party Damage, the indemnified party shall not settle or compromise such third party claim without the indemnifying party's prior written consent. The indemnified party shall make available to the indemnifying party or its representatives all personnel records and other materials reasonably required by them for use in contesting any third party Damage and shall cooperate fully with the indemnifying party in the defense of such Damage.

                  (d) In case any event shall occur which would otherwise entitle an indemnified party to assert a claim for indemnification hereunder, no loss, damage or expense shall be deemed to have been sustained by such party to the extent of (1) any tax savings realized by such party with respect thereto, or (2) any proceeds received by such party from any insurance policies with respect thereto.

10.5 Exclusive Remedy. Notwithstanding any provision herein to the contrary, the indemnification provisions of this Article shall be the sole and exclusive remedy of each of the Parties for any Damages in any way based on, arising out of or attributable to matters specified in Sections 10.1(a) 10.1(b), 10.2(a) and 10.2(b), whether such Damages are based on contract or tort, at law or in equity, or otherwise, except for the rights of a Party to seek equitable remedies or specific performance in accordance with Section 11.14. Each of the Parties hereby irrevocably waives any other remedies available to it, whether at law or in equity, for any such Damages, except for its rights to seek equitable remedies in accordance with Section 11.14. Nothing contained in this

         Section shall limit or otherwise effect the remedies available to a Party for Damages in any way based on, arising out of or attributable to matters specified in Sections 10.1(c) 10.1(d), 10.2(c) and 10.2(d).

                                   ARTICLE XI

                                 General Terms.

11.1 Survival of Representations and Warranties. All of the representations and warranties contained in this Agreement shall survive for a period of one year after Closing Date and shall thereafter terminate and be of no force and effect, except to the extent that a written claim for breach of a representation or warranty has been received by an indemnifying party within such one-year period.

11.2 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure which, in the written opinion of counsel to such Party, is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will advise the other Party prior to making the disclosure and provide such other Party with a written statement certifying that the disclosing Party's counsel has provided it with a written opinion stating that such disclosure is required as provided in this Section).

11.3 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

11.4 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

11.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, and the agreements of Allstar contained in Section
         8.2 shall be binding upon any Person who acquires all or a substantial portion of the assets of Allstar. Neither Allstar, Amherst Southwest nor AmTech may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, that (a) Amherst Southwest may
         (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Amherst Southwest nonetheless shall remain responsible for the performance of all of its obligations hereunder); and (b) Allstar may undertake a reorganization prior to the Closing Date pursuant to which it shall transfer all of the Acquired Assets into a limited partnership directly or indirectly wholly-owned by Allstar, and designate such limited partnership to convey the Acquired Assets to Amherst Southwest as provided hereunder (in which case Allstar nonetheless shall remain responsible for the performance of all of its obligations hereunder).

11.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

11.7 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to Allstar:                     Allstar Systems, Inc.
                                            6401 Southwest Freeway
                                            Houston, TX  77074
                                            Attention:  James H. Long

         with a copy to:                    Porter & Hedges, L.L.P.
                                            700 Louisiana, Suite 3500
                                            Houston, Texas 77002
                                            Attention:  Nick D. Nicholas
                                            Facsimile:  713-228-1331

         If to AmTech or Amherst Southwest:

                                            Amherst Southwest, LP
                                            10 Columbia Drive
                                            Amherst, NH  03031
                                            Attn:  Chief Financial Officer

         with a copy to:                    D'Ancona & Pflaum LLC
                                            111 East Wacker Drive
                                            Suite 2800
                                            Chicago, Illinois 60601
                                            Attention:  Suzanne L. Saxman, Esq.
                                            Facsimile:  312-602-3064

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

11.9 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. Allstar may consent to any such amendment at any time prior to the Closing with the prior authorization of its board of directors. No waiver by Allstar or Amherst Southwest of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

11.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

11.11 Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

11.12 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

11.13    Arbitration Provisions.

                  (a) All disputes arising out of or relating to (i) this Agreement or any agreement or instrument delivered pursuant to the terms hereof, or the transactions contemplated hereby or thereby, or
         (ii) the validity, interpretation, breach, or violation or termination hereof or thereof (including disputes arising under this Section 11.13 (each a "Dispute"), shall be finally and solely determined and settled by a nationally recognized certified public accounting firm selected by mutual agreement of the parties, which firm is not rendering (and during the preceding two-year period, has not rendered) services to any of the parties or their respective Affiliates (the "Arbitrating Accountant"). In connection with the resolution of any Dispute hereunder, the Arbitrating Accountant shall have access to all documents, records, work papers, facilities and personnel necessary to perform its function as arbitrator. The award of the Arbitrating Accountant shall be (1) the sole and exclusive remedy of the parties,
         (2) enforceable in any court of competent jurisdiction and (3) final and binding (absent manifest error) on the parties hereto. Notwithstanding the foregoing, either party may seek injunctive relief in a court of competent jurisdiction in accordance with Section 11.14. Amherst Southwest, on the one hand, and Allstar, on the other hand, shall each pay one-half of the fees and expenses of the Arbitrating Accountant with respect to any Dispute.

                  (b) In the event that the parties are unable to mutually agree on the Arbitrating Accountant within thirty (30) days, the Dispute shall be finally and solely determined and settled by arbitration in Houston, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association and this Section 11.13. Such arbitration shall be conducted by a single arbitrator, whom the Parties shall request to be experienced in legal, financial and accounting matters. In any such arbitration proceedings, the arbitrator shall adopt and apply the provisions of the Federal Rules of Civil Procedure relating to discovery so that each party shall allow and may obtain discovery of any matter not privileged which is relevant to the subject matter involved in the arbitration to the same extent as if such arbitration were a civil action pending in a United States District Court for the Southern District of Texas. The arbitrator may proceed to an award notwithstanding the failure of any party to participate in such proceedings. The prevailing party in the arbitration proceeding shall be entitled to an award of reasonable attorneys' fees incurred in connection with the arbitration in such amount as may be determined by the arbitrator. The award of the arbitrator shall be (i) the sole and exclusive remedy of the parties,
         (ii) enforceable in any court of competent jurisdiction and (iii) final and binding (absent manifest error) on the parties hereto. Notwithstanding the foregoing, either party may seek injunctive relief in a court of competent jurisdiction in accordance with Section 11.14.

11.14 Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity. In any such action, the Party against whom injunctive relief is sought shall be entitled to assert any matters in the nature of defenses (but not counterclaims or cross actions) without regard to the arbitration agreements contained in Section 11.13.

11.15 Knowledge, Gender and Certain References. A representation or statement made herein to the knowledge of Allstar means the actual, but not constructive or imputed, knowledge of James H. Long, Donald R. Chadwick, Frank Cano and each member of the board of directors of Allstar. Unless otherwise specified, all references herein to days, weeks, months or years shall be calendar days, weeks, months, or years. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. References to Articles or Sections shall be to Articles or Sections of this Agreement unless otherwise specified. The headings and captions used in this Agreement are solely for convenient reference and shall not affect the meaning or interpretation of any Article, Section or Paragraph herein or this Agreement. The words "hereof," "herein" or "hereunder" shall refer to this Agreement as a whole not to any particular Article, Section or Paragraph. The words "including" or "include" are used herein in an illustrative sense and not to limit a more general statement. When computing time periods described by a number of days before or after a stated date or event, the stated date or date on which the specified event occurs shall not be counted and the last day of the period shall be counted. Unless otherwise specified herein any obligation otherwise due on a non-Business Day shall not be due until the next Business Day.

11.16 Time is of the Essence. Time is of the essence in the performance of this Agreement.

                                      *****

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                     AMHERST COMPUTER PRODUCTS SOUTHWEST, LP


                                     By:            /s/ S.G. Birin
                                        ----------------------------------------
                                                    S.G. Birin, CFO


                                     ALLSTAR SYSTEMS, INC.


                                     By:           /s/ James H. Long
                                        ----------------------------------------
                                                   James H. Long, CEO


                                     AMHERST TECHNOLOGIES, L.L.C., solely with respect to Sections 5.5, 5.7, 5.8, 5.9, 5.10, 5.11, 5.12, 8.3 and Article XI.



                                     By:            /s/ S.G. Birin
                                        ----------------------------------------
                                                    S.G. Birin, CFO

                               AMENDMENT NO. 1 TO
                            ASSET PURCHASE AGREEMENT

                  This Amendment to Asset Purchase Agreement (the "Amendment"), dated as of April 6, 2000, is entered into by and among Amherst Computer Products Southwest, LP, a Texas limited partnership ("Amherst Southwest"), Amherst Technologies, L.L.C., a Nevada limited liability company ("AmTech"), and Allstar Systems, Inc., a Delaware corporation ("Allstar").

                                   BACKGROUND:

         A. Amherst Southwest, AmTech and Allstar have heretofore entered into that certain Asset Purchase Agreement, dated as of March 16, 2000 (the "Asset Purchase Agreement"). All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

         B. The parties desire to make certain amendments to the Asset Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, Amherst Southwest, AmTech and Allstar agree as follows.


                                   AGREEMENTS

         1. Status of the Asset Purchase Agreement. Except as specifically set forth herein, the Asset Purchase Agreement shall remain in full force and effect and shall not be waived, modified, superseded or otherwise affected by this Amendment. This Amendment is not to be construed as a release, waiver or modification of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Asset Purchase Agreement, except as specifically set forth herein.

         2. Amendments to the Asset Purchase Agreement.

                  (i) The following provision shall be added as Section 2.14 of the agreement:

                  "2.14 Pre-Closing Escrow; Expense Reimbursement.

                           (a) On or before April 10, 2000, Amherst Southwest
                  shall wire transfer $500,000 into an escrow account with the Escrow Agent to be established by the parties, such funds (together with interest or income earned thereon) to be applied against the Purchase Price upon Closing; provided however, if the Closing of the transactions contemplated by the Asset Purchase Agreement does not occur by June 30, 2000, then the parties shall cause the $500,000 escrow amount (together with interest or income earned thereon) to be paid on or before July 5, 2000, as follows:

                                    (1) If the Closing does not occur solely
                           because of the breach by Allstar of its
                           representations or obligations in, or a failure of the conditions under, the following sections of the Agreement, the funds in escrow shall be paid to Amherst Southwest: Sections 4.1, 4.2, 4.4, 4.8, 6.3, 7.1(f), 7.1(k), 7.1(l), 7.1(m), and 9.1(a).

                                    (2) If the Closing does not occur solely
                           because of the failure of the condition of Section 7.1(d) of the Agreement, the funds in escrow shall be split evenly between and paid to Amherst Southwest and Allstar.

                                    (3) If the Closing does not occur for any
                           reason other than one which expressly entitles Amherst Southwest to receive all or a portion of the escrow funds under paragraphs 1 or 2 above, the escrow funds shall be paid to Allstar. The form of Escrow Agreement shall be in substantially the form of Exhibit A and attached to the Asset Purchase Agreement as Exhibit G.


                           (b) On or before April 10, 2000, Amherst Southwest
                  agrees to pay to Allstar by wire transfer the sum of $250,000 in addition to the Purchase Price as a non-accountable expense reimbursement."

                           (ii) Section 9.2 of the Agreement is hereby deleted
                  in its entirety and replaced with the following:

                                    "9.2 Termination Fee. In the event that this
                           Agreement is terminated by Amherst Southwest pursuant to Section 9.1(b)(3) or by Allstar pursuant to
                           Section 9.1(c)(3), Allstar shall within 2 Business Days after such termination pay or cause to be paid to Amherst Southwest, as compensation for lost opportunities and reimbursement of out-of-pocket expenses: (i) Five Hundred Thousand Dollars ($500,000), (ii) the amount of the escrow funds (together with interest or income earned thereon) under that certain Escrow Agreement dated as of April 6, 2000 among Allstar, Amherst Southwest and the Escrow Agent thereunder, (iii) the amount of $250,000 previously paid by Amherst Southwest to Allstar pursuant to Section 2.14(b), as a non-accountable expense reimbursement, and Allstar shall assume and Amherst Southwest shall assign to Allstar all rights and obligations of Amherst Southwest under (1) the Lease between Amherst Southwest and Weingarten Realty Advisors for the premises located at 11727 W. Sam Houston Parkway South, Suite D, Houston, Texas 77031, and (2) Section 3 of the Voting Agreement, as amended. AmTech and Amherst Southwest agree that upon such payments to Amherst Southwest and the assumption of such obligations by Allstar, Allstar shall have no further liability to either of them arising under this Agreement."

         3. Effectiveness of this Amendment. The effectiveness of this Amendment is contingent upon the execution of Amendment No. 1 to the Voting and Support Agreement dated as of April 6, 2000 by and among Amherst Southwest and James H. Long (the "Voting Agreement Amendment").

         4. Representations and Warranties of Entities. Each of Amherst Southwest, AmTech and Allstar represents and warrants that its execution, delivery and performance of this Amendment has been duly authorized by all necessary corporate and partnership action and that this Amendment is a legal, valid and binding obligation of the parties in accordance with its terms. Allstar further represents and warrants that its board of directors has approved the Voting and Support Agreement dated as of March 16, 2000 between Amherst Southwest, and James H. Long, and the Voting Agreement Amendment, in a manner sufficient to make the restrictions contained in Section 203 of the Delaware General Corporation Law inapplicable to the transactions contemplated by the Asset Purchase Agreement, as amended.

         5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         6. Governing Law. This Amendment shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

                                       AMHERST COMPUTER PRODUCTS
                                       SOUTHWEST, LP


                                       By:            /s/ S.G. Birin
                                          --------------------------------------

                                       Title:           CFO
                                             -----------------------------------



                                       ALLSTAR SYSTEMS, INC.


                                       By:          /s/ James H. Long
                                           ------------------------------------

                                       Title:       Chief Executive Officer
                                              ---------------------------------



                                       AMHERST TECHNOLOGIES, L.L.C.


                                       By:         /s/ S.G. Birin
                                          -------------------------------------

                                       Title:            CFO
                                              ---------------------------------

                                                                      APPENDIX B


                    CONSULTING AND NON-COMPETITION AGREEMENT


         This Agreement (the "Agreement") is entered into this ___ day of __________, 2000, by and between Amherst Computer Products Southwest, LP, a Texas limited partnership ("Amherst Southwest"), and James H. Long ("Long").

                                   BACKGROUND

         Amherst Southwest, Amherst Technologies, LLC, a Nevada limited liability company, and Allstar Systems, Inc., a Delaware corporation ("Allstar") are parties to an Asset Purchase Agreement dated as of March 16, 2000 (the "Purchase Agreement"), pursuant to which Amherst Southwest is purchasing certain assets of the CP Division and the El Paso IT Business. It is a condition under the Purchase Agreement to the respective obligations of the parties that Amherst Southwest and Long shall have entered into this Agreement. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants set forth below, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I

                               Consulting Services

         1.1 Consulting.

                  (a) Long agrees to provide consulting services as reasonably requested by Amherst Southwest or its Affiliates, all on the terms and conditions set forth in this Agreement. The services which may be requested of Long shall consist of consultations between Long and the executive management of Amherst Southwest and its Affiliates concerning: (1) the transition of the business management of the CP Division and the El Paso IT Business (collectively, the "Acquired Business") from Allstar to Amherst Southwest and methods and procedures to improve the efficiency of that transition; (2) the management information systems of the Acquired Business; (3) relations between Amherst Southwest and customers of the Acquired Business; (4) relations between Amherst Southwest and Transferred Employees; (5) methods to improve the financial and operating performance of the Acquired Business; and (6) such other matters relating to the Acquired Business as Amherst Southwest reasonably may request. The consulting services provided by Long hereunder are referred to as the "Services."

                  (b) Despite anything in this Agreement to the contrary, Long shall not be required to render consulting services relating to: (1) any business of Amherst Southwest or its Affiliates other than Acquired Business; or
(2) any matter involving a dispute or potential dispute between Allstar or any of its Affiliates (including Long) on the one hand, and Amherst Southwest or any of its Affiliates, on the other.

                  (c) Long shall not be required to devote more than the following number of hours to the performance of Services hereunder: (1) 40 hours per week during the first two week period following the Closing Date; (2) 10 hours in any five day period after the two week period following the Closing Date; (3) 200 hours in the twelve month period following the Closing Date; and
(4) 100 hours in the twelve month period thereafter.

         1.2 Compensation; Expense Reimbursement. Long's consulting compensation under this Article I shall be as follows:

                  (a) $20,000 per year payable in equal monthly installments of $1,666.67 each at the end of each calendar month during the Term; plus

                  (b) if Amherst Southwest requests and Long agrees to provide Services in excess of the hourly maximums required of Long under Section 1.1(c), $200 per hour for any such hourly services in excess of such hourly maximums; plus

                  (c) reimbursement of Long's reasonable travel expenses and other out-of-pocket expenses incurred by Long in the performance of his duties hereunder, all in accordance with the policies of Amherst Southwest and its Affiliates for reimbursement of business expenses incurred by their executive officers.

         1.3 Term. The term of this Agreement shall be from the date of the Closing (as defined in the Purchase Agreement) (the "Effective Date") for a period of twenty-four (24) months thereafter (the "Term").

         1.4 Manner of Performance. During the Term, Long shall perform the Services requested of him to the best of his ability to advance the business and welfare of Amherst Southwest. Long will abide by all laws, rules and regulations that apply to the performance of the Services and Amherst Southwest shall not request that Long provide any Services that would violate any such laws, rules or regulations.

         1.5 Independent Contractor. The parties agree that Long is an independent contractor and that Long shall not be considered under this Agreement or otherwise to be an employee or agent of Amherst Southwest. Long shall be legally responsible for his own taxes. Long shall not have the power to legally bind Amherst Southwest and is not granted and shall not exercise the right or authority to assume or create any obligation or responsibility, including, without limitation, contractual obligations, on behalf of Amherst Southwest. If and when Amherst Southwest requests in writing, Long agrees to provide Amherst Southwest with necessary documentation to support Long's independent contractor status under all applicable laws.

                                   ARTICLE II

                            Confidential Information.

         2.1 Confidentiality. Long agrees that for a period of five (5) years after the Closing Date, he shall hold in strictest confidence, and not, without the prior written approval of Amherst Southwest, use or disclose to any person, firm or corporation other than Amherst Southwest (other than as required by law) any information of any kind relating to (a) the Acquired Assets, (b) the AmTech Financial Statements, or (c) the business, financial condition, results of operations or ownership of

Amherst Southwest or AmTech (including in each case, without limitation, all such information that is in written, computerized, machine readable, model, sample, or other form capable of physical delivery) (collectively, the "Confidential Information"), except that the confidentiality obligations of this Section shall not apply to: (a) such information as was generally available to the public prior to the Closing Date or thereafter becomes available to the public other than as a result of the breach of this Agreement by Long; (b) the use or disclosure by Long of information to the extent required to enforce his rights under this Agreement or in connection with the transactions contemplated hereby; or (c) any disclosure of information to the extent disclosure of such information is required by law; provided that Long may use information which relates to the Customer and Sale Records and Supplier and Purchasing Records in any manner not related to any Prohibited Business or the provision of IT Services in the El Paso Business Area, and provided further that in no event shall Long disclose the AmTech Financial Statements or any financial information of AmTech or Amherst Southwest without the prior written consent of Amherst Southwest, unless (y) such information is required to be disclosed pursuant to a valid order of a court or regulatory agency or other governmental body, in which case Long shall immediately provide Amherst Southwest with written notice and a copy of such order so that Amherst Southwest may seek a protective order or other relief prior to such disclosure by Long, or (z) Long reasonably believes, based upon the advice of his counsel, that disclosure by Long of such information to a court or arbitrator is necessary in connection with the enforcement by Long of his rights under this Agreement or by Allstar of its rights under the Purchase Agreement or any document or agreement executed in connection therewith, in which case Long shall provide Amherst Southwest with written notice of Long's intent to disclose such information to such court or arbitrator so that Amherst Southwest may seek any available assurances of confidentiality from such court or arbitrator. Any breach by Long of his obligations contained in the immediately preceding sentence shall be deemed a material breach of this Agreement and shall entitle Amherst Southwest to refer such alleged breach to dispute resolution in accordance in Article IV, in addition to seeking such other remedies to which Amherst Southwest may be entitled under this Agreement, at law or in equity. The award of the Arbitrating Accountant or arbitrator, as the case may be, for such breach may include the right of Amherst Southwest to set off any Damages found by such Arbitrating Accountant or arbitrator to have been suffered by Amherst Southwest as a result of such breach against any amounts payable to Long under this Agreement.

         2.2 Use and Return. All Confidential Information that comes into Long's possession shall be the property of Amherst Southwest and shall not be used by Long in any way except in the course of his performing Services under this Agreement, and for the benefit of Amherst Southwest. Long will not remove any Confidential Information from premises owned or leased by Amherst Southwest, and upon termination of this Agreement, all Confidential Information will be turned over to Amherst Southwest through its duly authorized representative.

                                   ARTICLE III

                       Non-Competition; Non-Solicitation.

         3.1 Covenants. As an inducement for Amherst Southwest to enter into this Agreement, Long agrees that:

                  (a) for a period of three (3) years from the date hereof or the longest time permitted by applicable law, whichever is shorter, Long shall not do any one or more of the following, directly or indirectly:

                           (1) engage or participate, anywhere in North America,
                  as an owner, member, stockholder, officer, director, partner, employee, consultant or otherwise in a Prohibited Business (as defined below); provided, however, that this Section shall not prohibit Long from owning up to 5% of any class of securities registered under the Securities Exchange Act;

                                    (i) solicit any Person that is or was a
customer of the CP Division for or on behalf of any Prohibited Business, or solicit any Person that is or was a customer of the El Paso IT Business for any IT Services to be provided in the El Paso Business Area;

                                    (ii) induce or attempt to induce any
employee of Amherst Southwest or its Affiliates to leave the employ of Amherst Southwest or its Affiliates, or in any way interfere with the relationship between Amherst Southwest or its Affiliates and any employee, vendor, supplier or other business relation of Amherst Southwest; or

                                    (iii) employ Frank Cano in any capacity.

                  In consideration of Long's individual covenant not to compete in this Agreement, Amherst Southwest shall pay to Long a fee in the amount of $230,000 per year, payable in equal monthly installments of $19,166.67 at the end of each month during the term of this Agreement.

                  (b) Definitions. As used in this Section, the following terms shall have the following meanings:

                           (i) "Prohibited Business" means the sale or
disposition of computer hardware and software in substantially the manner conducted by the CP Division; provided, however, that "Prohibited Business" shall not include (1) the Retained Businesses, (2) the sale, licensing or sublicensing of software owned, licensed or developed by Allstar, its Affiliates or the Retained Businesses, or (3) any activities of Allstar or any of its Affiliates relating to (i) the sale or other disposition and installation of Retained Inventory, as permitted by Section 3.4(e) of the Purchase Agreement,
(ii) the exercise of Allstar's rights and the performance by Allstar of any of its obligations under Sections 3.3 or 3.4 of the Purchase Agreement, or (iii) the performance by Allstar of any arrangements made by Amherst Southwest and Allstar pursuant to Section 2.13(d) of the Purchase Agreement regarding non-assignable contracts..

                           (ii) "Retained Businesses" means the following
businesses conducted currently by Allstar or its Affiliates: (a) the business of Allstar's Telecom Division, which consists of the sale and servicing of business telephone systems, including computer hardware and software for data and voice integration, wide area connectivity and telephone system networking, and wireless communications, where the sale of such computer hardware and software products is ancillary and is required as an integral part of the provision of a product or service by Allstar's Telecom Division and where such computer hardware is sold at a gross profit to Allstar in excess of 30%; (b) the business of Stratasoft, which is primarily engaged in the development and marketing of proprietary software for the integration of business telephone systems and networked computer systems, which are sometimes bundled with computer hardware supplied by Allstar or Stratasoft at the customer's request, but only where such computer hardware is sold at a gross profit to Allstar in excess of 30%; and (c) the business of Allstar's IT Services Division, which is engaged in providing IT Services, excluding the El Paso IT Business within the El Paso Business Area.

                           (iii) "IT Services" means the following: (1) warranty
and non-warranty repair and replacement of computer hardware and software, (2) diagnostic services and support for computer hardware and software, (3) outsourced network management, (4) on-site service parts stocking and computer asset management and tracking, (5) recommendation, sale and installation, on a turn-key basis, of voice and data networking solutions, including network hubs, routers, servers and cabling, but excluding, without limitation, the sale of desktop PCs and "off-the-shelf" office software, (6) long-term and short-term technical staffing and recruiting, (7) computer system design and project management of major roll-outs, installations and networks, (8) programming services and website development, and (9) sale, licensing or sublicensing of software owned, licensed or developed by Allstar, its Affiliates or its Retained Businesses.

         3.2 Territorial, Time and Scope Limitations. Long recognizes that the territorial, time and scope limitations set forth in Article II and Section 3.1 are included herein for the protection of Amherst Southwest. In the event that any such territorial, time or scope limitation is deemed to be unreasonable by a court of competent jurisdiction, Amherst Southwest and Long agree to the reduction of either or any of the territorial, time or scope limitations to such an area, period or scope as the court shall deem reasonable under the circumstances. Long shall not contest as unreasonable or unenforceable the territorial coverage, duration or scope of this Section 3 in any suit, action or other proceeding before a court, arbitrator or other tribunal or governmental authority.

         3.3 Injunctive Relief. Long specifically recognizes that any breach of
Section 3.1 or Article II will cause irreparable injury to Amherst Southwest and that actual damages may be difficult to ascertain and in any event, may be inadequate. Accordingly (and without limiting the availability of legal or equitable, including injunctive, remedies under any other provisions of this Agreement), Long agrees that in the event of any such breach, Amherst Southwest shall be entitled to injunctive relief in addition to such other legal and equitable remedies that may be available. In the event that Amherst Southwest seeks injunctive relief against Long in any court proceeding, Long shall be entitled to assert in any such proceeding any matters in the nature of defenses (but not counterclaims or cross actions) without regard to the arbitration agreements contained in Article IV.

         3.4 Survival. The obligations which Long has undertaken in this Agreement (and specifically those obligations outlined in Sections 3.1 and Article II) shall survive the termination of this Agreement.

                                   ARTICLE IV

                               Dispute Resolution.

         4.1 Arbitrating Accountant. All disputes arising out of or relating to
(i) this Agreement or any agreement or instrument delivered pursuant to the terms hereof, or the transactions contemplated hereby or thereby, or (ii) the validity, interpretation, breach, or violation or termination hereof or thereof (including disputes arising under this Section 4.1 (each a "Dispute"), shall be finally and solely determined and settled by a nationally recognized certified public accounting firm selected by mutual agreement of the parties, which firm is not rendering (and during the preceding two-year period, has not rendered) services to any of the parties or their respective Affiliates (the "Arbitrating Accountant"). In connection with the resolution of any Dispute hereunder, the Arbitrating Accountant shall have access to all documents, records, work papers, facilities and personnel necessary to perform its function as arbitrator. The award of the Arbitrating Accountant shall be (1) the sole and exclusive remedy of the parties, (2) enforceable in any court of competent jurisdiction and (3) final and binding

(absent manifest error) on the parties hereto. Notwithstanding the foregoing, Amherst Southwest may seek injunctive relief in a court of competent jurisdiction in accordance with Section 3.3 above, without resort to arbitration. In the event that Amherst Southwest seeks injunctive relief against Long in any court proceeding, Long shall be entitled to assert in any such proceeding any matters in the nature of defenses (but not counterclaims or cross actions) without regard to the arbitration agreements contained in this Section
4.1. Amherst Southwest, on the one hand, and Long, on the other hand, shall each pay one-half of the fees and expenses of the Arbitrating Accountant with respect to any Dispute.

         4.2 AAA Arbitration. In the event that the parties are unable to mutually agree on the Arbitrating Accountant within thirty (30) days, the Dispute shall be finally and solely determined and settled by arbitration in Houston, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association and this Section 4.2. Such arbitration shall be conducted by a single arbitrator, whom the parties shall request to be experienced in legal, financial and accounting matters. In any such arbitration proceedings, the arbitrator shall adopt and apply the provisions of the Federal Rules of Civil Procedure relating to discovery so that each party shall allow and may obtain discovery of any matter not privileged which is relevant to the subject matter involved in the arbitration to the same extent as if such arbitration were a civil action pending in a United States District Court for the Southern District of Texas. The arbitrator may proceed to an award notwithstanding the failure of any party to participate in such proceedings. The prevailing party in the arbitration proceeding shall be entitled to an award of reasonable attorneys' fees incurred in connection with the arbitration in such amount as may be determined by the arbitrator. The award of the arbitrator shall be (i) the sole and exclusive remedy of the parties, (ii) enforceable in any court of competent jurisdiction and (iii) final and binding (absent manifest error) on the parties hereto. Notwithstanding the foregoing, Amherst Southwest may seek injunctive relief in a court of competent jurisdiction in accordance with Section 3.3 above, without resort to arbitration. In the event that Amherst Southwest seeks injunctive relief against Long in any court proceeding, Long shall be entitled to assert in any such proceeding any matters in the nature of defenses (but not counterclaims or cross actions) without regard to the arbitration agreements contained in this Section 4.2. Amherst Southwest, on the one hand, and Long, on the other hand, shall each pay one-half of the fees and expenses of the arbitrator with respect to any Dispute.

                                   ARTICLE V

                               General Provisions

         5.1 Severability. The provisions of the Agreement shall be severable, and in the event that any provision of it is found by any court to be unenforceable, in whole or in part, the remainder of this Agreement shall nevertheless be enforceable and binding.

         5.2 Scope of Agreement. This Agreement sets forth the entire agreement between Amherst Southwest and Long with respect to the subject matter hereof, and supersedes any previous oral or written agreements between Amherst Southwest and Long with respect to the subject matter hereof.

         5.3 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of, the parties hereto and their respective successors, permitted assigns, heirs and personal representatives. This Agreement is not assignable by Long. This Agreement shall inure to the benefit of Amherst Southwest, its successors and assigns, but in the case of any such assignment, Amherst Southwest shall remain liable and responsible for the performance of all of its obligations hereunder and shall guaranty the timely and full payment and performance of all such obligations.

         5.4 Amendment. No amendment, supplement, alteration, modification or change in this Agreement shall be binding unless executed in writing by all the parties hereto.

         5.5 Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in writing.

         5.6 Headings. The section headings have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms and conditions of this Agreement.

         5.7 Counterparts. This Agreement may be executed in two or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

         5.8 Governing Law. This Agreement shall be governed by and construed in accordance with domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         5.9 Individual Undertaking. The parties hereto acknowledge and agree that the representations, warranties and agreements of Long contained in this Agreement are made by Long in his individual capacity and not on behalf of Allstar, and not in his capacity as an officer, director or employee of Allstar.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.

LONG:                                    AMHERST COMPUTER PRODUCTS
                                         SOUTHWEST, LP

                                         By:
-------------------------------             -----------------------------------
        James H. Long                               S.G. Birin, CFO

                                                                      APPENDIX C


                          VOTING AND SUPPORT AGREEMENT


         This Voting and Support Agreement (this "Agreement") is dated as of March 16, 2000, between Amherst Computer Products Southwest, LP, a Texas limited partnership ("Amherst Southwest"), and James H. Long ("Long").

                                   BACKGROUND

         A. Amherst Southwest and Allstar Systems, Inc., a Delaware corporation ("Allstar"), are entering into an Asset Purchase Agreement concurrently herewith (the "Asset Purchase Agreement"). Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Asset Purchase Agreement.

         B. Long is the owner of a majority of the outstanding voting shares in Allstar, and desires to enter into the agreements set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, Amherst Southwest and Long agree as follows.

                                   AGREEMENTS

         1. Representations and Warranties of Long. Long represents and warrants to Amherst Southwest that the statements contained in this Section 1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 1).

(a) Authorization. Long has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Long, enforceable in accordance with its terms and conditions except as such enforcement may be limited by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

(b) Noncontravention. Neither the execution and the delivery of this Agreement by Long, nor the performance by Long of his obligations hereunder, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, stipulation, ruling, or other restriction of any government, governmental agency, or court to which Long is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Long is a party, by which he is bound or to which any of his assets is subject.

(c) Majority Status. Long owns legally and beneficially a majority of the issued and outstanding shares of Allstar having voting rights (the "Majority Shares").

         2. Covenants of Long.

(a) Majority Approval. Long agrees to vote all of the Majority Shares in favor of the Asset Purchase Agreement and the transactions contemplated thereby, subject to termination of this Agreement as provided in
         Section 3 below.

(b) Exclusivity. From the date of this Agreement through the Closing Date, Long will not (1) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of Allstar or the CP Division or the El Paso IT Business (including any acquisition structured as a merger, consolidation, or share exchange, but excluding from the prohibitions of this subsection
         (1) any sale or other disposition of the assets of Allstar's Telecom Division) or (2) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Long will notify Amherst Southwest in writing on the next Business Day if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

(c) Press Releases and Public Announcements. Long shall not issue any press release or make any public announcement relating to the subject matter of the Asset Purchase Agreement prior to the Closing without the prior written approval of Amherst Southwest; provided, however, that Long may make any public disclosure which, in the written opinion of counsel to Long, is required by applicable law or any listing or trading agreement concerning the publicly-traded securities of Allstar (in which case Long will advise Amherst Southwest and provide Amherst Southwest with a copy of such opinion of counsel prior to making the disclosure).

(d) General. If any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably requests.

         3. Termination. This Agreement shall terminate if and only if (a) the Closing of the transactions contemplated by the Asset Purchase Agreement shall have occurred; (b) the Asset Purchase Agreement is terminated prior to the Closing in accordance with and pursuant to the terms thereof; or (c) the parties enter into a written agreement to terminate it.

         4. General Terms.

(a) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

(b) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

(c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Long may not assign either this Agreement or any of his rights, interests, or obligations hereunder without the prior written approval of Amherst Southwest. Amherst Southwest may assign any or all of its rights and interests hereunder to one or more of its Affiliates, and designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Amherst Southwest nonetheless shall remain liable and responsible for the performance of all of its obligations hereunder).

(d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(e) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to Long:                   c/o Allstar Systems, Inc.
                                       6401 Southwest Freeway
                                       Houston, TX  77074
                                       Attention:  James H. Long

         If to Amherst Southwest:      Amherst Computer Products Southwest, LP
                                       c/o Amherst Technologies, L.L.C.
                                       10 Columbia Drive
                                       Amherst, NH  03031
                                       Attn:  Chief Financial Officer

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above (using any other means, including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(f) Governing Law. This Agreement shall be governed by and construed in accordance with domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(g) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Amherst Southwest and Long. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(h) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(i) Expenses. Each of the parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(j) Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(k) Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

(l) Individual Capacity. The parties hereto acknowledge and agree that the representations, warranties and agreements of Long contained in this Agreement are made by Long in his individual capacity and not on behalf of Allstar, and not in his capacity as an officer, director or employee of Allstar.

                                      *****

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                         AMHERST COMPUTER PRODUCTS SOUTHWEST, LP


                                         By:       /s/ S.G. Birin
                                            ---------------------------
                                                   S.G. Birin, CFO



                                                   /s/ James H. Long
                                         ---------------------------------------
                                                     James H. Long

                                 AMENDMENT NO. 1
                                       TO
                          VOTING AND SUPPORT AGREEMENT

         This Amendment to Voting and Support Agreement (the "Amendment") dated as of April 6, 2000 is entered into between Amherst Computer Products Southwest, LP, a Texas limited partnership ("Amherst Southwest"), and James H. Long ("Long").

                                   BACKGROUND

         A. Amherst Southwest and Allstar Systems, Inc., a Delaware corporation ("Allstar"), have entered into an Asset Purchase Agreement dated as of March 16, 2000, as amended (the "Asset Purchase Agreement"), and Amherst Southwest and Long have previously entered into a Voting and Support Agreement dated as of March 16, 2000 (the "Voting Agreement"). Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Asset Purchase Agreement.

         B. Amherst and Long desire to make certain amendments to the Voting Agreement to provide for Long, in addition to voting all of the Majority Shares in favor of the Asset Purchase Agreement and the transactions contemplated thereby, to (i) vote all of his Majority Shares against any other Acquisition Proposal or any other sale or exchange of assets, lease transaction, merger, consolidation, other business combination, or corporate reorganization, other than that contemplated by the Asset Purchase Agreement, and to (ii) execute an irrevocable proxy whereby he appoints Amherst Southwest's designees as attorneys and proxies, with full power of substitution, to vote on behalf of Long, the Majority Shares of which Long may be entitled to vote in favor of the transactions contemplated by the Asset Purchase Agreement and to vote on behalf of Long, the Majority Shares of which Long may be entitled to vote, against any other Acquisition Proposal, whether solicited or unsolicited.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, Amherst Southwest and Long agree as follows.

                                   AGREEMENTS

         1. Status of the Voting Agreement. Except as specifically set forth herein, the Voting Agreement shall remain in full force and effect and shall not be waived, modified, superseded or otherwise affected by this Amendment. This Amendment is not to be construed as a release, waiver or modification of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Voting Agreement, except as specifically set forth herein.

         2. Amendment to the Voting Agreement.

                  (a) Section 2(a) of the Voting Agreement is hereby deleted in its entirety and replaced by the following:

                           "(a) Majority Approval. Long agrees to vote all of
                  the Majority Shares in favor of the Asset Purchase Agreement and the transactions contemplated thereby, and agrees to vote all of the Majority Shares against any other Acquisition Proposal, whether solicited or unsolicited. In addition, immediately upon execution of this Agreement, Long further agrees to execute an irrevocable proxy in the form attached as Exhibit A."

                  (b) Section 3 of the Voting Agreement is hereby renumbered to become Section 4, and all terms previously stated therein shall remain in full force and effect, and a new Section 3 of the Voting Agreement is hereby inserted, which shall read as follows:

                                    "3. Indemnification. Amherst Southwest
                  agrees to indemnify Long for one-half of any costs incurred in defense of any lawsuit filed against Long complaining of Long's execution of the proxy provided for under Section 2(a) of the Voting Agreement, but in no event shall Amherst Southwest be required to pay more than $100,000 in the aggregate pursuant to this indemnification provision."

                  (c) The prior Section 4 of the Voting Agreement is hereby renumbered to become Section 5, and all terms previously stated therein shall remain in full force and effect unless amended hereby.

                  (d) Exhibit A attached to this Amendment shall be attached as Exhibit A to the Voting Agreement.

         3. Effectiveness of this Amendment. The effectiveness of this Amendment is contingent upon the execution of Amendment No. 1 to Asset Purchase Agreement dated as of April 6, 2000 by and among Amherst Southwest, Amherst Technologies, L.L.C., a Nevada limited liability company ("AmTech"), and Allstar. This Amendment shall automatically terminate if the escrow payment or the expense reimbursement therein required is not timely made by Amherst Southwest.

         4. Representations and Warranties of Entities. Each of Amherst Southwest and Long represents and warrants that its execution, delivery and performance of this Amendment is duly authorized and that this Amendment is a legal, valid and binding obligation of such party in accordance with its terms. Long further represents and warrants that sufficient approval of the board of directors of Allstar had been obtained for the Voting and Support Agreement dated as of March 16, 2000 between Amherst Southwest, and James H. Long, and this Amendment, in a manner sufficient to make the restrictions contained in
Section 203 of the Delaware General Corporation Law inapplicable to the transactions contemplated by the Asset Purchase Agreement, as amended.

         5. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

         6. Governing Law. This Amendment shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         7. Further Assurances. Long agrees to take all action and execute any documents in his capacity as a stockholder of Allstar consistent with a request by the Company to its stockholders generally to approve the Asset Purchase Agreement, including execution of a ballot card.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.


                                           AMHERST COMPUTER PRODUCTS
                                           SOUTHWEST, LP

By:      /s/ James H. Long                 By:      /s/ S.G. Birin
   ---------------------------------          ---------------------------------
          James H. Long                            S.G. Birin, CFO

                                                                      APPENDIX D






                              ALLSTAR SYSTEMS, INC.
                            2000 STOCK INCENTIVE PLAN

                          (AS EFFECTIVE MARCH 16, 2000)

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
SECTION 1.        GENERAL PROVISIONS RELATING TO
                  PLAN GOVERNANCE, COVERAGE AND BENEFITS..........................................................1
         1.1      Purpose.........................................................................................1
         1.2      Definitions.....................................................................................1
                  (a)      Appreciation...........................................................................1
                  (b)      Authorized Officer.....................................................................2
                  (c)      Board..................................................................................2
                  (d)      Cause..................................................................................2
                  (e)      CEO....................................................................................2
                  (g)      Code...................................................................................2
                  (h)      Committee..............................................................................2
                  (i)      Common Stock...........................................................................3
                  (j)      Company................................................................................3
                  (k)      Consultant.............................................................................3
                  (l)      Covered Employee.......................................................................3
                  (m)      Deferred Stock.........................................................................3
                  (n)      Disability.............................................................................4
                  (o)      Employee...............................................................................4
                  (p)      Employment.............................................................................4
                  (q)      Exchange Act...........................................................................4
                  (r)      Fair Market Value......................................................................4
                  (s)      Grantee................................................................................5
                  (t)      Immediate Family.......................................................................5
                  (u)      Incentive Award........................................................................5
                  (v)      Incentive Agreement....................................................................5
                  (w)      Incentive Stock Option.................................................................5
                  (x)      Independent SAR........................................................................5
                  (y)      Insider................................................................................6
                  (z)      Nonstatutory Stock Option..............................................................6
                  (aa)     Option Price...........................................................................6
                  (bb)     Other Stock-Based Award................................................................6
                  (cc)     Outside Director.......................................................................6
                  (dd)     Parent.................................................................................6
                  (ee)     Performance-Based Exception............................................................6
                  (ff)     Performance Period.....................................................................6
                  (gg)     Performance Share or Performance Unit..................................................6
                  (hh)     Plan...................................................................................6
                  (ii)     Publicly Held Corporation..............................................................6
                  (jj)     Restricted Stock.......................................................................7

                  (kk)     Restricted Stock Award.................................................................7
                  (ll)     Restriction Period.....................................................................7
                  (mm)     Retirement.............................................................................7
                  (nn)     Share..................................................................................7
                  (oo)     Share Pool.............................................................................7
                  (pp)     Spread.................................................................................7
                  (qq)     Stock Appreciation Right or SAR........................................................7
                  (rr)     Stock Option or Option.................................................................7
                  (ss)     Subsidiary.............................................................................7
                  (tt)     Supplemental Payment...................................................................7
                  (uu)     Tandem SAR.............................................................................7
         1.3      Plan Administration.............................................................................8
                  (a)      Authority of the Committee.............................................................8
                  (b)      Meetings...............................................................................8
                  (c)      Decisions Binding......................................................................8
                  (d)      Modification of Outstanding Incentive Awards...........................................8
                  (e)      Delegation of Authority................................................................9
                  (f)      Expenses of Committee..................................................................9
                  (g)      Surrender of Previous Incentive Awards.................................................9
                  (h)      Indemnification........................................................................9
         1.4      Shares of Common Stock Available for Incentive Awards..........................................10
         1.5      Share Pool Adjustments for Awards and Payouts..................................................11
         1.6      Common Stock Available.  ......................................................................11
         1.7      Participation..................................................................................12
                  (a)      Eligibility...........................................................................12
                  (b)      Incentive Stock Option Eligibility....................................................12
         1.8      Types of Incentive Awards......................................................................12

SECTION 2.        STOCK OPTIONS AND STOCK APPRECIATION RIGHTS....................................................12
         2.1      Grant of Stock Options.........................................................................12
         2.2      Stock Option Terms.............................................................................13
                  (a)      Written Agreement.....................................................................13
                  (b)      Number of Shares......................................................................13
                  (c)      Exercise Price........................................................................13
                  (d)      Term..................................................................................13
                  (e)      Exercise..............................................................................13
                  (f)      $100,000 Annual Limit on Incentive Stock Options......................................14
         2.3      Stock Option Exercises.........................................................................14
                  (a)      Method of Exercise and Payment........................................................14
                  (b)      Restrictions on Share Transferability.................................................15
                  (c)      Notification of Disqualifying Disposition of Shares
                           from Incentive Stock Options..........................................................16
                  (d)      Proceeds of Option Exercise...........................................................16

         2.4      Stock Appreciation Rights in Tandem with Nonstatutory Stock Options............................16
                  (a)      Grant.................................................................................16
                  (b)      General Provisions....................................................................16
                  (c)      Exercise..............................................................................16
                  (d)      Settlement............................................................................17
         2.5      Stock Appreciation Rights Independent of Nonstatutory Stock Options............................17
                  (a)      Grant.................................................................................17
                  (b)      General Provisions....................................................................17
                  (c)      Exercise..............................................................................17
                  (d)      Settlement............................................................................17
         2.6      Reload Options.................................................................................18
         2.7      Supplemental Payment on Exercise of Nonstatutory
                  Stock Options or Stock Appreciation Rights.....................................................18

SECTION 3.        RESTRICTED STOCK...............................................................................18
         3.1      Award of Restricted Stock......................................................................18
                  (a)      Grant.................................................................................18
                  (b)      Immediate Transfer Without Immediate Delivery of
                           Restricted Stock......................................................................18
         3.2      Restrictions...................................................................................19
                  (a)      Forfeiture of Restricted Stock........................................................19
                  (b)      Issuance of Certificates..............................................................20
                  (c)      Removal of Restrictions...............................................................20
         3.3      Delivery of Shares of Common Stock.............................................................20
         3.4      Supplemental Payment on Vesting of Restricted Stock............................................20

SECTION 4.        PERFORMANCE UNITS AND PERFORMANCE SHARES.......................................................21
         4.1      Performance Based Awards.......................................................................21
                  (a)      Grant.................................................................................21
                  (b)      Performance Criteria..................................................................21
                  (c)      Modification..........................................................................21
                  (d)      Payment...............................................................................21
                  (e)      Special Rule for Covered Employees....................................................22
         4.2      Supplemental Payment on Vesting of Performance Units or
                  Performance Shares.............................................................................22

SECTION 5.        OTHER STOCK-BASED AWARDS.......................................................................22
         5.1      Grant of Other Stock-Based Awards..............................................................22
         5.2      Other Stock-Based Award Terms..................................................................23
                  (a)      Written Agreement.....................................................................23
                  (b)      Purchase Price........................................................................23
                  (c)      Performance Criteria and Other Terms..................................................23
                  (d)      Payment...............................................................................23
                  (e)      Dividends.............................................................................23

SECTION 6.        PROVISIONS RELATING TO PLAN PARTICIPATION......................................................24
         6.1      Plan Conditions................................................................................24
                  (a)      Incentive Agreement...................................................................24
                  (b)      No Right to Employment................................................................24
                  (c)      Securities Requirements...............................................................24
         6.2      Transferability................................................................................25
         6.3      Rights as a Stockholder........................................................................26
                  (a)      No Stockholder Rights.................................................................26
                  (b)      Representation of Ownership...........................................................26
         6.4      Listing and Registration of Shares of Common Stock.............................................26
         6.5      Change in Stock and Adjustments................................................................26
                  (a)      Changes in Law or Circumstances.......................................................26
                  (b)      Exercise of Corporate Powers..........................................................27
                  (c)      Recapitalization of the Company.......................................................27
                  (d)      Issue of Common Stock by the Company..................................................27
                  (e)      Assumption under the Plan of Outstanding Stock Options................................28
                  (f)      Assumption of Incentive Awards by a Successor.........................................28
         6.6      Termination of Employment, Death, Disability and Retirement....................................29
                  (a)      Termination of Employment.............................................................29
                  (b)      Termination of Employment for Cause...................................................30
                  (c)      Retirement............................................................................30
                  (d)      Disability or Death...................................................................30
                  (e)      Continuation..........................................................................30
         6.7      Change in Control..............................................................................31
         6.8      Exchange of Incentive Awards...................................................................33
         6.9      Financing......................................................................................33

SECTION 7.        GENERAL........................................................................................33
         7.1      Effective Date and Grant Period................................................................33
         7.2      Funding and Liability of Company...............................................................34
         7.3      Withholding Taxes..............................................................................34
                  (a)      Tax Withholding.......................................................................34
                  (b)      Share Withholding.....................................................................34
                  (c)      Incentive Stock Options...............................................................34
                  (d)      Loans.................................................................................35
         7.4      No Guarantee of Tax Consequences...............................................................35
         7.5      Designation of Beneficiary by Participant......................................................35
         7.6      Deferrals......................................................................................35
         7.7      Amendment and Termination......................................................................35
         7.8      Requirements of Law............................................................................36
         7.9      Rule 16b-3 Securities Law Compliance for Insiders..............................................37

         7.10     Compliance with Code Section 162(m) for Publicly Held Corporation..............................37
         7.11     Successors to Company..........................................................................37
         7.12     Miscellaneous Provisions.......................................................................38
         7.13     Severability...................................................................................38
         7.14     Gender, Tense and Headings.....................................................................38
         7.15     Governing Law..................................................................................38

                              ALLSTAR SYSTEMS, INC.
                            2000 STOCK INCENTIVE PLAN



                                   SECTION 1.

                         GENERAL PROVISIONS RELATING TO
                     PLAN GOVERNANCE, COVERAGE AND BENEFITS

1.1      PURPOSE

         The purpose of the Plan is to foster and promote the long-term financial success of Allstar Systems, Inc. (the "COMPANY") and its Subsidiaries and to increase stockholder value by: (a) encouraging the commitment of selected key Employees, Consultants and Outside Directors, (b) motivating superior performance of key Employees, Consultants and Outside Directors by means of long-term performance related incentives, (c) encouraging and providing key Employees, Consultants and Outside Directors with a program for obtaining ownership interests in the Company which link and align their personal interests to those of the Company's stockholders, (d) attracting and retaining key Employees, Consultants and Outside Directors by providing competitive incentive compensation opportunities, and (e) enabling key Employees, Consultants and Outside Directors to share in the long-term growth and success of the Company.

         The Plan provides for payment of various forms of incentive compensation. It is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA). The Plan will be interpreted, construed and administered consistent with its status as a plan that is not subject to ERISA.

         Subject to approval by the Company's stockholders pursuant to Section 7.1, the Plan will become effective as of March 15, 2000 (the "EFFECTIVE DATE"). The Plan will commence on the Effective Date, and will remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to
Section 7.7, until all Shares subject to the Plan have been purchased or acquired according to its provisions. However, in no event may an Incentive Award be granted under the Plan after the expiration of ten (10) years from the Effective Date.

1.2      DEFINITIONS

         The following terms shall have the meanings set forth below:

                  (a) APPRECIATION. The difference between the option exercise price per share of the Nonstatutory Stock Option to which a Tandem SAR relates and the Fair Market Value of a share of Common Stock on the date of exercise of the Tandem SAR.

                  (b) AUTHORIZED OFFICER. The Chairman of the Board, the CEO or any other senior officer of the Company to whom either of them delegate the authority to execute any

         Incentive Agreement for and on behalf of the Company. No officer or director shall be an Authorized Officer with respect to any Incentive Agreement for himself.

                  (c) BOARD. The Board of Directors of the Company.

                  (d) CAUSE. When used in connection with the termination of a Grantee's Employment, shall mean the termination of the Grantee's Employment by the Company or any Subsidiary by reason of (i) the conviction of the Grantee by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude or a felony; (ii) the proven commission by the Grantee of a material act of fraud upon the Company or any Subsidiary, or any customer or supplier thereof; (iii) the willful and proven misappropriation of any funds or property of the Company or any Subsidiary, or any customer or supplier thereof; (iv) the willful, continued and unreasonable failure by the Grantee to perform the material duties assigned to him which is not cured to the reasonable satisfaction of the Company within 30 days after written notice of such failure is provided to Grantee by the Board or a designated officer of the Company or a Subsidiary; (v) the knowing engagement by the Grantee in any direct and material conflict of interest with the Company or any Subsidiary without compliance with the Company's or Subsidiary's conflict of interest policy, if any, then in effect; or (vi) the knowing engagement by the Grantee, without the written approval of the Board, in any material activity which competes with the business of the Company or any Subsidiary or which would result in a material injury to the business, reputation or goodwill of the Company or any Subsidiary.

                  (e) CEO. The Chief Executive Officer of the Company.

                  (f) CONTROL IN CONTROL. Any of the events described in and subject to Section 6.7.

                  (g) CODE. The Internal Revenue Code of 1986, as amended, and the regulations and other authority promulgated thereunder by the appropriate governmental authority. References herein to any provision of the Code shall refer to any successor provision thereto.

                  (h) COMMITTEE. A committee appointed by the Board consisting of at least one member as appointed by the Board to administer the Plan. However, if the Company is a Publicly Held Corporation, the Plan shall be administered by a committee appointed by the Board consisting of not less than two directors who fulfill the "non-employee director" requirements of Rule 16b-3 under the Exchange Act and the "outside director" requirements of Section 162(m) of the Code. In either case, the Committee may be the Compensation Committee of the Board, or any subcommittee of the Compensation Committee, provided that the members of the Committee satisfy the requirements of the previous provisions of this paragraph.

                  The Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise. The Board, in its sole discretion, may bifurcate the powers and duties of the Committee among one or more separate committees, or retain all powers and duties of the Committee in a single Committee. The members of the Committee shall serve at the discretion of the Board.

                  Notwithstanding the preceding paragraphs of this Section 1.2(g), the term "Committee" as used in the Plan with respect to any Incentive Award for an Outside Director shall refer to the entire Board. In the case of an Incentive Award for an Outside Director, the Board shall have all the powers and responsibilities of the Committee hereunder as to such Incentive Award, and any actions as to such Incentive Award may be acted upon only by the Board (unless it otherwise designates in its discretion). When the Board exercises its authority to act in the capacity as the Committee hereunder with respect to an Incentive Award for an Outside Director, it shall so designate with respect to any action that it undertakes in its capacity as the Committee.

                  (i) COMMON STOCK. The common stock of the Company, $.01 par value per share, and any class of common stock into which such common shares may hereafter be converted, reclassified or recapitalized.

                  (j) COMPANY. Allstar Systems, Inc., a corporation organized under the laws of the State of Delaware and any successor in interest thereto.

                  (k) CONSULTANT. An independent agent, consultant, attorney, an individual who has agreed to become an Employee within the next six months, or any other individual who is not an Outside Director or employee of the Company (or any Parent or Subsidiary) and who, in the opinion of the Committee, is in a position to contribute to the growth or financial success of the Company (or any Parent or Subsidiary), (ii) is a natural person and (iii) provides bona fide services to the Company (or any Parent or Subsidiary), which services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities.

                  (l) COVERED EMPLOYEE. A named executive officer who is one of the group of covered employees, as defined in Section 162(m) of the Code and Treasury Regulation ss. 1.162-27(c) (or its successor), during any such period that the Company is a Publicly Held Corporation.

                  (m) DEFERRED STOCK. Shares of Common Stock to be issued or transferred to a Grantee under an Other Stock-Based Award granted pursuant to Section 5 at the end of a specified deferral period, as set forth in the Incentive Agreement pertaining thereto.

                  (n) DISABILITY. As determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Employee that would entitle him to




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         payment of disability income payments under the Company's long term disability insurance policy or plan for employees, as then effective, if any; or in the event that the Grantee is not covered, for whatever reason, under the Company's long-term disability insurance policy or plan, "Disability" means a permanent and total disability as defined in
         Section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Grantee shall submit to any reasonable examination by such physician upon request.

                  (o) EMPLOYEE. Any employee of the Company (or any Parent or Subsidiary) within the meaning of Section 3401(c) of the Code who, in the opinion of the Committee, is in a position to contribute to the growth, development or financial success of the Company (or any Parent or Subsidiary), including, without limitation, officers who are members of the Board.

                  (p) EMPLOYMENT. Employment by the Company (or any Parent or Subsidiary), or by any corporation issuing or assuming an Incentive Award in any transaction described in Section 424(a) of the Code, or by a parent corporation or a subsidiary corporation of such corporation issuing or assuming such Incentive Award, as the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Code. In this regard, neither the transfer of a Grantee from Employment by the Company to Employment by any Parent or Subsidiary, nor the transfer of a Grantee from Employment by any Parent or Subsidiary to Employment by the Company, shall be deemed to be a termination of Employment of the Grantee. Moreover, the Employment of a Grantee shall not be deemed to have been terminated because of an approved leave of absence from active Employment on account of temporary illness, authorized vacation or granted for reasons of professional advancement, education, health, or government service, or during military leave for any period (if the Grantee returns to active Employment within 90 days after the termination of military leave), or during any period required to be treated as a leave of absence by virtue of any applicable statute, Company personnel policy or agreement. Whether an authorized leave of absence shall constitute termination of Employment hereunder shall be determined by the Committee in its discretion.

                  Unless otherwise provided in the Incentive Agreement, the term "Employment" for purposes of the Plan is also defined to include (i) compensatory or advisory services performed by a Consultant for the Company (or any Parent or Subsidiary) and (ii) membership on the Board by an Outside Director.

                  (q) EXCHANGE ACT. The Securities Exchange Act of 1934, as amended.

                  (r) FAIR MARKET VALUE. If the Company is not a Publicly Held Corporation at the time a determination of the Fair Market Value of the Common Stock is required to be made hereunder, the determination of Fair Market Value for purposes of the Plan shall be made by the Committee in its discretion. In this respect, the Committee may rely on such



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         financial data, appraisals, valuations, experts, and other sources, in its discretion, as it deems advisable under the circumstances.

                  If the Company is a Publicly Held Corporation, the Fair Market Value of one share of Common Stock on the date in question is deemed to be (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the New York Stock Exchange or other principal securities exchange on which Shares are then listed or admitted to trading, or (ii) if not so reported, the average of the closing bid and asked prices for a Share on the immediately preceding business day as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or (iii) if not quoted on NASDAQ, the average of the closing bid and asked prices for a Share as quoted by the National Quotation Bureau's "Pink Sheets" or the National Association of Securities Dealers' OTC Bulletin Board System. If there was no public trade of Common Stock on the date in question, Fair Market Value shall be determined by reference to the last preceding date on which such a trade was so reported.

                  (s) GRANTEE. Any Employee, Consultant or Outside Director who is granted an Incentive Award under the Plan.

                  (t) IMMEDIATE FAMILY. With respect to a Grantee, the Grantee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

                  (u) INCENTIVE AWARD. A grant of an award under the Plan to a Grantee, including any Nonstatutory Stock Option, Incentive Stock Option, Reload Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit, Performance Share, or Other Stock-Based Award, as well as any Supplemental Payment.

                  (v) INCENTIVE AGREEMENT. The written agreement entered into between the Company and the Grantee setting forth the terms and conditions pursuant to which an Incentive Award is granted under the Plan, as such agreement is further defined in Section 6.1(a).

                  (w) INCENTIVE STOCK OPTION. A Stock Option granted by the Committee to an Employee under Section 2 which is designated by the Committee as an Incentive Stock Option and intended to qualify as an Incentive Stock Option under Section 422 of the Code.

                  (x) INDEPENDENT SAR. A Stock Appreciation Right described in
         Section 2.5.

                  (y) INSIDER. If the Company is a Publicly Held Corporation, an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class




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         of the Company's equity securities that is registered pursuant to
         Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

                  (z) NONSTATUTORY STOCK OPTION. A Stock Option granted by the Committee to a Grantee under Section 2 that is not designated by the Committee as an Incentive Stock Option.

                  (aa) OPTION PRICE. The exercise price at which a Share may be purchased by the Grantee of a Stock Option.

                  (bb) OTHER STOCK-BASED AWARD. An award granted by the Committee to a Grantee under Section 5.1 that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

                  (cc) OUTSIDE DIRECTOR. A member of the Board who is not, at the time of grant of an Incentive Award, an employee of the Company or any Parent or Subsidiary.

                  (dd) PARENT. Any corporation (whether now or hereafter existing) which constitutes a "parent" of the Company, as defined in
         Section 424(e) of the Code.

                  (ee) PERFORMANCE-BASED EXCEPTION. The performance-based exception from the tax deductibility limitations of Section 162(m) of the Code, as prescribed in Code ss. 162(m) and Treasury Regulation ss. 1.162-27(e) (or its successor), which is applicable during such period that the Company is a Publicly Held Corporation.

                  (ff) PERFORMANCE PERIOD. A period of time determined by the Committee over which performance is measured for the purpose of determining a Grantee's right to and the payment value of any Performance Unit, Performance Share or Other Stock-Based Award.

                  (gg) PERFORMANCE SHARE OR PERFORMANCE UNIT. An Incentive Award representing a contingent right to receive cash or shares of Common Stock (which may be Restricted Stock) at the end of a Performance Period and which, in the case of Performance Shares, is denominated in Common Stock, and, in the case of Performance Units, is denominated in cash values.

                  (hh) PLAN. Allstar Systems, Inc. 2000 Stock Incentive Plan, as set forth herein and as it may be amended from time to time.

                  (ii) PUBLICLY HELD CORPORATION. A corporation issuing any class of common equity securities required to be registered under
         Section 12 of the Exchange Act.

                  (jj) RESTRICTED STOCK. Shares of Common Stock issued or transferred to a Grantee pursuant to Section 3.




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                  (kk) RESTRICTED STOCK AWARD. An authorization by the Committee to issue or transfer Restricted Stock to a Grantee.

                  (ll) RESTRICTION PERIOD. The period of time determined by the Committee and set forth in the Incentive Agreement during which the transfer of Restricted Stock by the Grantee is restricted.

                  (mm) RETIREMENT. The voluntary termination of Employment from the Company or any Parent or Subsidiary constituting retirement for age on any date after the Employee attains the normal retirement age of 65 years, or such other age as may be designated by the Committee in the Employee's Incentive Agreement.

                  (nn) SHARE. A share of the Common Stock of the Company.

                  (oo) SHARE POOL. The number of shares authorized for issuance under Section 1.4, as adjusted for awards and payouts under Section 1.5 and as adjusted for changes in corporate capitalization under Section 6.5.

                  (pp) SPREAD. The difference between the exercise price per Share specified in any Independent SAR grant and the Fair Market Value of a Share on the date of exercise of the Independent SAR.

                  (qq) STOCK APPRECIATION RIGHT OR SAR. A Tandem SAR described in Section 2.4 or an Independent SAR described in Section 2.5.

                  (rr) STOCK OPTION OR OPTION. Pursuant to Section 2, (i) an Incentive Stock Option granted to an Employee, or (ii) a Nonstatutory Stock Option granted to an Employee, Consultant or Outside Director, whereunder such option the Grantee has the right to purchase Shares of Common Stock. In accordance with Section 422 of the Code, only an Employee may be granted an Incentive Stock Option.

                  (ss) SUBSIDIARY. Any corporation (whether now or hereafter existing) which constitutes a "subsidiary" of the Company, as defined in Section 424(f) of the Code.

                  (tt) SUPPLEMENTAL PAYMENT. Any amount, as described in Sections 2.7, 3.4 and/or 4.2, that is dedicated to payment of income taxes which are payable by the Grantee resulting from an Incentive Award.

                  (uu) TANDEM SAR. A Stock Appreciation Right that is granted in connection with a related Stock Option pursuant to Section 2.4, the exercise of which shall require forfeiture of the right to purchase a Share under the related Stock Option (and when a Share is purchased under the Stock Option, the Tandem SAR shall similarly be canceled).




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1.3      PLAN ADMINISTRATION

                  (a) AUTHORITY OF THE COMMITTEE. Except as may be limited by law and subject to the provisions herein, the Committee shall have full power to (i) select Grantees who shall participate in the Plan; (ii) determine the sizes, duration and types of Incentive Awards; (iii) determine the terms and conditions of Incentive Awards and Incentive Agreements; (iv) determine whether any Shares subject to Incentive Awards will be subject to any restrictions on transfer; (v) construe and interpret the Plan and any Incentive Agreement or other agreement entered into under the Plan; and (vi) establish, amend, or waive rules for the Plan's administration. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.

                  (b) MEETINGS. The Committee shall designate a chairman from among its members who shall preside at all of its meetings, and shall designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as shall be determined by the Committee and the Committee may hold telephonic meetings. The Committee may take any action otherwise proper under the Plan by the affirmative vote, taken with or without a meeting, of a majority of its members. The Committee may authorize any one or more of their members or any officer of the Company to execute and deliver documents on behalf of the Committee.

                  (c) DECISIONS BINDING. All determinations and decisions made by the Committee shall be made in its discretion pursuant to the provisions of the Plan, and shall be final, conclusive and binding on all persons including the Company, its shareholders, Employees, Grantees, and their estates and beneficiaries. The Committee's decisions and determinations with respect to any Incentive Award need not be uniform and may be made selectively among Incentive Awards and Grantees, whether or not such Incentive Awards are similar or such Grantees are similarly situated.

                  (d) MODIFICATION OF OUTSTANDING INCENTIVE AWARDS. Subject to the stockholder approval requirements of Section 7.7 if applicable, the Committee may, in its discretion, provide for the extension of the exercisability of an Incentive Award, accelerate the vesting or exercisability of an Incentive Award, eliminate or make less restrictive any restrictions contained in an Incentive Award, waive any restriction or other provisions of an Incentive Award, or otherwise amend or modify an Incentive Award in any manner that is either (i) not adverse to the Grantee to whom such Incentive Award was granted or (ii) consented to by such Grantee. With respect to an Incentive Award that is an incentive stock option (as described in Section 422 of the Code), no adjustment to such option shall be made to the extent constituting a "modification" within the meaning of Section 424(h)(3) of the Code unless otherwise agreed to by the optionee in writing.

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                  (e) DELEGATION OF AUTHORITY. The Committee may delegate to designated officers or other employees of the Company any of its duties and authority under the Plan pursuant to such conditions or limitations as the Committee may establish from time to time; provided, however, if the Company is a Publicly Held Corporation, the Committee may not delegate to any person the authority to (i) grant Incentive Awards, or
         (ii) take any action which would contravene the requirements of Rule 16b-3 under the Exchange Act or the Performance-Based Exception under
         Section 162(m) of the Code.

                  (f) EXPENSES OF COMMITTEE. The Committee may employ legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, and other agents as the Committee may deem appropriate for the administration of the Plan. The Committee may rely upon any opinion or computation received from any such counsel or agent. All expenses incurred by the Committee in interpreting and administering the Plan, including, without limitation, meeting expenses and professional fees, shall be paid by the Company.

                  (g) SURRENDER OF PREVIOUS INCENTIVE AWARDS. The Committee may, in its absolute discretion, grant Incentive Awards to Grantees on the condition that such Grantees surrender to the Committee for cancellation such other Incentive Awards (including, without limitation, Incentive Awards with higher exercise prices) as the Committee directs. Incentive Awards granted on the condition precedent of surrender of outstanding Incentive Awards shall not count against the limits set forth in Section 1.4 until such time as such previous Incentive Awards are surrendered and cancelled.

                  (h) INDEMNIFICATION. Each person who is or was a member of the Committee, or of the Board, shall be indemnified by the Company against and from any damage, loss, liability, cost and expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan, except for any such act or omission constituting willful misconduct or gross negligence. Such person shall be indemnified by the Company for all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles or Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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1.4      SHARES OF COMMON STOCK AVAILABLE FOR INCENTIVE AWARDS

         Subject to adjustment under Section 6.5, there shall be available for Incentive Awards that are granted wholly or partly in Common Stock (including rights or Options that may be exercised for or settled in Common Stock) the greater of (a) 400,000 Shares of Common Stock or (b) ten percent (10%) of the number of issued and outstanding Shares on the first day of the then-current fiscal quarter of the Company. Not more than the total number of Shares reserved for issuance under the Plan (pursuant to the previous sentence) shall be available for grants of Incentive Stock Options. The number of Shares of Common Stock that are the subject of Incentive Awards under this Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the Shares covered by an Incentive Award are not issued to a Grantee or are exchanged for Incentive Awards that do not involve Common Stock, shall again immediately become available for Incentive Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Shares are available for issuance pursuant to Incentive Awards.

         During any period that the Company is a Publicly Held Corporation, then unless and until the Committee determines that a particular Incentive Award granted to a Covered Employee is not intended to comply with the Performance-Based Exception, the following rules shall apply to grants of Incentive Awards to Covered Employees:

                  (a) Subject to adjustment as provided in Section 6.5, the maximum aggregate number of Shares of Common Stock (including Stock Options, SARs, Restricted Stock, Performance Units and Performance Shares paid out in Shares, or Other Stock-Based Awards paid out in Shares) that may be granted or that may vest, as applicable, in any calendar year pursuant to any Incentive Award held by any individual Covered Employee shall be the greater of (i) 400,000 Shares or (ii) 10% of the number of issued and outstanding Shares on the first day of the then-current fiscal quarter of the Company.

                  (b) The maximum aggregate cash payout (including SARs, Performance Units and Performance Shares paid out in cash, or Other Stock-Based Awards paid out in cash) with respect to Incentive Awards granted in any calendar year which may be made to any Covered Employee shall be Twenty Million dollars ($20,000,000).

                  (c) With respect to any Stock Option or Stock Appreciation Right granted to a Covered Employee that is canceled or repriced, the number of Shares subject to such Stock Option or Stock Appreciation Right shall continue to count against the maximum number of Shares that may be the subject of Stock Options or Stock Appreciation Rights granted to such Covered Employee hereunder and, in this regard, such maximum number shall be determined in accordance with Section 162(m) of the Code.

                  (d) The limitations of subsections (a), (b) and (c) above shall be construed and administered so as to comply with the Performance-Based Exception.

1.5      SHARE POOL ADJUSTMENTS FOR AWARDS AND PAYOUTS.

         The following Incentive Awards and payouts shall reduce, on a one Share for one Share basis, the number of Shares authorized for issuance under the Share Pool:

                  (a)      Stock Option;

                  (b)      SAR (except a Tandem SAR);

                  (c)      Restricted Stock;

                  (d)      A payout of a Performance Share in Shares;

                  (e)      A payout of a Performance Unit in Shares; and

                  (f)      A payout of an Other Stock-Based Award in Shares.

         The following transactions shall restore, on a one Share for one Share basis, the number of Shares authorized for issuance under the Share Pool:

                  (a) A Payout of an SAR, Tandem SAR, Restricted Stock Award, or Other Stock- Based Award in the form of cash;

                  (b) A cancellation, termination, expiration, forfeiture, or lapse for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Stock Option, or the termination of a related Stock Option upon exercise of the corresponding Tandem SAR) of any Shares subject to an Incentive Award; and

                  (c) Payment of an Option Price with previously acquired Shares or by withholding Shares which otherwise would be acquired on exercise (i.e., the Share Pool shall be increased by the number of Shares turned in or withheld as payment of the Option Price).

1.6      COMMON STOCK AVAILABLE.

         The Common Stock available for issuance or transfer under the Plan shall be made available from Shares now or hereafter (a) held in the treasury of the Company, (b) authorized but unissued shares, or (c) shares to be purchased or acquired by the Company. No fractional shares shall be issued under the Plan; payment for fractional shares shall be made in cash.

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1.7      PARTICIPATION

                  (a) ELIGIBILITY. The Committee shall from time to time designate those Employees, Consultants and/or Outside Directors, if any, to be granted Incentive Awards under the Plan, the type of Incentive Awards granted, the number of Shares, Stock Options, rights or units, as the case may be, which shall be granted to each such person, and any other terms or conditions relating to the Incentive Awards as it may deem appropriate to the extent consistent with the provisions of the Plan. A Grantee who has been granted an Incentive Award may, if otherwise eligible, be granted additional Incentive Awards at any time.

                  (b) INCENTIVE STOCK OPTION ELIGIBILITY. No Consultant or Outside Director shall be eligible for the grant of any Incentive Stock Option. In addition, no Employee shall be eligible for the grant of any Incentive Stock Option who owns or would own immediately before the grant of such Incentive Stock Option, directly or indirectly, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any Parent or Subsidiary. This restriction does not apply if, at the time such Incentive Stock Option is granted, the Incentive Stock Option exercise price is at least one hundred and ten percent (110%) of the Fair Market Value on the date of grant and the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. For the purpose of the immediately preceding sentence, the attribution rules of Section 424(d) of the Code shall apply for the purpose of determining an Employee's percentage ownership in the Company or any Parent or Subsidiary. This paragraph shall be construed consistent with the requirements of Section 422 of the Code.

1.8      TYPES OF INCENTIVE AWARDS

         The types of Incentive Awards under the Plan are Stock Options, Stock Appreciation Rights and Supplemental Payments as described in Section 2, Restricted Stock and Supplemental Payments as described in Section 3, Performance Units, Performance Shares and Supplemental Payments as described in
Section 4, Other Stock-Based Awards and Supplemental Payments as described in
Section 5, or any combination of the foregoing.

                                   SECTION 2.

                   STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1      GRANT OF STOCK OPTIONS

         The Committee is authorized to grant (a) Nonstatutory Stock Options to Employees, Consultants and/or Outside Directors and (b) Incentive Stock Options to Employees only, in accordance with the terms and conditions of the Plan, and with such additional terms and conditions, not inconsistent with the Plan, as the Committee shall determine in its discretion. Successive grants

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may be made to the same Grantee whether or not any Stock Option previously granted to such person remains unexercised.

2.2      STOCK OPTION TERMS

                  (a) WRITTEN AGREEMENT. Each grant of an Stock Option shall be evidenced by a written Incentive Agreement. Among its other provisions, each Incentive Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Stock Option following termination of the Grantee's Employment. Such provisions shall be determined in the discretion of the Committee, shall be included in the Grantee's Incentive Agreement, need not be uniform among all Stock Options issued pursuant to the Plan.

                  (b) NUMBER OF SHARES. Each Stock Option shall specify the number of Shares of Common Stock to which it pertains.

                  (c) EXERCISE PRICE. The exercise price per Share of Common Stock under each Stock Option shall be determined by the Committee; provided, however, that in the case of an Incentive Stock Option, such exercise price shall not be less than 100% of the Fair Market Value per Share on the date the Incentive Stock Option is granted (110% for 10% or greater shareholders pursuant to Section 1.7(b)). To the extent that the Company is a Publicly Held Corporation and the Stock Option is intended to qualify for the Performance-Based Exception, the exercise price shall not be less than 100% of the Fair Market Value per Share on the date the Stock Option is granted. Each Stock Option shall specify the method of exercise which shall be consistent with the requirements of Section 2.3(a).

                  (d) TERM. In the Incentive Agreement, the Committee shall fix the term of each Stock Option which shall be not more than ten (10) years from the date of grant (five years for ISO grants to 10% or greater shareholders pursuant to Section 1.7(b)). In the event no term is fixed, such term shall be ten (10) years from the date of grant.

                  (e) EXERCISE. The Committee shall determine the time or times at which a Stock Option may be exercised in whole or in part. Each Stock Option may specify the required period of continuous Employment and/or the performance objectives to be achieved before the Stock Option or portion thereof will become exercisable. Each Stock Option, the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of designated performance objectives, may specify a minimum level of achievement in respect of the specified performance objectives below which no Stock Options will be exercisable and a method for determining the number of Stock Options that will be exercisable if performance is at or above such minimum but short of full achievement of the performance objectives. All such terms and conditions shall be set forth in the Incentive Agreement.

                  (f) $100,000 ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS. Notwithstanding any contrary provision in the Plan, to the extent that the aggregate Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the Shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Grantee during any single calendar year (under the Plan and any other stock option plans of the Company and its Subsidiaries or Parent) exceeds the sum of $100,000, such Incentive Stock Option shall be treated as a Nonstatutory Stock Option to the extent in excess of the $100,000 limit, and not an Incentive Stock Option, but all other terms and provisions of such Stock Option shall remain unchanged. This paragraph shall be applied by taking Incentive Stock Options into account in the order in which they were granted and shall be construed in accordance with Section 422(d) of the Code. In the absence of such regulations or other authority, or if such regulations or other authority require or permit a designation of the Options which shall cease to constitute Incentive Stock Options, then such Incentive Stock Options, only to the extent of such excess, shall automatically be deemed to be Nonstatutory Stock Options but all other terms and conditions of such Incentive Stock Options, and the corresponding Incentive Agreement, shall remain unchanged.

2.3      STOCK OPTION EXERCISES

                  (a) METHOD OF EXERCISE AND PAYMENT. Stock Options shall be exercised by the delivery of a signed written notice of exercise to the Company as of a date set by the Company in advance of the effective date of the proposed exercise. The notice shall set forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

                  The Option Price upon exercise of any Stock Option shall be payable to the Company in full either: (i) in cash or its equivalent, or (ii) subject to prior approval by the Committee in its discretion, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Grantee for at least six (6) months prior to their tender to satisfy the Option Price), or (iii) subject to prior approval by the Committee in its discretion, by withholding Shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (iv) subject to prior approval by the Committee in its discretion, by a combination of (i), (ii), and
         (iii) above. Any payment in Shares of Common Stock shall be effected by the delivery of such Shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents as the Secretary or Committee may require from time to time.

                  The Committee, in its discretion, also may allow the Option Price to be paid with such other consideration as shall constitute lawful consideration for the issuance of Shares (including, without limitation, effecting a "cashless exercise" with a broker of the Option), subject to applicable securities law restrictions and tax withholdings, or by any other means

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         which the Committee determines to be consistent with the Plan's purpose and applicable law. A "cashless exercise" of an Option is a procedure by which a broker provides the funds to the Grantee to effect an Option exercise, to the extent consented to by the Committee in its discretion. At the direction of the Grantee, the broker will either (i) sell all of the Shares received when the Option is exercised and pay the Grantee the proceeds of the sale (minus the Option Price, withholding taxes and any fees due to the broker) or (ii) sell enough of the Shares received upon exercise of the Option to cover the Option Price, withholding taxes and any fees due the broker and deliver to the Grantee (either directly or through the Company) a stock certificate for the remaining Shares. Dispositions to a broker effecting a cashless exercise are not exempt under Section 16 of the Exchange Act (if the Company is a Publicly Held Corporation).

                  In the discretion of the Committee, an Option may be exercised by a broker-dealer acting on behalf of the Grantee if (i) the broker-dealer has received from the Grantee a duly endorsed Incentive Agreement evidencing such Option and instructions signed by the Grantee requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Grantee and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (iii) the broker-dealer and the Grantee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220 (or its successor).

                  As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver, or cause to be delivered, to or on behalf of the Grantee, in the name of the Grantee or other appropriate recipient, Share certificates for the number of Shares purchased under the Stock Option. Such delivery shall be effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to Grantee or other appropriate recipient.

                  Subject to Section 6.2, during the lifetime of a Grantee, each Option granted to him shall be exercisable only by the Grantee (or his legal guardian in the event of his Disability) or by a broker-dealer acting on his behalf pursuant to a cashless exercise under the foregoing provisions of this Section 2.3(a).

                  (b) RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of a Stock Option as it may deem advisable, including, without limitation, restrictions under (i) any stockholders' agreement, buy/sell agreement, stockholders' agreement, right of first refusal, non-competition, and any other agreement between the Company and any of its securities holders or employees, (ii) any applicable federal securities laws, (iii) the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or (iv) any blue sky or state securities law applicable to such Shares. Any certificate issued to evidence Shares issued upon the exercise

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         of an Incentive Award may bear such legends and statements as the
         Committee shall deem advisable to assure compliance with federal and state laws and regulations.

                  Any Grantee or other person exercising an Incentive Award may be required by the Committee to give a written representation that the Incentive Award and the Shares subject to the Incentive Award will be acquired for investment and not with a view to public distribution; provided, however, that the Committee, in its sole discretion, may release any person receiving an Incentive Award from any such representations either prior to or subsequent to the exercise of the Incentive Award.

                  (c) NOTIFICATION OF DISQUALIFYING DISPOSITION OF SHARES FROM INCENTIVE STOCK OPTIONS. Notwithstanding any other provision of the Plan, a Grantee who disposes of Shares of Common Stock acquired upon the exercise of an Incentive Stock Option by a sale or exchange either
         (i) within two (2) years after the date of the grant of the Incentive Stock Option under which the Shares were acquired or (ii) within one
         (1) year after the transfer of such Shares to him pursuant to exercise, shall promptly notify the Company of such disposition, the amount realized and his adjusted basis in such Shares.

                  (d) PROCEEDS OF OPTION EXERCISE. The proceeds received by the Company from the sale of Shares pursuant to Stock Options exercised under the Plan shall be used for general corporate purposes.

2.4      STOCK APPRECIATION RIGHTS IN TANDEM WITH NONSTATUTORY STOCK OPTIONS

                  (a) GRANT. The Committee may, at the time of grant of a Nonstatutory Stock Option, or at any time thereafter during the term of the Nonstatutory Stock Option, grant Stock Appreciation Rights with respect to all or any portion of the Shares of Common Stock covered by such Nonstatutory Stock Option. A Stock Appreciation Right in tandem with a Nonstatutory Stock Option is referred to herein as a "Tandem SAR."

                  (b) GENERAL PROVISIONS. The terms and conditions of each Tandem SAR shall be evidenced by an Incentive Agreement. The Option Price per Share of a Tandem SAR shall be fixed in the Incentive Agreement and shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the grant date of the Nonstatutory Stock Option to which it relates.

                  (c) EXERCISE. A Tandem SAR may be exercised at any time the Nonstatutory Stock Option to which it relates is then exercisable, but only to the extent such Nonstatutory Stock Option is exercisable, and shall otherwise be subject to the conditions applicable to such Nonstatutory Stock Option. When a Tandem SAR is exercised, the Nonstatutory Stock Option to which it relates shall terminate to the extent of the number of Shares with respect to which the Tandem SAR is exercised. Similarly, when a Nonstatutory Stock Option is exercised, the Tandem SARs relating to the Shares covered by such Nonstatutory Stock

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         Option exercise shall terminate. Any Tandem SAR which is outstanding on the last day of the term of the related Nonstatutory Stock Option shall be automatically exercised on such date for cash, without the need for any action by the Grantee, to the extent of any Appreciation.

                  (d) SETTLEMENT. Upon exercise of a Tandem SAR, the holder shall receive, for each Share with respect to which the Tandem SAR is exercised, an amount equal to the Appreciation. The Appreciation shall be payable in cash, Common Stock, or a combination of both, as specified in the Incentive Agreement (or in the discretion of the Committee if not so specified). The Appreciation shall be paid within 30 calendar days of the exercise of the Tandem SAR. The number of Shares of Common Stock which shall be issuable upon exercise of a Tandem SAR shall be determined by dividing (1) by (2), where (1) is the number of Shares as to which the Tandem SAR is exercised multiplied by the Appreciation in such shares and (2) is the Fair Market Value of a Share on the exercise date.

2.5      STOCK APPRECIATION RIGHTS INDEPENDENT OF NONSTATUTORY STOCK OPTIONS

                  (a) GRANT. The Committee may grant Stock Appreciation Rights independent of Nonstatutory Stock Options ("Independent SARs").

                  (b) GENERAL PROVISIONS. The terms and conditions of each Independent SAR shall be evidenced by an Incentive Agreement. The exercise price per share of Common Stock shall be not less than one hundred percent (100%) of the Fair Market Value of a Share of Common Stock on the date of grant of the Independent SAR. The term of an Independent SAR shall be determined by the Committee.

                  (c) EXERCISE. Independent SARs shall be exercisable at such time and subject to such terms and conditions as the Committee shall specify in the Incentive Agreement for the Independent SAR grant.

                  (d) SETTLEMENT. Upon exercise of an Independent SAR, the holder shall receive, for each Share specified in the Independent SAR grant, an amount equal to the Spread. The Spread shall be payable in cash, Common Stock, or a combination of both, in the discretion of the Committee or as specified in the Incentive Agreement. The Spread shall be paid within 30 calendar days of the exercise of the Independent SAR. The number of Shares of Common Stock which shall be issuable upon exercise of an Independent SAR shall be determined by dividing (1) by
         (2), where (1) is the number of Shares as to which the Independent SAR is exercised multiplied by the Spread in such Shares and (2) is the Fair Market Value of a Share on the exercise date.

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2.6      RELOAD OPTIONS

         At the discretion of the Committee, the Grantee may be granted under an Incentive Agreement, replacement Stock Options under the Plan that permit the Grantee to purchase an additional number of Shares equal to the number of previously owned Shares surrendered by the Grantee to pay for all or a portion of the Option Price upon exercise of his Stock Options. The terms and conditions of such replacement Stock Options shall be set forth in the Incentive Agreement.

2.7 SUPPLEMENTAL PAYMENT ON EXERCISE OF NONSTATUTORY STOCK OPTIONS OR STOCK APPRECIATION RIGHTS

         The Committee, either at the time of grant or as of the time of exercise of any Nonstatutory Stock Option or Stock Appreciation Right, may provide in the Incentive Agreement for a Supplemental Payment by the Company to the Grantee with respect to the exercise of any Nonstatutory Stock Option or Stock Appreciation Right. The Supplemental Payment shall be in the amount specified by the Committee, which amount shall not exceed the amount necessary to pay the federal and state income tax payable with respect to both the exercise of the Nonstatutory Stock Option and/or Stock Appreciation Right and the receipt of the Supplemental Payment, assuming the holder is taxed at either the maximum effective income tax rate applicable thereto or at a lower tax rate as deemed appropriate by the Committee. The Committee shall have the discretion to grant Supplemental Payments that are payable solely in cash or Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee at the time of payment.

                                   SECTION 3.

                                RESTRICTED STOCK

3.1      AWARD OF RESTRICTED STOCK

                  (a) GRANT. In consideration of the performance of Employment by any Grantee who is an Employee, Consultant or Outside Director, Shares of Restricted Stock may be awarded under the Plan by the Committee with such restrictions during the Restriction Period as the Committee may designate in its discretion, any of which restrictions may differ with respect to each particular Grantee. Restricted Stock shall be awarded for no additional consideration or such additional consideration as the Committee may determine, which consideration may be less than, equal to or more than the Fair Market Value of the shares of Restricted Stock on the grant date. The terms and conditions of each grant of Restricted Stock shall be evidenced by an Incentive Agreement.

                  (b) IMMEDIATE TRANSFER WITHOUT IMMEDIATE DELIVERY OF RESTRICTED STOCK. Unless otherwise specified in the Grantee's Incentive Agreement, each Restricted Stock Award shall constitute an immediate transfer of the record and beneficial ownership of the




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         Shares of Restricted Stock to the Grantee in consideration of the performance of services as an Employee, Consultant or Outside Director, as applicable, entitling such Grantee to all voting and other ownership rights in such Shares.

                  As specified in the Incentive Agreement, a Restricted Stock Award may limit the Grantee's dividend rights during the Restriction Period in which the shares of Restricted Stock are subject to a "substantial risk of forfeiture" (within the meaning given to such term under Code Section 83) and restrictions on transfer. In the Incentive Agreement, the Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of Restricted Stock granted to a Covered Employee, if applicable, is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception. In the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, if applicable, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

                  Shares awarded pursuant to a grant of Restricted Stock may be issued in the name of the Grantee and held, together with a stock power endorsed in blank, by the Committee or Company (or their delegates) or in trust or in escrow pursuant to an agreement satisfactory to the Committee, as determined by the Committee, until such time as the restrictions on transfer have expired. All such terms and conditions shall be set forth in the particular Grantee's Incentive Agreement. The Company or Committee (or their delegates) shall issue to the Grantee a receipt evidencing the certificates held by it which are registered in the name of the Grantee.

3.2      RESTRICTIONS

                  (a) FORFEITURE OF RESTRICTED STOCK. Restricted Stock awarded to a Grantee may be subject to the following restrictions until the expiration of the Restriction Period: (i) a restriction that constitutes a "substantial risk of forfeiture" (as defined in Code
         Section 83), or a restriction on transferability; (ii) unless otherwise specified by the Committee in the Incentive Agreement, the Restricted Stock that is subject to restrictions which are not satisfied shall be forfeited and all rights of the Grantee to such Shares shall terminate; and (iii) any other restrictions that the Committee determines in advance are appropriate, including, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee. Any such restrictions shall be set forth in the particular Grantee's Incentive Agreement.

                  (b) ISSUANCE OF CERTIFICATES. Reasonably promptly after the date of grant with respect to Shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Grantee to whom such Shares of Restricted Stock were granted, evidencing such Shares; provided, however, that the Company shall not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank with respect to such Shares. Each such stock certificate shall bear the following legend or any other legend approved by the Company:

                  The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Allstar Systems, Inc. 2000 Stock Incentive Plan and an Incentive Agreement entered into between the registered owner of such shares and Allstar Systems, Inc. A copy of the Plan and Incentive Agreement are on file in the corporate offices of Allstar Systems, Inc.

         Such legend shall not be removed from the certificate evidencing such Shares of Restricted Stock until such Shares vest pursuant to the terms of the Incentive Agreement.

                  (c) REMOVAL OF RESTRICTIONS. The Committee, in its discretion, shall have the authority to remove any or all of the restrictions on the Restricted Stock if it determines that, by reason of a change in applicable law or another change in circumstance arising after the grant date of the Restricted Stock, such action is appropriate.

3.3      DELIVERY OF SHARES OF COMMON STOCK

         Subject to withholding taxes under Section 7.3 and to the terms of the Incentive Agreement, a stock certificate evidencing the Shares of Restricted Stock with respect to which the restrictions in the Incentive Agreement have been satisfied shall be delivered to the Grantee or other appropriate recipient free of restrictions. Such delivery shall be effected for all purposes when the Company shall have deposited such certificate in the United States mail, addressed to the Grantee or other appropriate recipient.

3.4      SUPPLEMENTAL PAYMENT ON VESTING OF RESTRICTED STOCK

         The Committee, either at the time of grant or vesting of Restricted Stock, may provide for a Supplemental Payment by the Company to the holder in an amount specified by the Committee, which amount shall not exceed the amount necessary to pay the federal and state income tax payable with respect to both the vesting of the Restricted Stock and receipt of the Supplemental Payment, assuming the Grantee is taxed at either the maximum effective income tax rate applicable thereto or at a lower tax rate as deemed appropriate by the Committee. The Committee shall have the discretion to grant Supplemental Payments that are payable solely in cash or Supplemental Payments that are




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payable in cash, Common Stock, or a combination of both, as determined by the
Committee at the time of payment.

                                   SECTION 4.

                    PERFORMANCE UNITS AND PERFORMANCE SHARES

4.1      PERFORMANCE BASED AWARDS

                  (a) GRANT. The Committee is authorized to grant Performance Units and Performance Shares to selected Grantees who are Employees, Outside Directors or Consultants. Each grant of Performance Units and/or Performance Shares shall be evidenced by an Incentive Agreement in such amounts and upon such terms as shall be determined by the Committee. The Committee may make grants of Performance Units or Performance Shares in such a manner that more than one Performance Period is in progress concurrently. For each Performance Period, the Committee shall establish the number of Performance Units or Performance Shares and their contingent values which may vary depending on the degree to which performance criteria established by the Committee are met.

                  (b) PERFORMANCE CRITERIA. At the beginning of each Performance Period, the Committee shall (i) establish for such Performance Period specific financial or non-financial performance objectives that the Committee believes are relevant to the Company's business objectives;
         (ii) determine the value of a Performance Unit or the number of Shares under a Performance Share grant relative to performance objectives; and
         (iii) notify each Grantee in writing of the established performance objectives and, if applicable, the minimum, target, and maximum value of Performance Units or Performance Shares for such Performance Period.

                  (c) MODIFICATION. If the Committee determines, in its discretion exercised in good faith, that the established performance measures or objectives are no longer suitable to the Company's objectives because of a change in the Company's business, operations, corporate structure, capital structure, or other conditions the Committee deems to be appropriate, the Committee may modify the performance measures and objectives to the extent it considers to be necessary. The Committee shall determine whether any such modification would cause the Performance Unit or Performance Share to fail to qualify for the Performance-Based Exception, if applicable.

                  (d) PAYMENT. The basis for payment of Performance Units or Performance Shares for a given Performance Period shall be the achievement of those performance objectives determined by the Committee at the beginning of the Performance Period as specified in the Grantee's Incentive Agreement. If minimum performance is not achieved for a Performance Period, no payment shall be made and all contingent rights shall cease. If minimum performance is achieved or exceeded, the value of a Performance Unit or Performance Share may be based on the degree to which actual performance exceeded the preestablished

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         minimum performance standards. The amount of payment shall be determined by multiplying the number of Performance Units or Performance Shares granted at the beginning of the Performance Period times the final Performance Unit or Performance Share value. Payments shall be made, in the discretion of the Committee as specified in the Incentive Agreement, solely in cash or Common Stock, or a combination of cash and Common Stock, following the close of the applicable Performance Period.

                  (e) SPECIAL RULE FOR COVERED EMPLOYEES. The Committee may establish performance goals applicable to Performance Units or Performance Shares awarded to Covered Employees in such a manner as shall permit payments with respect thereto to qualify for the Performance-Based Exception, if applicable. If a Performance Unit or Performance Share granted to a Covered Employee is intended to comply with the Performance-Based Exception, the Committee in establishing performance goals shall be guided by Treasury Regulation ss. 1.162-27(e)(2) (or its successor).

4.2      SUPPLEMENTAL PAYMENT ON VESTING OF PERFORMANCE UNITS OR PERFORMANCE
         SHARES

         The Committee, either at the time of grant or at the time of vesting of Performance Units or Performance Shares, may provide for a Supplemental Payment by the Company to the Grantee in an amount specified by the Committee, which amount shall not exceed the amount necessary to pay the federal and state income tax payable with respect to both the vesting of such Performance Units or Performance Shares and receipt of the Supplemental Payment, assuming the Grantee is taxed at either the maximum effective income tax rate applicable thereto or at a lower tax rate as seemed appropriate by the Committee. The Committee shall have the discretion to grant Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee at the time of payment.

                                   SECTION 5.

                            OTHER STOCK-BASED AWARDS

5.1      GRANT OF OTHER STOCK-BASED AWARDS

         Other Stock-Based Awards may be awarded by the Committee to selected Grantees that are denominated or payable in, valued in whole or in part by reference to, or otherwise related to, Shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan and the goals of the Company. Other types of Stock-Based Awards include, without limitation, Deferred Stock, purchase rights, Shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, other rights convertible into Shares, Incentive Awards valued by reference to the value of securities of or the performance of a specified Subsidiary, division or department, and settlement in cancellation of rights of any person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored, maintained or participated in by the Company or any Parent or Subsidiary. As is the case with other Incentive Awards, Other

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Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other Incentive Awards.

5.2      OTHER STOCK-BASED AWARD TERMS

                  (a) WRITTEN AGREEMENT. The terms and conditions of each grant of an Other Stock-Based Award shall be evidenced by an Incentive Agreement.

                  (b) PURCHASE PRICE. Except to the extent that an Other Stock-Based Award is granted in substitution for an outstanding Incentive Award or is delivered upon exercise of a Stock Option, the amount of consideration required to be received by the Company shall be either (i) no consideration other than services actually rendered (in the case of authorized and unissued shares) or to be rendered, or (ii) in the case of an Other Stock-Based Award in the nature of a purchase right, consideration (other than services rendered or to be rendered) at least equal to 50% of the Fair Market Value of the Shares covered by such grant on the date of grant (or such percentage higher than 50% that is required by any applicable tax or securities law).

                  (c) PERFORMANCE CRITERIA AND OTHER TERMS. In its discretion, the Committee may specify such criteria, periods or goals for vesting in Other Stock-Based Awards and payment thereof to the Grantee as it shall determine; and the extent to which such criteria, periods or goals have been met shall be determined by the Committee. All terms and conditions of Other Stock-Based Awards shall be determined by the Committee and set forth in the Incentive Agreement. The Committee may also provide for a Supplemental Payment similar to such payment as described in Section 4.2.

                  (d) PAYMENT. Other Stock-Based Awards may be paid in Shares of Common Stock or other consideration related to such Shares, in a single payment or in installments on such dates as determined by the Committee, all as specified in the Incentive Agreement.

                  (e) DIVIDENDS. The Grantee of an Other Stock-Based Award shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of Shares covered by the Other Stock-Based Award, as determined by the Committee and set forth in the Incentive Agreement. The Committee may also provide in the Incentive Agreement that such amounts (if any) shall be deemed to have been reinvested in additional Shares of Common Stock.

                                   SECTION 6.

                    PROVISIONS RELATING TO PLAN PARTICIPATION

6.1      PLAN CONDITIONS

                  (a) INCENTIVE AGREEMENT. Each Grantee to whom an Incentive Award is granted shall be required to enter into an Incentive Agreement with the Company, in such a form as is provided by the Committee. The Incentive Agreement shall contain specific terms as determined by the Committee, in its discretion, with respect to the Grantee's particular Incentive Award. Such terms need not be uniform among all Grantees or any similarly- situated Grantees. The Incentive Agreement may include, without limitation, vesting, forfeiture and other provisions particular to the particular Grantee's Incentive Award, as well as, for example, provisions to the effect that the Grantee (i) shall not disclose any confidential information acquired during Employment with the Company,
         (ii) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (iii) shall not interfere with the employment or other service of any employee, (iv) shall not compete with the Company or become involved in a conflict of interest with the interests of the Company, (v) shall forfeit an Incentive Award if terminated for Cause, (vi) shall not be permitted to make an election under Section 83(b) of the Code when applicable, and (vii) shall be subject to any other agreement between the Grantee and the Company regarding Shares that may be acquired under an Incentive Award including, without limitation, a stockholders' agreement or other agreement restricting the transferability of Shares by Grantee. An Incentive Agreement shall include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any individual Grantee. The Incentive Agreement shall be signed by the Grantee to whom the Incentive Award is made and by an Authorized Officer.

                  (b) NO RIGHT TO EMPLOYMENT. Nothing in the Plan or any instrument executed pursuant to the Plan shall create any Employment rights (including without limitation, rights to continued Employment) in any Grantee or affect the right of the Company to terminate the Employment of any Grantee at any time without regard to the existence of the Plan.

                  (c) SECURITIES REQUIREMENTS. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any Shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities, and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares of Common Stock pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its discretion, deems necessary or desirable.

                  If the Shares issuable on exercise of an Incentive Award are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such Shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

                  THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

6.2      TRANSFERABILITY

         Incentive Awards granted under the Plan shall not be transferable or assignable other than: (a) by will or the laws of descent and distribution or
(b) pursuant to a qualified domestic relations order (as defined by Section 414(p) of the Code); provided, however, only with respect to Incentive Awards consisting of Nonstatutory Stock Options, the Committee may, in its discretion, authorize all or a portion of the Nonstatutory Stock Options to be granted on terms which permit transfer by the Grantee to (i) the members of the Grantee's Immediate Family, (ii) a trust or trusts for the exclusive benefit of such Immediate Family, (iii) a partnership in which such members of such Immediate Family are the only partners, or (iv) any other entity owned solely by members of the Immediate Family; provided that (A) there may be no consideration for any such transfer, (B) the Incentive Agreement pursuant to which such Nonstatutory Stock Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 6.2, and
(C) subsequent transfers of transferred Nonstatutory Stock Options shall be prohibited except in accordance with clauses (a) and (b) (above) of this sentence. Following any permitted transfer, the Nonstatutory Stock Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term "Grantee" shall be deemed to refer to the transferee. The events of termination of employment, as set out in Section 6.6 and in the Incentive Agreement, shall continue to be applied with respect to the original Grantee, and the Incentive Award shall be exercisable by the transferee only to the extent, and for the periods, specified in the Incentive Agreement.

         Except as may otherwise be permitted under the Code, in the event of a permitted transfer of a Nonstatutory Stock Option hereunder, the original Grantee shall remain subject to withholding taxes upon exercise. In addition, the Company and the Committee shall have no obligation to provide




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any notices to any Grantee or transferee thereof, including, for example, notice of the expiration of an Incentive Award following the original Grantee's termination of employment.

         No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee has been furnished with a copy of the deceased Grantee's enforceable will or such other evidence as the Committee deems necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section 6.2 shall be void and ineffective. All determinations under this Section 6.2 shall be made by the Committee in its discretion.

6.3      RIGHTS AS A STOCKHOLDER

                  (a) NO STOCKHOLDER RIGHTS. Except as otherwise provided in
         Section 3.1(b) for grants of Restricted Stock, a Grantee of an Incentive Award (or a permitted transferee of such Grantee) shall have no rights as a stockholder with respect to any Shares of Common Stock until the issuance of a stock certificate for such Shares.

                  (b) REPRESENTATION OF OWNERSHIP. In the case of the exercise of an Incentive Award by a person or estate acquiring the right to exercise such Incentive Award by reason of the death or Disability of a Grantee, the Committee may require reasonable evidence as to the ownership of such Incentive Award or the authority of such person and may require such consents and releases of taxing authorities as the Committee may deem advisable.

6.4      LISTING AND REGISTRATION OF SHARES OF COMMON STOCK

         The exercise of any Incentive Award granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which Shares of Common Stock are traded. The Committee may, in its discretion, defer the effectiveness of any exercise of an Incentive Award in order to allow the issuance of Shares of Common Stock to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Grantee in writing of its decision to defer the effectiveness of the exercise of an Incentive Award. During the period that the effectiveness of the exercise of an Incentive Award has been deferred, the Grantee may, by written notice to the Committee, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

6.5      CHANGE IN STOCK AND ADJUSTMENTS

                  (a) CHANGES IN LAW OR CIRCUMSTANCES. Subject to Section 6.7 (which only applies in the event of a Change of Control), in the event of any change in applicable laws or any change in circumstances which results in or would result in any dilution of the rights granted under the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan, then, if the Committee should determine, in its




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         absolute discretion, that such change equitably requires an adjustment in the number or kind of shares of stock or other securities or property theretofore subject, or which may become subject, to issuance or transfer under the Plan or in the terms and conditions of outstanding Incentive Awards, such adjustment shall be made in accordance with such determination. Such adjustments may include changes with respect to (i) the aggregate number of Shares that may be issued under the Plan, (ii) the number of Shares subject to Incentive Awards, and (iii) the price per Share for outstanding Incentive Awards. Any adjustment under this paragraph of an outstanding Incentive Stock Option shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code unless otherwise agreed to by the Grantee in writing. The Committee shall give notice to each applicable Grantee of such adjustment which shall be effective and binding.

                  (b) EXERCISE OF CORPORATE POWERS. The existence of the Plan or outstanding Incentive Awards hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company's capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

                  (c) RECAPITALIZATION OF THE COMPANY. Subject to Section 6.7 (which only applies in the event of a Change in Control), if while there are Incentive Awards outstanding, the Company shall effect any subdivision or consolidation of Shares of Common Stock or other capital readjustment, the payment of a stock dividend, stock split, combination of Shares, recapitalization or other increase or reduction in the number of Shares outstanding, without receiving compensation therefor in money, services or property, then the number of Shares available under the Plan and the number of Incentive Awards which may thereafter be exercised shall (i) in the event of an increase in the number of Shares outstanding, be proportionately increased and the Fair Market Value of the Incentive Awards awarded shall be proportionately reduced; and (ii) in the event of a reduction in the number of Shares outstanding, be proportionately reduced, and the Fair Market Value of the Incentive Awards awarded shall be proportionately increased. The Committee shall take such action and whatever other action it deems appropriate, in its discretion, so that the value of each outstanding Incentive Award to the Grantee shall not be adversely affected by a corporate event described in this subsection (c).

                  (d) ISSUE OF COMMON STOCK BY THE COMPANY. Except as hereinabove expressly provided in this Section 6.5 and subject to
         Section 6.7 in the event of a Change in Control, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon any conversion of




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         shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or Fair Market Value of, any Incentive Awards then outstanding under previously granted Incentive Awards; provided, however, in such event, outstanding Shares of Restricted Stock shall be treated the same as outstanding unrestricted Shares of Common Stock.

                  (e) ASSUMPTION UNDER THE PLAN OF OUTSTANDING STOCK OPTIONS. Notwithstanding any other provision of the Plan, the Committee, in its absolute discretion, may authorize the assumption and continuation under the Plan of outstanding and unexercised stock options or other types of stock-based incentive awards that were granted under a stock option plan (or other type of stock incentive plan or agreement) that is or was maintained by a corporation or other entity that was merged into, consolidated with, or whose stock or assets were acquired by, the Company as the surviving corporation. Any such action shall be upon such terms and conditions as the Committee, in its discretion, may deem appropriate, including provisions to preserve the holder's rights under the previously granted and unexercised stock option or other stock-based incentive award, such as, for example, retaining an existing exercise price under an outstanding stock option. Any such assumption and continuation of any such previously granted and unexercised incentive award shall be treated as an outstanding Incentive Award under the Plan and shall thus count against the number of Shares reserved for issuance pursuant to Section 1.4. In addition, any Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall reduce the Shares available for grants under Section 1.4.

                  (f) ASSUMPTION OF INCENTIVE AWARDS BY A SUCCESSOR. Subject to the accelerated vesting and other provisions of Section 6.7 that apply in the event of a Change in Control, in the event of a Corporate Event (defined below), each Grantee shall be entitled to receive, in lieu of the number of Shares subject to Incentive Awards, such shares of capital stock or other securities or property as may be issuable or payable with respect to or in exchange for the number of Shares which Grantee would have received had he exercised the Incentive Award immediately prior to such Corporate Event, together with any adjustments (including, without limitation, adjustments to the Option Price and the number of Shares issuable on exercise of outstanding Stock Options). For this purpose, Shares of Restricted Stock shall be treated the same as unrestricted outstanding Shares of Common Stock. A "Corporate Event" means any of the following: (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets, or (iii) a merger, consolidation or combination involving the Company (other than a merger, consolidation or combination (A) in which the Company is the continuing or surviving corporation and (B) which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof). The Committee shall take whatever other action it deems appropriate to preserve the rights of Grantees holding outstanding Incentive Awards.




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                  Notwithstanding the previous paragraph of this Section 6.5(f), but subject to the accelerated vesting and other provisions of Section
         6.7 that apply in the event of a Change in Control, the Committee, in its discretion, if it determines that such action is in the best interests of the Company, shall have the right and power to:

                           (i) cancel, effective immediately prior to the
                  occurrence of the Corporate Event, each outstanding Incentive Award (whether or not then exercisable) and, in full consideration of such cancellation, pay to the Grantee an amount in cash equal to the excess of (A) the value, as determined by the Committee, of the property (including cash) received by the holders of Common Stock as a result of such Corporate Event over (B) the exercise price of such Incentive Award, if any; provided, however, this subsection (i) shall be inapplicable to an Incentive Award granted within six (6) months before the occurrence of the Corporate Event but only if the Grantee is an Insider and such disposition is not exempt under Rule 16b-3 (or other rules preventing liability of the Insider under Section 16(b) of the Exchange Act) and, in that event, the provisions hereof shall be applicable to such Incentive Award after the expiration of six (6) months from the date of grant; or

                           (ii) provide for the exchange of each Incentive Award
                  outstanding immediately prior to such Corporate Event (whether or not then exercisable) for another award with respect to the Common Stock or other property for which such Incentive Award is exchangeable and, incident thereto, make an equitable adjustment as determined by the Committee, in its discretion, in the exercise price of the Incentive Award, if any, or in the number of Shares or amount of property (including cash) subject to the Incentive Award.

         The Committee, in its discretion, shall have the authority to take whatever action it deems to be necessary or appropriate to effectuate the provisions of this subsection (f).

6.6      TERMINATION OF EMPLOYMENT, DEATH, DISABILITY AND RETIREMENT

                  (a) TERMINATION OF EMPLOYMENT. Unless otherwise expressly provided in the Grantee's Incentive Agreement, if the Grantee's Employment is terminated for any reason other than due to his death, Disability, Retirement or for Cause, any non-vested portion of any Stock Option or other applicable Incentive Award at the time of such termination shall automatically expire and terminate and no further vesting shall occur after the termination date. In such event, except as otherwise expressly provided in his Incentive Agreement, the Grantee shall be entitled to exercise his rights only with respect to the portion of the Incentive Award that was vested as of his termination of Employment date for a period that shall end on the earlier of (i) the expiration date set forth in the Incentive Agreement or (ii) ninety
         (90) days after the date of his termination of Employment.




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                  (b) TERMINATION OF EMPLOYMENT FOR CAUSE. Unless otherwise
         expressly provided in the Grantee's Incentive Agreement, in the event of the termination of a Grantee's Employment for Cause, all vested and non-vested Stock Options and other Incentive Awards granted to such Grantee shall immediately expire, and shall not be exercisable to any extent, as of 12:01 a.m. (CST) on the date of such termination of Employment.

                  (c) RETIREMENT. Unless otherwise expressly provided in the Grantee's Incentive Agreement, upon the termination of Employment due to the Retirement of any Employee who is a Grantee:

                           (i) any non-vested portion of any outstanding Option
                  or other Incentive Award shall immediately terminate and no further vesting shall occur; and

                           (ii) any vested Option or other Incentive Award shall
                  expire on the earlier of (A) the expiration date set forth in the Incentive Agreement for such Incentive Award; or (B) the expiration of (1) six months after the date of his termination of Employment due to Retirement in the case of any Incentive Award other than an Incentive Stock Option or (2) three months after his termination date in the case of an Incentive Stock Option.

                  (d) DISABILITY OR DEATH. Unless otherwise expressly provided in the Grantee's Incentive Agreement, upon termination of Employment as a result of the Grantee's Disability or death:

                           (i) any nonvested portion of any outstanding Option
                  or other applicable Incentive Award shall immediately terminate upon termination of Employment and no further vesting shall occur; and

                           (ii) any vested Incentive Award shall expire on the
                  earlier of either (A) the expiration date set forth in the Incentive Agreement or (B) the one year anniversary date of the Grantee's termination of Employment date.

                  In the case of any vested Incentive Stock Option held by an Employee following termination of Employment, notwithstanding the definition of "Disability" in Section 1.2, whether the Employee has incurred a "Disability" for purposes of determining the length of the Option exercise period following termination of Employment under this paragraph (d) shall be determined by reference to Section 22(e)(3) of the Code to the extent required by Section 422(c)(6) of the Code. The Committee shall determine whether a Disability for purposes of this subsection (d) has occurred.

                  (e) CONTINUATION. Subject to the conditions and limitations of the Plan and applicable law and regulation in the event that a Grantee ceases to be an Employee, Outside Director or Consultant, as applicable, for whatever reason, the Committee and Grantee may




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         mutually agree with respect to any outstanding Option or other
         Incentive Award then held by the Grantee (i) for an acceleration or other adjustment in any vesting schedule applicable to the Incentive Award, (ii) for a continuation of the exercise period following termination for a longer period than is otherwise provided under such Incentive Award, or (iii) to any other change in the terms and conditions of the Incentive Award. In the event of any such change to an outstanding Incentive Award, a written amendment to the Grantee's Incentive Agreement shall be required.

6.7      CHANGE IN CONTROL

         Notwithstanding any contrary provision in the Plan, in the event of a Change in Control (as defined below), the following actions shall automatically occur as of the day immediately preceding the Change in Control date unless expressly provided otherwise in the Grantee's Incentive Agreement:

                  (a) all of the Stock Options and Stock Appreciation Rights then outstanding shall become 100% vested and immediately and fully exercisable;

                  (b) all of the restrictions and conditions of any Restricted Stock and any Other Stock-Based Awards then outstanding shall be deemed satisfied, and the Restriction Period with respect thereto shall be deemed to have expired, and thus each such Incentive Award shall become free of all restrictions and fully vested; and

                  (c) all of the Performance Shares, Performance Units and any Other Stock-Based Awards shall become fully vested, deemed earned in full, and promptly paid within thirty (30) days to the affected Grantees without regard to payment schedules and notwithstanding that the applicable performance cycle, retention cycle or other restrictions and conditions have not been completed or satisfied.

         Notwithstanding any other provision of this Plan, unless otherwise expressly provided in the Grantee's Incentive Agreement, the provisions of this
Section 6.7 may not be terminated, amended, or modified to adversely affect any Incentive Award theretofore granted under the Plan without the prior written consent of the Grantee with respect to his outstanding Incentive Awards subject, however, to the last paragraph of this Section 6.7.

         For all purposes of this Plan, a "CHANGE IN CONTROL" of the Company means the occurrence of any one or more of the following events:

                  (a) The acquisition by any individual, entity or group (within the meaning of 14(d)(2) of the Exchange Act (a "PERSON")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "OUTSTANDING COMPANY STOCK") or
         (ii) the combined voting power of the then outstanding voting securities of the Company




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         entitled to vote generally in the election of directors (the
         "OUTSTANDING COMPANY VOTING SECURITIES"); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company or any Subsidiary, (ii) any acquisition by the Company or any Subsidiary or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (iii) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar business combination involving the Company (a "MERGER"), if, following such Merger, the conditions described in clauses (i) and (ii) Section 6.7(c) (below) are satisfied;

                  (b) Individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

                  (c) Approval by the shareholders of the Company of a Merger, unless immediately following such Merger, (i) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to Merger beneficially own, directly or indirectly, more than 50% of the common stock of the corporation resulting from such Merger in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to such Merger and (ii) at least a majority of the members of the board of directors of the corporation resulting from such Merger were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Merger;

                  (d) The sale or other disposition of all or substantially all of the assets of the Company, unless immediately following such sale or other disposition, (i) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to the consummation of such sale or other disposition beneficially own, directly or indirectly, more than 50% of the common stock of the corporation acquiring such assets in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to the consummation of such sale or disposition, and (ii) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

                  (e) Any other event that a majority of the Board, in its sole discretion, determines to constitute a Change in Control hereunder.




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         Notwithstanding the occurrence of any of the foregoing events of this
Section 6.7 which would otherwise result in a Change in Control, the Board may determine in its discretion, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting or reasonably leading to a Change in Control shall not be deemed a Change in Control hereunder. Such determination shall be effective only if it is made by the Board prior to the occurrence of an event that otherwise would be, or reasonably lead to, a Change in Control, or after such event only if made by the Board a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be, or reasonably lead to, a Change in Control.


6.8      EXCHANGE OF INCENTIVE AWARDS

         The Committee may, in its discretion, permit any Grantee to surrender outstanding Incentive Awards in order to exercise or realize his rights under other Incentive Awards or in exchange for the grant of new Incentive Awards, or require holders of Incentive Awards to surrender outstanding Incentive Awards (or comparable rights under other plans or arrangements) as a condition precedent to the grant of new Incentive Awards.

6.9      FINANCING

         The Company may extend and maintain, or arrange for and guarantee, the extension and maintenance of financing to any Grantee to purchase Shares pursuant to exercise of an Incentive Award upon such terms as are approved by the Committee in its discretion.

                                   SECTION 7.

                                     GENERAL

7.1      EFFECTIVE DATE AND GRANT PERIOD

         This Plan is adopted by the Board effective as of March 15, 2000 (the "EFFECTIVE DATE") subject to the approval of the stockholders of the Company within one year from the Effective Date. Incentive Awards may be granted under the Plan at any time prior to receipt of such stockholder approval; provided, however, if the requisite stockholder approval is not obtained then any Incentive Awards granted hereunder shall automatically become null and void and of no force or effect. Unless sooner terminated by the Board, no Incentive Award shall be granted under the Plan after ten (10) years from the Effective Date.

7.2      FUNDING AND LIABILITY OF COMPANY

         No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made, or otherwise to segregate any assets. In addition, the Company shall not be




                                      D-39
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required to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for purposes of the Plan. Although bookkeeping accounts may be established with respect to Grantees who are entitled to cash, Common Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto. The Plan shall not be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto. Any liability or obligation of the Company to any Grantee with respect to an Incentive Award shall be based solely upon any contractual obligations that may be created by this Plan and any Incentive Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company, the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

7.3      WITHHOLDING TAXES

                  (a) TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan or an Incentive Award hereunder. Upon the lapse of restrictions on Restricted Stock, the Committee, in its discretion, may elect to satisfy the tax withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction.

                  (b) SHARE WITHHOLDING. With respect to tax withholding required upon the exercise of Stock Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of any Incentive Awards, Grantees may elect, subject to the approval of the Committee in its discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be made in writing, signed by the Grantee, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.

                  (c) INCENTIVE STOCK OPTIONS. With respect to Shares received by a Grantee pursuant to the exercise of an Incentive Stock Option, if such Grantee disposes of any such Shares within (i) two years from the date of grant of such Option or (ii) one year after the transfer of such shares to the Grantee, the Company shall have the right to withhold from any salary, wages or other compensation payable by the Company to the Grantee an amount sufficient to satisfy federal, state and local tax withholding requirements attributable to such disqualifying disposition.




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                  (d) LOANS. The Committee may provide for loans, on either a short term or demand basis, from the Company to a Grantee who is an Employee or Consultant to permit the payment of taxes required by law.

7.4      NO GUARANTEE OF TAX CONSEQUENCES

         Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

7.5      DESIGNATION OF BENEFICIARY BY PARTICIPANT

         Each Grantee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Grantee in writing with the Committee during the Grantee's lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee's death shall be paid to the Grantee's estate.

7.6      DEFERRALS

         The Committee may permit a Grantee to defer such Grantee's receipt of the payment of cash or the delivery of Shares that would, otherwise be due to such Grantee by virtue of the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units, Performance Shares or Other Stock-Based Awards. If any such deferral election is permitted, the Committee shall, in its discretion, establish rules and procedures for such payment deferrals to the extent required for tax deferral of compensation under the Code.

7.7      AMENDMENT AND TERMINATION

         The Board and CEO shall each have the power and authority to terminate or amend the Plan at any time; provided, however, the Board or CEO shall not, without the approval of the stockholders of the Company within the time period required by applicable law, (a) except as provided in Section 6.5, increase the maximum number of Shares which may be issued under the Plan pursuant to Section 1.4, (b) amend the requirements as to the class of Employees eligible to purchase Common Stock under the Plan, (c) extend the term of the Plan, or, if the Company is a Publicly Held Corporation (i) increase the maximum limits on Incentive Awards to Covered Employees as set for compliance with the Performance-Based Exception, or (ii) decrease the authority granted to the Committee under the Plan in contravention of Rule 16b-3 under the Exchange Act.




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

         No termination, amendment, or modification of the Plan shall adversely affect in any material way any outstanding Incentive Award previously granted to a Grantee under the Plan, without the written consent of such Grantee or other designated holder of such Incentive Award.

         In addition, to the extent that the Committee determines that (a) the listing for qualification requirements of any national securities exchange or quotation system on which the Company's Common Stock is then listed or quoted, if applicable, or (b) the Code (or regulations promulgated thereunder), require stockholder approval in order to maintain compliance with such listing requirements or to maintain any favorable tax advantages or qualifications, then the Plan shall not be amended in such respect without approval of the Company's stockholders.

7.8      REQUIREMENTS OF LAW

                  (a) GOVERNMENTAL ENTITIES AND SECURITIES EXCHANGES. The granting of Incentive Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules and regulations of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation, and any applicable federal or state securities law, if applicable. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

                  (b) SECURITIES ACT RULE 701. If no class of the Company's securities is registered under Section 12 of the Exchange Act, then unless otherwise determined by the Committee, grants of Incentive Awards to "Rule 701 Grantees" (as defined below) and issuances of the underlying shares of Common Stock, if any, on the exercise or conversion of such Incentive Awards are intended to comply with all applicable conditions of Securities Act Rule 701 ("Rule 701"), including, without limitation, the restrictions as to the amount of securities that may be offered and sold in reliance on Rule 701, so as to qualify for an exemption from the registration requirements of the Securities Act. Any ambiguities or inconsistencies in the construction of an Incentive Award or the Plan shall be interpreted to give effect to such intention. In accordance with Rule 701, each Grantee shall receive a copy of the Plan on or before the date an Incentive Award is granted to him, as well as the additional disclosure required by Rule 701(e) if the aggregate sales price or amount of securities sold during any consecutive 12-month period exceeds $5,000,000 as determined under Rule 701(e). If Rule 701 (or any successor provision) is amended to eliminate or otherwise modify any of the requirements specified in Rule 701, then the provisions of this subsection 7.8(b) shall be interpreted and construed in accordance with Rule 701 as so amended. For purposes of this subsection 7.8(b), as determined in accordance with Rule 701, "Rule 701 Grantees" shall mean any Grantee other than a director of the Company, the Company's chairman, chief executive officer, president, chief financial officer, controller and any vice president of the Company, and any other key employee of the Company who generally has access to financial and other business related information and possesses sufficient sophistication to understand and evaluate such information.

7.9      RULE 16B-3 SECURITIES LAW COMPLIANCE FOR INSIDERS

         If the Company is a Publicly Held Corporation, transactions under the Plan with respect to Insiders are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. Any ambiguities or inconsistencies in the construction of an Incentive Award or the Plan shall be interpreted to give effect to such intention, and to the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion.

7.10     COMPLIANCE WITH CODE SECTION 162(M) FOR PUBLICLY HELD CORPORATION

         If the Company is a Publicly Held Corporation, unless otherwise determined by the Committee with respect to any particular Incentive Award, it is intended that the Plan shall comply fully with the applicable requirements so that any Incentive Awards subject to Section 162(m) that are granted to Covered Employees shall qualify for the Performance-Based Exception, except for grants of Nonstatutory Stock Options with an Option Price set at less than the Fair Market Value of a Share on the date of grant. If any provision of the Plan or an Incentive Agreement would disqualify the Plan or would not otherwise permit the Plan or Incentive Award to comply with the Performance-Based Exception as so intended, such provision shall be construed or deemed to be amended to conform to the requirements of the Performance-Based Exception to the extent permitted by applicable law and deemed advisable by the Committee; provided, however, no such construction or amendment shall have an adverse effect on the prior grant of an Incentive Award or the economic value to a Grantee of any outstanding Incentive Award.

7.11     SUCCESSORS TO COMPANY

         All obligations of the Company under the Plan with respect to Incentive Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

7.12     MISCELLANEOUS PROVISIONS

                  (a) No Employee, Consultant, Outside Director, or other person shall have any claim or right to be granted an Incentive Award under the Plan. Neither the Plan, nor any action taken hereunder, shall be construed as giving any Employee, Consultant, or Outside Director any right to be retained in the Employment or other service of the Company or any Parent or Subsidiary.

                  (b) The expenses of the Plan shall be borne by the Company.

                  (c) By accepting any Incentive Award, each Grantee and each person claiming by or through him shall be deemed to have indicated his acceptance of the Plan.

7.13     SEVERABILITY

         In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.

7.14     GENDER, TENSE AND HEADINGS

         Whenever the context so requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the interpretation or construction of the Plan.

7.15     GOVERNING LAW

         The Plan shall be interpreted, construed and constructed in accordance with the laws of the State of Texas without regard to its conflicts of law provisions, except as may be superseded by applicable laws of the United States.

         IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed in its name and on its behalf by its duly authorized officer.


                                       ALLSTAR SYSTEMS, INC.


                                       By: /s/ James H. Long
                                          --------------------------------------
                                       Name: James H. Long
                                            ------------------------------------
                                       Title: Chief Executive Officer
                                             -----------------------------------




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
                                                           ALLSTAR SYSTEMS, INC.
           PROXY                                          6401 SOUTHWEST FREEWAY
                                                           HOUSTON, TEXAS 77074

THIS PRODUCT IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ALLSTAR SYSTEMS,
        INC. SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2000

     The undersigned stockholder of Allstar Systems, Inc. (the "Company") hereby appoints each of James H. Long and Donald R. Chadwick attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned at the Allstar Systems, Inc. Special Meeting of Stockholders of the Company to be held at the Company's corporate offices at 6401 Southwest Freeway, Houston, Texas 77074, on May 19, 2000, at 10:00 a.m., central time, and at any adjournments of said meeting, all of the shares of Company Common Stock which the undersigned may be entitled to vote.

1. APPROVAL OF THE ASSET PURCHASE AGREEMENT PURSUANT TO WHICH WE WILL SALE OUR COMPUTER PRODUCTS DIVISION AND EL PASO IT SERVICES BUSINESS TO AMHERST COMPUTER PRODUCTS SOUTHWEST, L.P.

         [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

2.       APPROVAL OF THE 2000 STOCK INCENTIVE PLAN

         [ ] FOR           [ ] AGAINST           [ ] ABSTAIN


                                                         CONTINUED ON OTHER SIDE

                           CONTINUED FROM OTHER SIDE

3. In their discretion, upon such other matters as may properly come before the meeting; hereby revoking any proxy or proxies regarding such matters heretofore given by the undersigned.

The board of directors recommends a vote FOR each proposal above and if no specification is made, the shares will be voted FOR approval of the Asset Purchase Agreement and FOR approval of the Incentive Plan. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Allstar Stockholders and the Proxy Statement furnished herewith.

                                                Date                       ,2000
                                                    -----------------------

                                                --------------------------------
                                                    Stockholders's Signature

                                                --------------------------------
                                                    Stockholders's Signature

Signature should agree with name printed hereon. If Stock is held in the name of more than one person, EACH joint owner should sign. Executives, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

                PLEASE SIGN AND RETURN IN THE ENVELOPE ENCLOSED